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TABLE OF CONTENTS

Exhibit 2.1

ANNEX A

        AMENDED AND RESTATED
BUSINESS COMBINATION AGREEMENT
dated as of
September 11, 2017
by and among
ESTRE AMBIENTAL S.A.,
BOULEVARD ACQUISITION CORP II CAYMAN HOLDING COMPANY,
BII MERGER SUB CORP.
and
BOULEVARD ACQUISITION CORP. II

EXHIBITS

Exhibit A—RESERVED
Exhibit B—RESERVED
Exhibit C—Restructuring
Exhibit D—Form of Registration Rights and Lock-Up Agreement
Exhibit E—Form of Warrant Amendment
Exhibit F—Spin-off
Exhibit G—Debt Restructuring
Exhibit H—Boulevard Amended and Restated Certificate of Incorporation
Exhibit I—Exchange Agreement
Exhibit J—Newco Memorandum and Articles of Association
ANNEXES
Annex A—Newco Board of Directors Annex B—Stock Option Plan Principles

v

 BUSINESS COMBINATION AGREEMENT

        This Business Combination Agreement (this "Agreement"), dated as of September 11, 2017, is entered into by and among ESTRE AMBIENTAL S.A., a sociedade anônima organized under the laws of Brazil (the "Company"), Boulevard Acquisition Corp II Cayman Holding Company, an exempted company limited by shares incorporated under the laws of the Cayman Islands ("Newco"), BII Merger Sub Corp., a Delaware corporation and a direct wholly owned subsidiary of Newco ("Merger Sub"), and BOULEVARD ACQUISITION CORP. II, a Delaware corporation ("Boulevard").

        WHEREAS, the Company and Boulevard previously entered into that certain Business Combination Agreement, dated as of August 15, 2017 (the "Original BCA");

        WHEREAS, it was contemplated in the Original BCA that each of Newco and Merger Sub shall become a party to this Agreement for all purposes and subject to the terms and conditions hereunder promptly after its incorporation;

        WHEREAS, in light of the foregoing, the parties have recognized the need to amend and restate in its entirety the Original BCA to reflect the addition of Newco and Merger Sub as parties to this Agreement and certain other structuring issues which have developed subsequent to the execution of the Original BCA;

        WHEREAS, the Company and Newco shall complete a restructuring pursuant to, and substantially in accordance with, the steps set forth on Exhibit C to this Agreement (the "Restructuring" and the steps of the Restructuring to be completed by, and effective as of, the Effective Time being referred to as the "Pre-Closing Restructuring" and the steps of the Restructuring, other than the Pre-Closing Restructuring, being referred to as the "Post-Closing Restructuring");

        WHEREAS, it is contemplated that Newco shall, promptly following its incorporation, organize a Brazilian limited liability company ("BR Holdco") solely for purposes of implementing certain of the steps to the Restructuring as described on Exhibit C;

        WHEREAS, all of the Company's shareholders have entered into, concurrently with the execution of the Original BCA, that certain agreement approving certain steps of the Restructuring, including the exchange of shares in the Company for shares of Newco as described on Exhibit C (the "Cooperation Agreement"; it being understood that any transferee of such shares prior to the Closing shall execute a joinder to such Cooperation Agreement effective as of the date such transferee acquires shares in the Company) which includes an agreement of such shareholder not to enter into any other transaction relating to their shares, subject to the terms and conditions of such Cooperation Agreement;

        WHEREAS, following the consummation of the Pre-Closing Restructuring and immediately prior to the Effective Time, assuming the Angra Contribution has occurred on or prior to such date, there shall be 35,399,681 Newco Shares outstanding, all of which shall be owned by parties to the Cooperation Agreement;

        WHEREAS, Boulevard is a blank check company incorporated to effect a Business Combination (as defined below);

        WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), the applicable parties will, as promptly as practicable following consummation of the Pre-Closing Restructuring, consummate the business combination transaction contemplated hereby pursuant to which Merger Sub will merge with and into Boulevard with Boulevard surviving such merger as a wholly owned subsidiary of Newco (the "Merger"), and, as a result of the Merger, all shares of Boulevard Common Stock and Boulevard Warrants shall be converted into the right to receive the consideration as set forth in this Agreement and the applicable parties will, as promptly as practicable following the consummation of the Merger, consummate the Post-Closing Restructuring;

        WHEREAS, in connection with the Merger and as required by Boulevard's Certificate of Incorporation (and subject to the terms of this Agreement and the Trust Agreement), certain Boulevard Stockholders will be provided an opportunity to have their shares of Boulevard Class A Common Stock redeemed for cash rather than receive consideration in the Merger consideration;

        WHEREAS, the respective boards of directors of Boulevard, Newco and Merger Sub have approved and declared advisable the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions of this Agreement;

        WHEREAS, the respective boards of directors of the Company and Newco have approved the transactions contemplated by this Agreement, including the steps of the Restructuring applicable to them, upon the terms and subject to the conditions of this Agreement;

        WHEREAS, as of the Closing, the certificate of incorporation of Boulevard shall be amended and restated in the form attached as Exhibit H to this Agreement (the "Boulevard A&R Certificate of Incorporation") until thereafter amended as provided by law and such certificate of incorporation (and Boulevard will change its name as agreed to by the parties prior to the Closing Date);

        WHEREAS, concurrently with the consummation of the Merger, Newco, certain stockholders of Boulevard and certain shareholders of Newco (that were former shareholders of the Company immediately prior to contribution of their shares in the Company to Newco as part of the Pre-Closing Restructuring) will enter into a registration rights and lock-up agreement in the form attached as Exhibit D to this Agreement (the "Registration Rights and Lock-Up Agreement");

        WHEREAS, concurrently with the consummation of the Merger, Newco, Boulevard and the holders of Boulevard's Class B Common Stock will enter into an exchange and support agreement in the form attached as Exhibit I to this Agreement (the "Exchange and Support Agreement")

        WHEREAS, concurrently with the execution of the Original BCA, certain shareholders of the Company and Boulevard Sponsor entered into a warrant option agreement (the "Warrant Option Agreement") pursuant to which (and subject to the conditions therein), such shareholders of the Company will have the right to purchase up to an aggregate of 2,925,000 of the Boulevard Warrants owned by Boulevard Sponsor, which purchase, if any, will be consummated immediately prior to the Effective Time for one dollar ($1.00) per warrant in accordance with the terms and conditions therein; and

        WHEREAS, concurrently with the execution of the Original BCA, Boulevard Sponsor is entered into a letter agreement pursuant to which (i) Boulevard Sponsor agrees to forfeit or cause the forfeiture to Boulevard of certain shares of Boulevard Class B Common Stock, effective as of immediately prior to the Effective Time, under certain circumstances and (ii) Boulevard Sponsor, on behalf of all holders of Boulevard Class B Common Stock, waived the rights under Section 4.3(b) of the Certificate of Incorporation as a holder of Boulevard Class B Common Stock to have the shares of Boulevard Class B Common Stock convert to shares of Boulevard Class A Common Stock at any ratio other than one-for-one.

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereby amend and restate in its entirety the Original BCA (including all Exhibits and Schedules thereto) and agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

        Section 1.1    Definitions.     As used this Agreement, the following terms shall have the following meanings:

        "Acquisition Inquiry" means an inquiry, indication of interest or request for information that could reasonably be expected to lead to an Acquisition Proposal.

        "Acquisition Proposal" means any offer, proposal, inquiry or indication of interest relating to any Acquisition Transaction.

        "Acquisition Transaction" means any transaction or series of transactions (other than the transactions contemplated by this Agreement) with any Person involving: (a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction; or (b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets of such Person.

        "Action" means any litigation, claim, action, suit, case, dispute, assessment, summon, court notification, inspection, infraction notice, investigation, or judicial, administrative, arbitration or other proceeding of any nature, including, but not limited to, civil, tax, labor, social security, environmental, whether at law or in equity, in each case that is by or before any Governmental Authority.

        "Affiliate" means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise.

        "Angra" means Angra Infra Multiestratégia Fundo de Investimento em Participações.

        "Angra Contribution" means the contribution, if any, by Angra or one of its Affiliates of their respective Angra Shares to Newco in exchange for Newco Shares, in each case, if and to the extent such contribution is made prior to the Effective Time in accordance with, and subject to the terms and conditions of, Exhibit C (it being understood and agreed that the decision to effect or not effect the Angra Contribution shall be made prior to the Effective Time in the sole discretion of Angra).

        "Angra Shares" means equity interest in the Company held by Angra or one of its Affiliates, consisting of 8,871,895 ordinary shares of the Company.

        "Boulevard Board" means the board of directors of Boulevard.

        "Boulevard Class A Common Stock" means Boulevard's Class A Common Stock, par value $0.0001 per share.

        "Boulevard Class B Common Stock" means Boulevard's Class B Common Stock, par value $0.0001 per share.

        "Boulevard Common Stock" means the Boulevard Class A Common Stock and the Boulevard Class B Common Stock.

        "Boulevard Conversion Share" means a share of Boulevard Class A Common Stock issued and outstanding immediately prior to the Effective Time that is not (i) cancelled pursuant to Section 4.1(a)(iii) or (ii) a Redemption Share.

        "Boulevard Material Adverse Effect" means any event, circumstance, change or effect that, individually or in the aggregate, has had, or would reasonably be expected to have, a materially adverse effect on (i) the business, results of operations or financial condition of Boulevard or (ii) the ability of Boulevard to consummate the transactions contemplated hereby in accordance with the terms hereof.

        "Boulevard Per Share Merger Consideration" means, for each Boulevard Conversion Share, one (1) Newco Share.

        "Boulevard Preferred Stock" means Boulevard's preferred stock, par value $0.0001 per share.

        "Boulevard Sponsor" means Boulevard Acquisition Sponsor II, LLC, a Delaware limited liability company.

        "Boulevard Stockholder" means a holder of shares of Boulevard Common Stock.

        "Boulevard Warrant" means a warrant entitling the holder to purchase one share of Boulevard Class A Common Stock at a price of $11.50 per share.

        "Business Combination" has the meaning ascribed to such term in the Certificate of Incorporation.

        "Business Combination Inquiry" means an inquiry, indication of interest or request for information that could reasonably be expected to lead to a Business Combination Proposal.

        "Business Combination Proposal" means any offer, proposal, inquiry or indication of interest relating to any Business Combination.

        "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York and Sao Paulo, Brazil are authorized or required by Law to close.

        "Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of Boulevard, filed with the Secretary of State of the State of Delaware on September 21, 2015.

        "Code" means the United States Internal Revenue Code of 1986, as amended.

        "Company Material Adverse Effect" means any event, circumstance, change or effect that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on (i) the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole; provided, however, that in no event will any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be a Company Material Adverse Effect described in this clause (i): (a) any changes (or proposed changes) in applicable Laws (including any changes in regulatory policies, the adoption of climate change regulation, regulations restricting emissions of greenhouse gases, and "flow-control" or other regulations restricting the transport or disposal of waste) or any interpretation thereof or GAAP, IFRS or other accounting principles or interpretation thereof; (b) changes in interest, currency or exchange rates or the price of any commodity, security or market index (including any disruption thereof), (c) any economic, political, business, financial, commodity, currency or market conditions generally (including changes therein); (d) any change generally affecting the industries and markets in which the Company and its Subsidiaries operate, including the waste management industry in Brazil and labor conditions generally in the industry in which the Company and its Subsidiaries operate; (e) the existence, occurrence or continuation of any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, act of God, or other force majeure event; (f) the announcement, pendency or the execution of this Agreement or the performance of this Agreement or the consummation of the transactions contemplated hereby; (g) any matter or condition disclosed to Boulevard and/or its Affiliates (including to any of their respective Representatives) on or prior to the date of this Agreement, including those matters or conditions described in the Schedules to this Agreement or other matters as to which Boulevard and/or its Affiliates (including any of their respective Representatives) has actual knowledge of as of the date hereof or matters which are a matter of public knowledge as of the date hereof; (h) any failure, in and of itself, by the Company to meet budgets, plans, projections or forecasts (whether internal or otherwise) for any period; (i) compliance by the Company or its Affiliates with the terms of this Agreement, including the failure to take any action prohibited by this Agreement, and any actions taken, or not taken, with the consent, waiver or at the request of Boulevard or any action taken to the extent expressly permitted by this Agreement; and (j) any actions taken by Boulevard or its Affiliates; provided further, that any event, circumstance, change or effect referred to in clauses (a), (c) or (d) shall be taken into account in determining whether an the Company Material Adverse Effect has occurred or would reasonably be likely to occur to the extent such event, circumstance, change or effect has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, compared to other participants in the industries in which the Company and its Subsidiaries conduct their businesses; or (ii) the ability of the Company or Newco to consummate the transactions contemplated hereby in accordance with the terms hereof.

        "Confidentiality Agreement" means that certain letter agreement, dated as of April 11, 2017, by and between Boulevard and the Company.

        "Contracts" means any legally binding contracts, agreements, subcontracts, leases, and purchase orders, whether written or oral.

        "Debentures" means the first and second issuance of debentures (identified by the codes ETAM11 and ESTA12 at the B3 S.A.—Brasil, Bolsa, Balcão, respectively) by the Company, of which Banco BTG Pactual S.A., Banco Santander (Brasil) S.A., Itaú Unibanco S.A. are the sole creditors.

        "Debt Restructuring Term Sheet" means the Facility Commitment Letter dated August 10, 2017 by and among Banco BTG Pactual S.A., Banco Santander (Brasil) S.A., Itaú Unibanco S.A. and the Company.

        "Deferred Underwriting Commissions" means $12,950,000, payable on the Closing Date to the several underwriters named in Schedule I to that certain Underwriting Agreement, dated September 21, 2015, by and between Boulevard and Citigroup Global Markets Inc., as representative of the several underwriters.

        "Employee" means each individual who, as of the applicable date of determination, is an employee of the Company or any of its Subsidiaries.

        "Environmental Laws" means any and all applicable Laws relating to pollution or protection of the environment (including natural resources) or the use, storage, emission, disposal or release of Hazardous Materials, each as in effect on and as interpreted as of the date hereof.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Estimated Closing Transaction Expenses" means the reasonable, good faith estimate of Boulevard and the Company of the reasonable and customary Transaction Expenses of the parties as of the Closing; it being understood that, as of the date hereof, the parties estimate that their Transaction Expenses will be comprised of fees and expenses to the advisors set forth on a document that has been agreed to and exchanged between counsel of Boulevard and the Company on the date hereof, which shall include, for each such advisor, the estimated and non-binding Transaction Expenses that is expected to be included in Estimated Closing Transaction Expenses.

        "GAAP" means the United States generally accepted accounting principles, consistently applied.

        "Governmental Authority" means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal, or any arbitral tribunal.

        "Governmental Order" means any order, judgment, injunction, decree, writ, stipulation, compliance agreement, settlement agreement, decision, determination or award, in each case, entered by or with any Governmental Authority or arbitrator.

        "Hazardous Material" means material, substance or waste that is listed, regulated, or otherwise defined as "hazardous," "toxic," or "radioactive," or as a "pollutant" or "contaminant" (or words of similar intent or meaning) under applicable Environmental Law as in effect as of the date hereof, including but not limited to petroleum, petroleum by-products, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable or explosive substances, or pesticides.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

        "IFRS" means International Financial Reporting Standards as issued by the International Accounting Standards Board.

        "Indebtedness" of a Person means, as of any particular time, the unpaid principal amount of, and accrued interest on, (i) all indebtedness for borrowed money of such Person and its Subsidiaries (ii) any indebtedness of such Person and its Subsidiaries evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which such Person or any of its Subsidiaries is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current Liabilities incurred in the ordinary course of business), (iv) any indebtedness guaranteed in any manner by such Person and its Subsidiaries and (v) all obligations of such Person and its Subsidiaries under leases that have been recorded by such Person and its Subsidiaries as capital leases.

        "Intellectual Property" means any and all: (i) patents and patent applications, utility models and applications for utility models, inventor's certificates and applications for inventor's certificates, and invention disclosure statements; (ii) formulae, algorithms, procedures, processes, methods, techniques, know-how, ideas, creations, inventions, discoveries, and improvements (whether patentable or unpatentable and whether or not reduced to practice); (iii) technical, engineering and manufacturing information and materials; (iv) specifications, designs, models, devices, prototypes, schematics and development tools; (v) Software, website content, images, graphics, text, photographs, artwork, audiovisual works, sound recordings, graphs, drawings, reports, analyses, writings, and other works of authorship and copyrightable subject matter, including without limitation Software, blueprints, engineering drawings, printed or graphic matter (including all preparatory materials such as sketches, drafts, outtakes, outlines and drawings), and any audiovisual works, artwork, designs, photographs, films, slides, music, and mechanicals ("Works of Authorship"); (vi) databases and other compilations and collections of data or information; (vii) trademarks, service marks, logos and design marks, trade dress, trade names, fictitious and other business names, and brand names, together with all goodwill associated with any of the foregoing, domain names, uniform resource locators, social media user account names, and other names and locators associated with the Internet (collectively "Trademarks"); (viii) information and materials not generally known to the public, including trade secrets and other confidential and proprietary information, such as product, marketing, servicing, financial, supplier, and personnel information, customer lists, customer contact and registration information, customer correspondence and customer purchasing histories; and (ix) tangible embodiments of any of the foregoing, in any form or media whether or not specifically listed herein; copyrights and all other rights with respect to Works of Authorship and all registrations thereof and applications therefor (including moral, economic and other industrial property rights, however denominated).

        "Intellectual Property Rights" means any and all rights (anywhere in the world, whether statutory, common law or otherwise) relating to, arising from, or associated with Intellectual Property, including without limitation: (i) copyrights and all other rights with respect to Works of Authorship and all registrations thereof and applications therefor (including moral, economic and other industrial property rights, however denominated); (ii) other rights with respect to Software, including registrations thereof and applications therefor; (iii) industrial design rights and registrations thereof and applications therefor; (iv) rights with respect to Trademarks, and all registrations thereof and applications therefor; (v) rights with respect to trade secrets, including rights to limit the use or disclosure thereof; (vi) rights with respect to databases, including copyright registrations thereof and copyright applications therefor; (vii) publicity and privacy rights, including all rights with respect to use of any person's name, signature, likeness, image, photograph, voice, identity, personality, and biographical and personal information and materials; and (viii) any rights equivalent or similar to any of the foregoing.

        "Investment Company Act" means the Investment Company Act of 1940, as amended.

        "Law" means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.

        "Leased Real Property" means the real property leased by the Company or any of its Subsidiaries as tenant, together with, to the extent leased by the Company or any of its Subsidiaries, all buildings and other structures, facilities or improvements located thereon, all fixtures, systems, equipment and items of personal property of the Company or its Subsidiaries attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

        "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Action or Governmental Order and those arising under any Contract, agreement, arrangement, commitment or undertaking.

        "Lien" means any mortgage, deed of trust, pledge, hypothecation, encumbrance, security interest or other lien of any kind.

        "Nasdaq" means the Nasdaq Capital Market.

        "Newco Material Adverse Effect" means any event, circumstance, change or effect that, individually or in the aggregate, has had, or would reasonably be expected to have, a materially adverse effect on (i) the business, results of operations or financial condition of Newco or Merger Sub or (ii) the ability of Newco or Merger Sub to consummate the transactions contemplated hereby in accordance with the terms hereof.

        "Newco Shares" means Newco's ordinary shares, par value US$0.0001 per share.

        "Newco Class B Shares" means Newco's Class B Shares, par value US$0.0001 per share.

        "Object Code" means Software, in machine-readable form, including all computer programming code, substantially or entirely in binary form, which is directly executable by a computer after suitable processing but without the intervening steps of compilation or assembly and all help, message, and overlay files.

        "Organizational Documents" means: (i) in the case of a Person that is a corporation or a company, its articles or certificate of incorporation and its by-laws, memorandum of association, articles of association, regulations or similar governing instruments required by the laws of its jurisdiction of formation or organization; (ii) in the case of a Person that is a partnership, its articles or certificate of partnership, formation or association, and its partnership agreement (in each case, limited, limited liability, general or otherwise); (iii) in the case of a Person that is a limited liability company, its articles or certificate of formation or organization, and its limited liability company agreement or operating agreement; and (iv) in the case of a Person that is none of a corporation, partnership (limited, limited liability, general or otherwise), limited liability company or natural person, its governing instruments as required or contemplated by the laws of its jurisdiction of organization.

        "Owned Real Property" means the real property in which the Company or any of its Subsidiaries has fee title (or equivalent) interest, together with all buildings and other structures, facilities or improvements located thereon, all fixtures, systems, equipment and items of personal property of the Company or its Subsidiaries attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

        "Permits" means all permits, licenses, certificates of authority, authorizations, approvals, registrations and other similar consents issued by or obtained from a Governmental Authority.

        "Permitted Liens" means: (a) Liens for or in respect of Taxes or other governmental charges that are not yet due or that are being contested in good faith by appropriate proceedings and/or which adequate reserves have been established in accordance with IFRS; (b) workers', mechanics', materialmen's, repairmen's, suppliers', carriers', tenants' or similar Liens arising in the ordinary course of business or by operation of law with respect to obligations that are not yet delinquent or that are being contested in good faith by appropriate proceedings; (c) all covenants, conditions, restrictions (including any zoning, entitlement, conservation, restriction and other land use and environmental regulations by Governmental Authorities), easements, charges, rights-of-way, other Liens, and other irregularities in title (including leasehold title) thereto that do not materially impair the use of such real property, leases or leasehold estates or that would otherwise be disclosed by a customary search of the public records; (d) any Lien or other condition relating to any real property disclosed on any title commitments, if any, available to Boulevard, and any state of facts which a current and accurate survey of the real property in question would disclose; (e) Liens identified in the Financial Statements; (f) Liens that do not materially impair the value of the property subject to such Liens or the use of such property in the Company's business or materially interfere with the use of any asset that is materially used in connection with the Company's business; (g) Liens arising from leases of personal property; (h) variations, if any, between tax lot lines and property lines; (i) Liens on leases, subleases, easements, licenses, rights of use, rights to access and rights of way arising from the provisions of such agreements or benefiting or created by any superior estate, right or interest; and (j) Liens imposed under applicable securities Laws.

        "Person" means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

        "Real Property" means the Leased Real Property and the Owned Real Property collectively.

        "Redeeming Stockholder" means a Boulevard Stockholder who demands that Boulevard redeem its Boulevard Class A Common Stock for cash in connection with the transactions contemplated hereby and in accordance with the Boulevard Organizational Documents.

        "Redemption Share" means a share of Boulevard Class A Common Stock that is redeemed pursuant to the redemption provisions of the Boulevard Organizational Documents in connection with the consummation of the transactions contemplated hereby.

        "Representative" means, as to any Person, any of the officers, directors, managers, employees, counsel, accountants, financial advisors, and consultants of such Person.

        "SEC" means the United States Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Shareholders Agreement" means a certain shareholders' agreement of the Company entered into on September 30, 2011, as amended.

        "Software" means all computer software, programs and databases (including Source Code, Object Code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing. Software shall include any set of instructions for execution by a computer processor (including source and object) language or medium and including for the elimination of doubt, any closed or sets of instructions that are embodied or incorporated in any firmware.

        "Source Code" means the non-executable, human readable version of any computer software, recorded in both printed format and in electronic media in machine readable format, with, as applicable, libraries, documentation, commentary, instructions, scripts, programmer specifications, notes (technical or otherwise), manuals, reference guides, tutorial literature, explanations, annotations and other documentation including general flow-charts, input and output layouts, field descriptions, volumes and sort sequences, data dictionaries, file layouts, proposing requirements and calculation formulae and details of all algorithms and all software or developer's tools required to compile and generate object code with the use of the source code.

        "Subsidiary" means, with respect to a Person, any corporation or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member; provided, however, with respect to the Company, its Subsidiaries shall include only those Persons that are consolidated for financial reporting purposes on the Financial Statements in accordance with IFRS.

        "Tax" means any federal, state, provincial, territorial, local, foreign and other net income tax, alternative or add-on minimum tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax, FICA, or FUTA) ad valorem, transfer, franchise, license, excise, severance, stamp, occupation, premium, personal property, real property, capital stock, profits, disability, registration, value added, customs duties, escheat, and sales or use tax, or other tax, governmental fee or other like assessment or similar government charges in the nature of a tax, together with any interest, penalty, addition to tax or additional amount imposed with respect thereto by a Governmental Authority, whether as a primary obligor or as a result of being a transferee or successor of another Person or a member of an affiliated, consolidated, unitary, combined or other group or pursuant to Law, Contract or otherwise.

        "Tax Return" means any return, report, statement, refund, claim, declaration, information return, statement, estimate or other document filed or required to be filed with respect to Taxes, including any schedule or attachment thereto and including an amendments thereof.

        "Transaction Expenses" means, the costs and expenses incurred by any Person or for which any Person is responsible incident to the negotiation and preparation of this Agreement and the other documents contemplated hereby and the performance and compliance with all agreements and conditions contained herein to be performed or complied with at or before Closing, including the fees, expenses and disbursements of its counsel and accountants, due diligence expenses, advisory and consulting fees and expenses, underwriting, brokerage and other third-party fees required to consummate the transactions contemplated by this Agreement and other costs and expenses associated with any of the foregoing, but excluding any fees, expenses and disbursements paid or payable to such Person's Affiliates (except for any Affiliate listed on the agreed document exchanged between counsel to Boulevard and the Company referred to in the definition of Estimated Closing Transaction Expenses).

        "Trustee" means Continental Stock Transfer & Trust Company, a New York corporation.

        "Warrant Agreement" means the Warrant Agreement, dated as of September 21, 2015, between Boulevard and the Trustee.

        Section 1.2    Further Definitions.     As used this Agreement, the following terms shall have the meanings set forth in the Sections indicated for each:

Term	Section
Affiliate Agreement	5.20
Agreement	Preamble
Anti-Corruption Laws	5.25(a)
Audited Financial Statements	5.7(a)
Boulevard	Preamble
Boulevard A&R Certificate of Incorporation	Recitals
Boulevard Reports	7.8(a)
Boulevard Specified Representations	11.3(a)(i)
Boulevard Stockholder Approval	7.2(b)
Boulevard Stockholders' Meeting	9.2
BR Holdco	Recitals
Certificate	4.1(b)
Certificate of Merger	2.2(a)
Closing	2.2(b)
Closing Date	2.2(b)
Company	Preamble
Company Group	7.16
Company Intellectual Property	5.22(a)
Company Specified Representations	11.2(a)(i)
Converted Warrant	4.4
Cooperation Agreement	Recitals
D&O Costs	10.6(b)
D&O Expenses	10.6(b)
D&O Indemnifiable Claim	10.6(b)
D&O Indemnitees	10.6(b)
Debt Restructuring	8.7
DGCL	Recitals
Effective Time	2.2(a)
EU	5.25(b)
Exchange Agent	4.2(a)
Exchange and Support Agreement	Recitals
Exchange Fund	4.2(a)
Excluded Entities	8.6
Financial Statements	5.7(a)
HMT	5.25(b)
Interim Financial Statements	5.7(a)
Interim Period	8.1(a)
Material Contracts	5.11(a)
Material Customers	5.27(a)
Material Permits	5.23
Material Suppliers	5.27(b)
Merger	Recitals
Merger Sub	Preamble
Newco	Preamble
Newco Specified Representations	11.4(a)(i)
OFAC	5.25(b)
Original BCA	Recitals
Plans	5.12(a)
Post-Closing Restructuring	Recitals
Pre-Closing Restructuring	Recitals
Proxy Statement/Prospectus	10.1(a)

Term	Section
Registered Intellectual Property	5.22(a)
Registration Rights and Lock-Up Agreement	Recitals
Registration Statement	10.1(a)
Restructuring	Recitals
Spin-off	8.6
Surviving Corporation	2.1
Surviving Provisions	12.2
Trademarks	1.1
Transfer Taxes	10.11
Trust Account	7.6(a)
Trust Account Claims	10.7(b)
Trust Agreement	7.6(a)
UNSC	5.25(b)
Warrant Amendment	4.4
Warrant Option Agreement	Recitals
Works of Authorship	1.1

        Section 1.3    Construction.

        (a)   Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement, (iv) the terms "Article," "Section," "Schedule" and "Exhibit" refer to the specified Article, Section, Schedule or Exhibit of or to this Agreement, (v) the word "including" means "including without limitation," (vi) the word "or" shall be disjunctive but not exclusive, (vii) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto and (viii) references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

        (b)   The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

        (c)   Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

        (d)   All accounting terms used herein and not expressly defined herein shall have the meanings given to them under IFRS.

        (e)   The governing language of this Agreement shall be English regardless of any translation of this Agreement into another language.

        (f)    For purposes of Article V and Article VII of this Agreement, the terms "the date hereof" and "the date of this Agreement" means August 15, 2017.

        Section 1.4    Knowledge.     As used herein, the phrase "to the knowledge" of a Person shall mean in the case of the Company, the actual knowledge of the persons listed on Schedule 1.4, without independent investigation, and in the case of Boulevard, the actual knowledge of Stephen Trevor, Randy Takian and Thomas Larkin, without independent investigation.

 ARTICLE II

AGREEMENT AND PLAN OF MERGER; CLOSING

        Section 2.1    The Merger.     Upon the terms and subject to the conditions set forth in Article XI, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into Boulevard. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and Boulevard shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

        Section 2.2    Effective Time; Closing.

        (a)   Upon the terms and subject to the conditions of this Agreement, as promptly as practicable on the Closing Date, the parties hereto shall cause the Merger to be consummated by filing this Agreement or a certificate of merger or certificate of ownership and merger (in any case, the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL (the date and time as may be agreed by each of the parties hereto and specified in the Certificate of Merger being the "Effective Time", which, for the avoidance of doubt, shall be the same as the effective time specified in the Certificate of Merger).

        (b)   Upon the terms and subject to the conditions of this Agreement, the closing (the "Closing") of the Merger will take place at 10:00 a.m., New York time, on the date that is the second (2nd) Business Day after the satisfaction or waiver of the conditions (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) set forth in Article XI, at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166, or such other time, date or place as the parties shall agree to in writing (the date on which the Closing occurs, the "Closing Date").

        (c)   At least ten (10) Business Days prior to the anticipated Closing Date, each of Boulevard, the Company and Newco shall deliver to each other a reasonably detailed summary of the Estimated Closing Transaction Expenses of such party (including those that were incurred and already paid and those that remain outstanding), indicating for each payee the amount already paid (and the date of payment) and the amount that remains to be paid and including invoices or other supporting material for each such outstanding amount. Unless otherwise agreed by the parties, these summaries of Estimated Closing Transaction Expenses shall be used in determining satisfaction of the condition set forth in Section 11.1(h).

        Section 2.3    Effect of the Merger.     At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Boulevard and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of Boulevard and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

        Section 2.4    Certificate of Incorporation; By-laws.

        (a)   Unless otherwise determined by the parties hereto prior to the Closing, at the Effective Time, the certificate of incorporation of Boulevard shall be amended and restated in its entirety to be in the form of the Boulevard A&R Certificate of Incorporation and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by Law and such certificate of incorporation.

        (b)   Unless otherwise determined by the parties hereto prior to the Closing, at the Effective Time, the bylaws of Boulevard shall be amended and restated in its entirety to be in the form that is mutually agreed to by Boulevard and the Company and, as so amended and restated, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by Law, the certificate of incorporation of the Surviving Corporation and such bylaws.

        Section 2.5    Directors and Officers.     The parties shall take all requisite action such that the individuals as determined by the Company in its discretion immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified. The parties shall take all requisite action such that the individuals as determined by the Company in its discretion immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly appointed.

        Section 2.6    Company's Actions.     Following the consummation of the Restructuring, the corporate books of the Company will be updated in order to reflect that Newco owns (directly or indirectly) one hundred percent (100%) of the fully subscribed and paid corporate capital of the Company; provided, however, if the Angra Contribution has not occurred prior to the Effective Time, such corporate capital of the Company held, directly or indirectly, by Newco shall represent one hundred percent (100%) of the fully subscribed and paid corporate capital of the Company (other than the Angra Shares).

ARTICLE III

MATTERS RELATING TO NEWCO

        Section 3.1    Newco Board.     The parties shall take all requisite action such that, at the Effective Time, the board of directors of Newco shall be comprised of no fewer than eleven (11) directors, at least a majority of whom shall qualify as an "Independent Director" as such term is defined in Rule 4200(a)(15) (or any successor rule) of the rules promulgated by Nasdaq that apply to issuers with equity securities listed on Nasdaq, as applicable. The parties shall agree upon the members of the board of directors of Newco (and the class of each director) as promptly as practicable after the date hereof (based on the allocation of director designation rights set forth on Annex A) and, in any event, prior to the filing of the Proxy Statement/Prospectus, it being understood that a majority of such board of directors shall be comprised of non-U.S. residents.

        Section 3.2    Newco Management.     The parties shall take all requisite action such that, at the Effective Time, the management of the Company shall be the management of Newco.

        Section 3.3    Newco Organizational Documents.     The parties shall take all requisite action to ensure and cause, as of the Effective Time, Newco's Memorandum and Articles of Association to be in the form attached hereto as Exhibit J and included as an exhibit to the Proxy Statement/Prospectus.

        Section 3.4    Foreign Private Issuer.     The parties shall take all requisite action such that, at the Effective Time, Newco shall be a foreign private issuer as defined in Rule 405 under the Securities Act, including but not limited to, all actions necessary to comply with the requirements relating to the composition of the board of directors of Newco.

ARTICLE IV

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

        Section 4.1    Conversion of Securities.

        (a)   At the Effective Time, by virtue of the Merger and without any action on the part of Newco, Merger Sub, Boulevard or the holders of any of the following securities:

            (i)  each Boulevard Conversion Share shall be cancelled and shall be converted automatically, subject to Section 4.2, into the right to receive the Boulevard Per Share Merger Consideration, payable upon surrender, in the manner provided in Section 4.2, of the certificate that formerly evidenced such Boulevard Conversion Share;

           (ii)  all issued and outstanding shares of common stock, par value $0.0001 per share, of Merger Sub immediately prior to the Effective Time shall be converted into and exchanged for the number of fully paid and nonassessable share of Class A Common Stock of the Surviving Corporation as is equal to the number of Conversion Shares outstanding immediately prior to the Effective Time;

          (iii)  each share of Boulevard Common Stock held by Boulevard as treasury stock (including Redemption Shares held by Boulevard), and each share of Boulevard Common Stock held by any direct or indirect Subsidiary of Boulevard, in each case as of immediately prior to the Effective Time, automatically shall be cancelled and cease to exist without any conversion thereof, and no consideration shall be paid with respect thereto; and

          (iv)  each issued and outstanding share of Boulevard Class B Common Stock will remain outstanding as a share of Boulevard Class B Common Stock and each holder of Boulevard Class B Common Stock shall also receive one (1) Newco Class B Share for each share of Boulevard Class B Common Stock held by such holder.

        (b)   From and after the Effective Time, each Boulevard Conversion Share will no longer remain outstanding and will automatically be cancelled and will cease to exist, and each holder of (i) a certificate previously representing any Boulevard Conversion Shares or (ii) Boulevard Conversion Shares that are in non-certificated book-entry form (either case (i) or (ii) being referred to in this Agreement, to the extent applicable, as a "Certificate") will thereafter cease to have any rights with respect to such Boulevard Conversion Shares, except the right to receive the Boulevard Per Share Merger Consideration.

        (c)   Each Redemption Share shall not be entitled to receive the Boulevard Per Share Merger Consideration and shall be converted into the right to receive, in cash, an amount per share calculated in accordance with the Boulevard Organizational Documents. At or as promptly as practical after the Effective Time, the Surviving Corporation shall make the cash payments required under the Boulevard Organizational Documents in respect of each such Redemption Share. As of the Effective Time, all such Redemption Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a share certificate or book-entry shares representing such Redemption Shares shall cease to have any rights with respect thereto, except the right to receive the cash payments referred to in the immediately preceding sentence.

        Section 4.2    Exchange of Certificates.

          (a)    Exchange Agent.    Newco shall deposit, or shall cause to be deposited, with such bank or trust company that may be designated by Newco and is reasonably satisfactory to Boulevard (the "Exchange Agent"), for the benefit of the holders of Boulevard Conversion Shares, certificates representing the Newco Shares issuable pursuant to Section 4.1(a)(i) as of the Effective Time (such certificates for Newco Shares, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Newco Shares contemplated to be issued pursuant to Section 4.1(a)(i) out of the Exchange Fund. Except as contemplated by Section 4.2(g), the Exchange Fund shall not be used for any other purpose.

          (b)    Exchange Procedures.    As promptly as practicable after the Effective Time, Newco shall cause the Exchange Agent to mail to each person who was, at the Effective Time, a holder of record of Boulevard Conversion Shares entitled to receive the Boulevard Per Share Merger Consideration pursuant to Section 4.1(a)(i): (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange for Certificates representing the Boulevard Conversion Shares, a certificate representing that number of whole Newco Shares which such holder has the right to receive pursuant to the provisions of Section 4.1(a)(i) in respect of the Boulevard Conversion Shares formerly represented by such Certificate (after taking into account all Boulevard Conversion Shares then held by such holder) and any dividends or other distributions to which such holder is entitled pursuant to Section 4.2(c). In the event of a transfer of ownership of Boulevard Conversion Shares that is not registered in the transfer records of Boulevard, a certificate representing the proper number of Newco Shares that such holder has the right to receive pursuant to the provisions of Section 4.1(a)(i), and any dividends or other distributions to which such holder is entitled pursuant to Section 4.2(c) may be issued to a transferee if the Certificate representing such Boulevard Conversion Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 4.2, each Certificate shall be deemed at all times after the Effective Time to represent, as applicable, only the right to receive upon such surrender the certificate representing Newco Shares that such holder has the right to receive pursuant to the provisions of Section 4.1(a)(i) and any dividends or other distributions to which such holder is entitled pursuant to Section 4.2(c).

          (c)    Distributions with Respect to Unexchanged Newco Shares.    No dividends or other distributions declared or made after the Effective Time with respect to the Newco Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Newco Shares represented thereby until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole Newco Shares issued in exchange therefor, without interest, (i) promptly and the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole Newco Shares, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole Newco Shares.

          (d)    No Further Rights in Boulevard Class A Common Stock.    All Newco Shares issued upon conversion of the Boulevard Conversion Shares in accordance with the terms hereof (including any cash paid pursuant to Section 4.2(c)) shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to such Boulevard Conversion Shares.

          (e)    No Fractional Shares.    No fractional Newco Shares are contemplated to be issued pursuant to this Agreement.

          (f)    Certain Adjustments.    If after the date hereof and prior to the Effective Time, Boulevard pays a stock dividend in, splits, combines into a smaller number of shares, or issues by reclassification any shares of Boulevard Common Stock, then the Boulevard Per Share Merger Consideration will be appropriately adjusted to provide to the holders of the Boulevard Common Stock the same economic effect as contemplated by this Agreement prior to such action, and as so adjusted will, from and after the date of such event, be the Boulevard Per Share Merger Consideration, subject to further adjustment in accordance with this provision.

          (g)    Termination of Exchange Fund.    Any portion of the Exchange Fund that remains undistributed to the holders of Boulevard Conversion Shares for one year after the Effective Time shall be delivered to Newco, upon demand, and any holders of Boulevard Conversion Shares who have not theretofore complied with this Article IV shall thereafter look only to Newco for the Newco Shares and, as applicable, and any dividends or other distributions with respect to the Newco Shares to which they are entitled pursuant to Section 4.2(c), as applicable. Any portion of the Exchange Fund remaining unclaimed by holders of Boulevard Conversion Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable Law, become the property of Newco free and clear of any Liens, including claims or interest of any Person previously entitled thereto.

          (h)    No Liability.    None of the Exchange Agent, Newco, or the Surviving Corporation shall be liable to any holder of shares of Boulevard Class A Common Stock for any such shares of Boulevard Class A Common Stock (or dividends or distributions with respect thereto), or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

          (i)    Withholding Rights.    Each of Newco and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Boulevard Conversion Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Newco or the Surviving Corporation, as the case may be, and remitted to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Boulevard Conversion Shares in respect of which such deduction and withholding was made by Newco and the Surviving Corporation, as the case may be.

          (j)    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Newco, the posting by such person of a bond, in such reasonable amount as Newco may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Newco Shares and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 4.2(c), as applicable.

        Section 4.3    Stock Transfer Books.     At the Effective Time, the stock transfer books of Boulevard shall be closed with respect to Boulevard Class A Common Stock and there shall be no further registration of transfers of shares of Boulevard Class A Common Stock thereafter on the records of Boulevard. From and after the Effective Time, the holders of Certificates representing shares of Boulevard Class A Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Boulevard Class A Common Stock except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any such Certificates presented to the Exchange Agent or Newco for any reason shall be converted into Newco Shares to which the holders thereof have the right to receive pursuant to the provisions of Section 4.1(a)(i), and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 4.2(c).

        Section 4.4    Boulevard Warrants.     At the Effective Time, each Boulevard Warrant that is outstanding immediately prior to the Effective Time shall cease to represent a right to acquire shares of Boulevard Class A Common Stock and shall be converted, at the Effective Time, into a right to acquire Newco Shares (a "Converted Warrant") on the same contractual terms and conditions as were in effect immediately prior to the Effective Time under the terms of the Warrant Agreement. The number of Newco Shares subject to each such Converted Warrant shall be equal to the number of shares of Boulevard Class A Common Stock subject to each such Boulevard Warrant immediately prior to the Effective Time multiplied by the Boulevard Per Share Merger Consideration, and such Converted Warrant shall have an exercise price per share equal to the exercise price per Newco Share of Boulevard Class A Common Stock subject to such Boulevard Warrant immediately prior to the

Effective Time, in each case, pursuant to the Warrant Agreement. The parties shall cause the Warrant Agreement to be amended as of the Effective Time to the extent necessary to give effect to this Section 4.4, including adding Newco as a party thereto, such amendment to be substantially in the form of Exhibit E (the "Warrant Amendment").

        Section 4.5    Dissenting Shares.     In accordance with Section 262 of the DGCL, no appraisal rights shall be available to holders of Boulevard Common Stock in connection with the Merger.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth in the Schedules to this Agreement (each of which qualifies (i) the correspondingly numbered representation, warranty or covenant if specified therein and (ii) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is readily apparent on its face), the Company represents and warrants to Boulevard, Newco and Merger Sub as follows:

        Section 5.1    Corporate Organization.     The Company has been duly organized and is validly existing and in good standing under the Laws of the jurisdiction of its organization and has the power and authority to own, lease and operate its assets and properties and to conduct its business as it is now being conducted. The Company has not conducted and does not currently conduct any activity in conflict with or in excess of its corporate purpose. The copies of the Organizational Documents of the Company previously made available by the Company to Boulevard are true, correct and complete and are in full force and effect. The Company is duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, except where the failure to be so licensed or qualified would not be a Company Material Adverse Effect.

        Section 5.2    Subsidiaries.

        (a)   Schedule 5.2(a) sets forth a true, complete and accurate list of the Subsidiaries of the Company and the kind and percentage of the outstanding equity interests of each such Subsidiary owned by the Company and each other Subsidiary of the Company. Each Subsidiary of the Company has been duly formed or organized and is validly existing under the Laws of its jurisdiction of incorporation or organization and has the power and authority to own, lease and operate its assets and properties and to conduct its business as it is now being conducted. Each Subsidiary of the Company has not conducted and does not currently conduct any activity in conflict with or in excess of its corporate purpose. Each Subsidiary of the Company is duly licensed or qualified and in good standing as a foreign corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified would not be a Company Material Adverse Effect.

        (b)   Except for the Company's or any of its Subsidiaries' ownership interest in such Subsidiaries and the other entities (including the Excluded Entities) set forth on Schedule 5.2(b), neither the Company nor its Subsidiaries own any capital stock or any other equity interests in any other Person or has any right, option, warrant, conversion right, stock appreciation right, redemption right, repurchase right, agreement, arrangement or commitment of any character under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, any shares of the capital stock or other equity interests, or any securities or obligations exercisable or exchangeable for or convertible into any shares of the capital stock or other equity interests, of such Person.

        Section 5.3    Due Authorization.     The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and (subject to the approvals described in Section 5.5) to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the board of directors of the Company and no other corporate proceeding on the part of the Company is necessary to authorize this Agreement or the Company's performance hereunder. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization and execution by each other party hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

        Section 5.4    No Conflict.     Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 5.5 or on either Schedule 5.4 or Schedule 5.5, the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and will not (a) conflict with or violate any provision of, or result in the breach of the Organizational Documents of the Company or any of its Subsidiaries, (b) conflict with or result in any violation of any provision of any Law, Permit or Governmental Order applicable to the Company or any of its Subsidiaries, or any of their respective properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Material Contract or (d) result in the creation of any Lien upon any of the properties, equity interests or assets of the Company or any of its Subsidiaries, except (in the case of clauses (b), (c) or (d) above) for such violations, conflicts, breaches or defaults which would not be a Company Material Adverse Effect.

        Section 5.5    Governmental Authorities; Consents.     No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or notice, approval, consent waiver or authorization from any third party is required on the part of the Company with respect to the Company's execution, delivery or performance of its obligations under this Agreement or the consummation of the transactions contemplated hereby, except for (a) the premerger notification and waiting period requirements of the HSR Act, (b) the filing with the SEC of such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (c) the filing of the Certificate of Merger in Delaware in accordance with the DGCL, (d) the approvals and consents to be obtained by Newco pursuant to Section 6.6 and Boulevard pursuant to Section 7.5 and (e) any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a Company Material Adverse Effect.

        Section 5.6    Capitalization.

        (a)   As of the date hereof, (i) the authorized share capital of the Company consists of R$500 million, and (ii) all of the issued and outstanding ordinary shares of the Company are outstanding and issued only to the Persons specified on Schedule 5.6 (with the number of ordinary shares held by each such Person specified on Schedule 5.6).

        (b)   Following the consummation of the Restructuring, (i) the authorized share capital of the Company shall consist of 106,050,385 ordinary shares, and (ii) Newco shall own, directly or indirectly,

106,050,385 ordinary shares of the Company representing one hundred percent (100%) of the outstanding ordinary shares of the Company; provided, however, if the Angra Contribution has not occurred prior to the Effective Time, such ordinary shares of the Company held, directly or indirectly, by Newco shall represent one hundred percent (100%) of the outstanding ordinary shares of the Company (other than the Angra Shares).

        (c)   Following the consummation of the Pre-Closing Restructuring and immediately prior to the Effective Time, there shall be 35,399,681 Newco Shares outstanding, all of which shall be owned by parties to the Cooperation Agreement assuming the Angra Contribution has occurred; provided, however, if the Angra Contribution has not occurred prior to the Effective Time, then there shall be 32,438,237 Newco Shares outstanding, with Agra continuing to hold the Angra Shares. Except as set forth in the preceding sentence, following the consummation of the Pre-Closing Restructuring and immediately prior to the Effective Time, there shall be no other equity interests of Newco, or securities exercisable for, or convertible into, equity interest of Newco, issued or outstanding.

        (d)   Following the consummation of the Restructuring, (i) there shall be (A) no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for ordinary shares or other equity interests of the Company or ordinary shares or other equity interests of any of the Company's Subsidiaries, or any other Contracts to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue or sell any ordinary shares or other equity interests in or debt securities of, the Company or any of its Subsidiaries, and (B) no equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in the Company or any of its Subsidiaries and (ii) the outstanding ordinary shares or other equity interests of the Company and each of its Subsidiaries (A) have been duly authorized and validly issued and are fully paid and nonassessable, (B) were issued in compliance in all material respects with applicable Law, (C) were not issued in breach or violation of any preemptive rights or Contract and (D) do not have any agreements, options, other rights, obligations or Liens related to them.

        Section 5.7    Financial Statements.

        (a)   True and complete copies of (a) the audited consolidated balance sheets of the Company and its Subsidiaries as of and for the years ended December 31, 2014, 2015 and 2016 and the audited consolidated statements of operations, cash flow and shareholders' equity of the Company and its Subsidiaries for the years ended December 31, 2014, 2015 and 2016 (the "Audited Financial Statements") and (b) an unaudited consolidated balance sheet and statements of operations and cash flow of the Company and its Subsidiaries as of and for the three months ended March 31, 2017 (the "Interim Financial Statements" and, together with the Audited Financial Statements, the "Financial Statements") have been made available to Boulevard, and are attached to Schedule 5.7(a). The Financial Statements, subject to the notes thereto, present fairly, in all material respects, the consolidated financial position, results of operations, changes in stockholders' equity and cash flows of the Company and its Subsidiaries as of the dates and for the periods indicated in such Financial Statements in conformity with IFRS as applied by the Company (except, in the case of the Interim Financial Statements, for the absence of footnotes and for normal year-end adjustments) and were derived from, and accurately reflect in all material respects, the books and records of the Company and its Subsidiaries.

        (b)   Schedule 5.7(b) contains a description of all non-audit services performed by the Company's auditors for the Company and its Subsidiaries since January 1, 2014 and the fees paid for such services. None of the Company or any of its Subsidiaries has any off-balance sheet arrangements.

        (c)   The Company has established and maintains disclosure controls and procedures as required pursuant to applicable Law. Such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company's principal executive officer and its principal financial officer.

        (d)   Each of the Company and its Subsidiaries has established and maintains a system of internal controls over financial reporting as required pursuant to applicable Law. Such internal controls are sufficient to provide reasonable assurance regarding the reliability of the Company's financial reporting and the preparation of the Company's financial statements in accordance with IFRS.

        Section 5.8    Undisclosed Liabilities.     There are no material Liabilities of the Company or its Subsidiaries that would be required to be reflected on a balance sheet of the Company and its Subsidiaries prepared in accordance with IFRS, except for Liabilities (a) disclosed, reflected or reserved for on the Financial Statements or disclosed in the notes thereto, (b) that have arisen since the date of the most recent balance sheet included in the Interim Financial Statements in the ordinary course of the operation of the business of the Company and its Subsidiaries, (c) disclosed in the Schedules, (d) arising under any Contract, other than as a result of a breach thereof by the Company or any of its Subsidiaries or (e) arising in connection with the transactions contemplated by this Agreement, including the Restructuring, Spin-off and Debt Restructuring.

        Section 5.9    Litigation.     Except as set forth on Schedule 5.9, there are no pending or, to the knowledge of the Company, threatened in writing, Actions against, the Company or its Subsidiaries, or otherwise affecting the Company or its Subsidiaries or their respective assets, that would have a Company Material Adverse Effect.

        Section 5.10    Compliance with Laws and Governmental Orders.     The Company and its Subsidiaries (a) conduct their business in accordance with all Laws and Governmental Orders applicable to the Company and its Subsidiaries and are not in violation of any such Law or Governmental Order, in each case, except as would not have a Company Material Adverse Effect and (b) have not received any written communications since January 1, 2015 from a Governmental Authority that alleges that the Company or any of its Subsidiaries is not in compliance with any such Law, except where such violation would not have a Company Material Adverse Effect.

        Section 5.11    Material Contracts.

        (a)   Schedule 5.11(a) sets forth a true, complete and accurate list, as of the date hereof, of each of the following Contracts of the Company or any of its Subsidiaries or by which the Company, any of its Subsidiaries, or any of their respective properties or assets are bound or affected (such Contracts being "Material Contracts"):

            (i)  all Contracts with Material Customers (other than routine purchase orders and other ordinary course non-material Contracts);

           (ii)  all Contracts with Material Suppliers (other than routine purchase orders and other ordinary course non-material Contracts);

          (iii)  all Contracts with independent contractors or consultants (or similar arrangements), including any contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any of its Subsidiaries or income or revenues related to any product of the Company or any of its subsidiaries, involving a payment by the Company or any of its Subsidiaries of more than R$3,000,000 in any fiscal year that are not cancelable without penalty or further payment and without more than 60 days' notice;

          (iv)  all Contracts of the Company or any of its Subsidiaries relating to Indebtedness;

           (v)  all Contracts that involve any joint venture, partnership, limited liability company or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture;

          (vi)  all Contracts that involve any exchange traded, over the counter or other swap, cap, floor, collar, futures, contract, forward contract, option or other derivative financial instrument or contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including currencies, interest rates, foreign currency and indices, in each case, that are material to the Company and its Subsidiaries, taken as a whole;

         (vii)  all Contracts that involve the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets (other than in the ordinary course of business) or capital stock or other equity interests of another Person;

        (viii)  Contracts between the Company or any of its Subsidiaries, on the one hand, and any of their respective directors or employees, on the other hand, that cannot be cancelled by the Company (or the applicable Subsidiary) within 60 days' notice without material Liability, penalty or premium (but for the avoidance of doubt, excluding any Contracts between the Company, on the one hand, and any of its Subsidiaries, on the other hand);

          (ix)  all Contracts between the Company or any of its Subsidiaries and any Governmental Authority that are material to the business of the Company and its Subsidiaries, taken as a whole;

           (x)  all Contracts that limit the ability of the Company or any of its Subsidiaries to compete in any line of business or with any Person or in any geographic area or during any period of time or that grant exclusivity rights to a supplier, sales representative, distributor or similar person;

          (xi)  all Contracts that contain any provision pursuant to which the Company or any of its Subsidiaries is obligated to indemnify or make any indemnification payments to any Person (other than Contracts entered in the ordinary course of business of the Company or any of its Subsidiaries); and

         (xii)  all Contracts, the absence of which would have a Company Material Adverse Effect.

        (b)   (i) Each Material Contract is valid and binding on the Company or its applicable Subsidiary and, to the knowledge of the Company, the counterparty thereto, and is in full force and effect and, to the knowledge of the Company, is not void or voidable for any reason, including by reason of any methods used to obtain such Material Contract, and (ii) the Company and its Subsidiaries and, to the knowledge of the Company, the counterparties thereto are not in material breach of, or default under, any Material Contract.

        Section 5.12    Employee Benefit Matters.

        (a)   Schedule 5.12(a) lists, as of the date hereof, all material compensation, benefit, fringe benefit and other plans, programs, arrangements and agreements, pension plans or similar instruments or which could give rise to payments for providing retirement, death, disability or life assurance benefits, share incentives, share option, profit sharing, bonus or other incentive arrangements, including employee benefit trusts, relating to any employees or any former employees of the Company or any of its Subsidiaries (A) to which the Company or any of its Subsidiaries is a party; or (B) that are maintained, contributed to or sponsored by the Company or any of its Subsidiaries for the benefit of any current or former Employee, officer or director (collectively, the "Plans").

        (b)   (i) Each Plan has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws; (ii) the Company or the applicable Subsidiary has performed all material obligations required to be performed by it under, is not in any material respect in default under or in material violation of, and to the knowledge of the Company, there is no material default or violation by any party to, any Plan; and (iii) as of the date hereof, no Action is pending or threatened in writing with respect to any Plan (other than claims for benefits in the ordinary course).

        Section 5.13    Labor Matters.

        (a)   (i) There are no controversies pending or, to the knowledge of the Company, threatened in writing between the Company or any of its Subsidiaries and any of their respective employees, which controversies could have a Company Material Adverse Effect; (ii) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any of its Subsidiaries; (iii) neither the Company nor any of its Subsidiaries has materially breached or otherwise materially failed to comply with any provision of any collective bargaining agreement, and there are no grievances outstanding against the Company or any of its Subsidiaries under any such agreement or contract as of the date hereof; (iv) there is no strike, slowdown, work stoppage or lockout, or, to the knowledge of the Company, threat thereof in writing, by or with respect to any employees of the Company or any of its Subsidiaries; (v) the employment relationships with the employees (fulltime and part-time employees) are, and have been since January 1, 2015, in compliance with the requirements of applicable Laws, collective agreements, works agreements and individual agreement, except for matters that would not have a Company Material Adverse Effect; (vi) there is no material labor or social security indemnity that is due by the Company or any of its Subsidiaries as of the date hereof in excess of R$1,000,000, except as may become due in case of decision against the Company and/or its Subsidiaries resulting from the Actions listed in Schedule 5.13; and (vii) the execution of this Agreement and the implementation of the obligations set forth herein shall not create any additional payment or remuneration increase to any employee or manager of the Company or any of its Subsidiaries.

        (b)   Except as would not have a Company Material Adverse Effect, each of the Company and its Subsidiaries is in compliance with all applicable Laws regarding employment and employment practices, including all laws respecting terms and conditions of employment, health and safety, employee classifications, non-discrimination, wages and hours, immigration, disability rights or benefits, equal opportunity, plant closures and layoffs, workers' compensation, labor relations and unemployment insurance, hiring of temporary workers, interns and apprentices.

        (c)   With respect to each Plan, (i) all employer and employee contributions to each Plan required by Law or by the terms of such Plan have been made, or, if applicable, accrued in all material respects in accordance with normal accounting practices, (ii) the fair market value of the assets of each funded Plan, the liability of each insurer for any Plan funded through insurance, or the book reserve established for any Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date of this Agreement, with respect to all current or former participants in such Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations and (iii) each Plan required to be registered has been registered and has been maintained in good standing with all applicable Governmental Authorities.

        Section 5.14    Taxes.     Except for matters that would not be a Company Material Adverse Effect: (i) All Tax Returns required to have been filed by or with respect to the Company or any of its Subsidiaries have been timely filed (taking into account any extension of time to file granted or obtained); (ii) all Taxes due and payable by the Company or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid or will be timely paid (other than those Taxes being contested in good faith and for which adequate reserves have been established in the Financial Statements); (iii) no deficiency for any Tax has been asserted, proposed or assessed by a Governmental Authority against the Company or any of its Subsidiaries that has not been satisfied by payment, settled or withdrawn or that are being contested in good faith through appropriate proceedings; (iv) no audit or other Action by any Governmental Authority is pending or threatened in writing; (v) there are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection, assessment or reassessment of, Taxes due from the Company or any of its Subsidiaries for any taxable period and no request for any such waiver is currently pending; (vi) each of the Company and its Subsidiaries is not subject to any pending tax collection suit, proceeding or claim that in any way could result in any liability; (vii) each of the Company and its

Subsidiaries is not a party or subject to any tax deficiency or infraction notice, proceeding or claim of assessment, collection or debt in arrears regarding any Taxes, either in court or the administrative sphere; (viii) the Company is not a party to any Tax allocation or sharing agreement; (ix) each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid by it in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party and (x) there are no Tax liens on any assets of the Company or any of its Subsidiaries (other than Permitted Liens).

        Section 5.15    Brokers' Fees.     No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders' fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by the Company or any of its Affiliates for which the Company or any of its Subsidiaries has any obligation.

        Section 5.16    Insurance.     The Company and its Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company and its Subsidiaries (taking into account the cost and availability of such insurance). As of the date hereof, there is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. The policies have been contracted in accordance with applicable Laws and all premiums due and payable under all such policies have been paid when due, and the Company and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies. There is no violation or default by the Company and its Subsidiaries related to any provision in any of such insurance policies that has had a Company Material Adverse Effect.

        Section 5.17    Real Property; Assets.

        (a)   Schedule 5.17(a) lists the street address of each parcel of Owned Real Property. The Company or one of its Subsidiaries has good and valid title in fee simple to each parcel of Owned Real Property free and clear of all Liens (other than Permitted Liens).

        (b)   Schedule 5.17(b) contains a true, correct and complete list of (i) the street address of each parcel of Leased Real Property, (ii) the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property, (iii) the terms and rental payment amounts pertaining to each such parcel of Leased Real Property and (iv) the current use of each such parcel of Leased Real Property. No material defaults by (i) the Company or its Subsidiaries or (ii) to the knowledge of the Company, any landlord or sub-landlord, as applicable, presently exists under any of leases governing the Leased Real Property.

        (c)   Except as would not have a Company Material Adverse Effect, there is no violation of any Law (including any building, planning or zoning law) relating to any of the Owned Real Property or Leased Real Property. Except as would not have a Company Material Adverse Effect, either the Company or one of its Subsidiaries, as the case may be, is in peaceful and undisturbed possession of each parcel of Owned Real Property and Leased Real Property, and there are no contractual or legal restrictions that preclude or restrict the ability to use the Owned Real Property and Leased Real Property for the purposes for which it is currently being used.

        (d)   Except as would not have a Company Material Adverse Effect, no improvements on the Owned Real Property or Leased Real Property and none of the current uses and conditions thereof violate any Lien, applicable deed restrictions or other applicable covenants, restrictions, agreements, existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans as modified by any duly issued variances, and no permits, licenses or certificates pertaining to the ownership or operation of all improvements on the Owned Real Property or Leased Real Property, other than those which are transferable with the Owned Real Property and the Leased Real Property, are required by any Governmental Authority having jurisdiction over the Owned Real Property or the Leased Real Property.

        (e)   The Real Property is currently zoned so as to allow the operation of the business of the Company and its Subsidiaries as currently being operated thereon.

        (f)    Except for such imperfections of title, if any, that would not have a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold or subleasehold interests in, all of its properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business, and (ii) Owned Real Properties and owned assets are free and clear of all mortgages, pledges, Liens, expropriation, eviction, constriction, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind, including, without limitation, any easement, right of way or other encumbrance to title, or any option, right of first refusal, or right of first offer. Each of the Company and each of its Subsidiaries has free and unrestricted access to public roads duly formalized before the competent Governmental Authorities, free and clear of any obstacles and no easement, license, concession, decree, administrative rule or any other act or matter of any other nature, prohibits, materially interferes or limits the access to any of the Owned Real Property, in a manner that would have a material adverse effect on their value or their use. As of the date hereof, none of the Company or any of its Subsidiaries has received written notice from any Governmental Authority of any pending or threatened in writing Action to condemn or take by power of eminent domain or otherwise, or any sale or other disposition in lieu of condemnation, by any Governmental Authority, all or any material part of the Owned Real Property of the Company and its Subsidiaries.

        Section 5.18    Environmental Matters.     Except for matters that would not be a Company Material Adverse Effect:

        (a)   (i) The Company and its Subsidiaries are in compliance with all Environmental Laws, and the business of the Company and its Subsidiaries, including the Real Property, are being operated in compliance with all Environmental Laws; (ii) neither the Company nor its Subsidiaries has received written notice of any current Governmental Order relating to any non-compliance with Environmental Laws by the Company or its Subsidiaries or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials; (iii) neither the Company nor its Subsidiaries have received written notice of any material civil, criminal, regulatory or administrative action, claim or other proceeding or suit relating to Environmental Law or permits or that it is responsible, in whole or in part, for the cleaning or remediation of any substance in any location, or any notification or threat in writing from any Governmental Authority to revoke, terminate or change any permits; (iv) no Action is pending or threatened in writing with respect to the Company's or its Subsidiaries' compliance with or liability under Environmental Law, including claims for damages, release order, penalty or other potential contingency in connection with or related to breaches of any Environmental Law, (v) to the knowledge of the Company, none of the properties currently owned, leased or operated by the Company or any of its Subsidiaries (including, without limitation, soils and surface and ground waters) are contaminated with any Hazardous Material, (vi) to the knowledge of the Company, none of the Company or any of its Subsidiaries is actually or potentially liable for any off-site contamination by Hazardous Materials; (vii) each of the Company and each of its Subsidiaries has, and is and has been in compliance with, all permits, licenses and other authorizations required under any Environmental Law, (viii) each of the Company and each of its Subsidiaries has timely filed all reports and notifications required to be filed and maintain all necessary records and data in compliance with Environmental Law; and (ix) neither the execution of this Agreement nor the consummation of the Merger will require any investigation, remediation or other action with respect to Hazardous Materials, or any notice to or consent of Governmental Authorities or third parties, pursuant to any applicable Environmental Law or environmental Permit;

        (b)   No Hazardous Materials have been released at or under any real property currently owned, leased or operated by the Company or any of its Subsidiaries, during the period of ownership, lease or operation of such real property by the Company or any of its Subsidiaries, and, to the knowledge of the Company, during any time prior to the ownership, lease or operation by the Company or any of its Subsidiaries; and

        (c)   None of the Company or any of its Subsidiaries has generated, treated, stored, released, transported or arranged for transportation or disposal of any Hazardous Material at any location except in compliance with all Environmental Laws, and in a manner and quantity reasonably necessary for the conduct of the business of the Company and its Subsidiaries.

        Section 5.19    Absence of Changes.     Since the date of the most recent balance sheet included in the Interim Financial Statements through the date of this Agreement, (a) the Company and its Subsidiaries have, in all material respects, conducted their business and operated their properties in the ordinary course of business consistent with past practices and (b) none of the Company or any of its Subsidiaries has taken any action that, if taken after the date of this Agreement without the written consent of Boulevard, would constitute a breach of any of the covenants set forth in Sections 8.1(b)(iv) and (b)(vi) through (b)(xiii). Since the date of the most recent balance sheet included in the Interim Financial Statements, there has not occurred any Company Material Adverse Effect.

        Section 5.20    Affiliate Transactions.     Except as set forth on Schedule 5.20, (a) none of the Affiliates, officers or directors of the Company or its Subsidiaries is a party to any Contract or business arrangement with the Company or its Subsidiaries (each such Contract or business arrangement that is still in full force and effect as of the date hereof and has material outstanding rights or obligations, an "Affiliate Agreement"), (b) other than pursuant to the Affiliate Agreements, there are no material Liabilities between the Company or any of its Subsidiaries, on the one hand, and any of the Affiliates (other than Subsidiaries or the Persons set forth on Schedule 5.2(b)), officers or directors of the Company or its Subsidiaries, on the other hand, (c) no Affiliate, officer or director of the Company or its Subsidiaries owns, directly or indirectly, in whole or in part, or has any other interest in, any tangible or intangible property that the Company or any of its Subsidiaries currently uses in the conduct of its business as currently conducted and (d) no Affiliate, officer or director of the Company or its Subsidiaries possesses, directly or indirectly, any financial interest in, or holds a position as a director, officer or employee of, any Person which is a material client, supplier, customer, lessor, lessee, or competitor or potential competitor of the Company or any of its Subsidiaries.

        Section 5.21    Approval.     The board of directors of the Company, by resolutions duly adopted by unanimous vote of those voting (and not abstaining) at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly approved the Restructuring, this Agreement and the Merger.

        Section 5.22    Intellectual Property.

        (a)   Schedule 5.22(a) sets forth a true and complete list of (i) all registered Intellectual Property and all pending patent applications for the registration of Intellectual Property that are owned by the Company or its Subsidiaries (the "Registered Intellectual Property") as of the date hereof; and (ii) all material licenses for Intellectual Property Rights used in the business of the Company or its Subsidiaries, specifying for each the license pursuant to which the Company has the right to use the Intellectual Property, excluding licenses for generally commercially available software or services entered into in the ordinary course of business (collectively, and together with any other Intellectual Property owned by the Company or its Subsidiaries, the "Company Intellectual Property").

        (b)   To the Company's knowledge, the Company or one of its Subsidiaries solely and exclusively owns and possesses, free and clear of all Liens (other than Permitted Liens), all right, title, and interest in and to, or has the right to use pursuant to a valid and enforceable written license, all Intellectual

Property necessary for, or used or held for use, in the operation of the business of the Company and its Subsidiaries.

        (c)   There are no Actions against the Company or any of its Subsidiaries that are pending, or are threatened in writing, that challenge the validity or enforceability of any Registered Intellectual Property. None of the Company Intellectual Property is subject to any outstanding order by any Governmental Authority. To the Company's knowledge, all Registered Intellectual Property is valid, enforceable and subsisting.

        (d)   To the knowledge of the Company, neither the Company nor any of its Subsidiaries has infringed, misappropriated, diluted or otherwise violated any third party's Intellectual Property Right, except for such infringements, misappropriations, dilutions, or other violations that would not be a Company Material Adverse Effect.

        (e)   To the knowledge of the Company, the Company and each of its Subsidiaries have taken commercially reasonable or necessary actions and follow commercially reasonable practices common in the industry to maintain, protect and enforce the Company Intellectual Property owned by the Company or its Subsidiaries, including the secrecy, confidentiality and value of its trade secrets and other confidential and proprietary information.

        (f)    There are no Actions against the Company or any of its Subsidiaries that are pending or are threatened in writing alleging any infringement, misappropriation, dilution or violation of the Intellectual Property Rights of any other Persons. To the knowledge of the Company, no third party is infringing, misappropriating, diluting or otherwise violating the Company Intellectual Property in any manner that would be a Company Material Adverse Effect.

        Section 5.23    Permits.     Each of the Company and its Subsidiaries has all Permits that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted, except where the failure to obtain the same would not have a Company Material Adverse Effect (the "Material Permits"). Except as would not, individually or in the aggregate, be expected to be material to the Company and its Subsidiaries, taken as a whole, (a) each Material Permit is in full force and effect in accordance with its terms, and the Company and its Subsidiaries have timely executed the relevant requirements for the renewal of such Material Permits, whenever needed and (b) no written notice of revocation, cancellation or termination of any Material Permit has been received by the Company or its Subsidiaries.

        Section 5.24    Proxy Statement/Prospectus and Registration Statement.     None of the information relating to the Company or its Subsidiaries supplied by the Company in writing for inclusion in the Proxy Statement/Prospectus or Registration Statement will, as of the date the Registration Statement is made effective, as of the date the Proxy Statement/Prospectus (or any amendment or supplement thereto) is first mailed to Boulevard's stockholders, at the time of the Boulevard Stockholders' Meeting, or at the Effective Time, contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading; provided, however, that the Company makes no representation with respect to any forward-looking statements supplied by or on behalf of the Company for inclusion in, or relating to information to be included in the Proxy Statement/Prospectus or Registration Statement.

        Section 5.25    Certain Business Practices.

        (a)   Since January 1, 2015, except as would not have a Company Material Adverse Effect, none of the Company, any of its Subsidiaries or, to the Company's knowledge, any directors or officers, agents or employees of the Company or any of its Subsidiaries (with respect to actions taken by such persons on behalf of, or for the express benefit of, the Company or any of its Subsidiaries), has directly or indirectly taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder, the Anti-Corruption Law of Brazil (Law No. 12,846/2013), the Organization of Economic Cooperation & Development (OECD) Convention on Combating Bribery of Foreign Officials in International Business Transactions (1997) (implemented in Brazil by Law No. 10,467 and Law No. 9,613), and the Organization of American States (OAS) Inter-American Convention Against Corruption (1997) (ratified by Brazil in 2002), or any similar anti-corruption or anti-bribery Law, in each case, as such Laws may be amended from time to time and to the extent such Laws are applicable to the Company or any of its Subsidiaries (collectively, the "Anti-Corruption Laws") or, in violation of the Anti-Corruption Laws (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made, offered or authorized any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns, whether directly or indirectly, or (c) made, offered or authorized any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment, whether directly or indirectly.

        (b)   Except as would not have a Company Material Adverse Effect, each of the Company and its Subsidiaries, and each of their respective directors and officers (with respect to actions taken by such persons on behalf of, or for the express benefit of, the Company or any of its Subsidiaries), is, and since January 1, 2015, has been, in full compliance with the applicable provisions of (i) U.S. export Laws and regulations, including but not limited to the International Traffic in Arms Regulations (22 C.F.R. §§ 120-130), the Export Administration Regulations (15. C.F.R. §§ 730-774), the economic sanctions regulations and guidelines administered by the Department of Treasury, Office of Foreign Assets Control ("OFAC") and the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001), as amended, and (ii) restrictions against dealings with certain prohibited, debarred, denied or specially designated entities or individuals under statutes, regulations, orders, and decrees of various agencies of the governments of the countries where the Company or its Subsidiaries does business, and the export Laws of the other countries where it conducts business, in each case of (i) and (ii), as and to the extent applicable to the operations of the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries or their Affiliates has received any notices of noncompliance, complaints or warnings with respect to its compliance with export Laws in relation to the business of the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries, nor any of their respective directors or officers, nor any Person, Affiliate, or consultant acting on behalf thereof, is an entity or individual that is (i) the subject of any sanctions administered or enforced by OFAC, the United Nations Security Council ("UNSC"), Her Majesty's Treasury ("HMT"), the European Union ("EU"); or (ii) located or resident in, or organized under the Laws of, a country subject to OFAC, UNSC or HMT or EU administered or enforced sanctions. None of the shareholders of the Company as of the date hereof is a Person that is the subject of OFAC, UNSC or HMT or EU administered sanctions or is located or resident in, or organized under the Laws of, any such country.

        Section 5.26    No U.S. Operations.     None of the Company or any of its Subsidiaries currently owns, and has not owned during the two years prior to the date hereof, any assets or properties, carried on any business, conducted any operations or incurred any Liabilities in the United States or its territories. None of the Company or any of its Subsidiaries has now, or has ever in the past had, any Employees resident in the United States or its territories.

        Section 5.27    Customers and Suppliers.

        (a)   Schedule 5.27(a) sets forth (i) each customer from who the Company and its Subsidiaries have received payment for goods or services rendered in an amount greater than or equal to R$2.5 million in the aggregate during the year ended December 31, 2016 (collectively, the "Material Customers"), and (ii) the aggregate amount of purchases by all Material Customers during such period. As of the date hereof, none of the Material Customers has notified the Company or any of its Subsidiaries that it is canceling or terminating (or intends to cancel or terminate), or material reducing (or intends to materially reduce), its relationship with the Company and its Subsidiaries.

        (b)   Schedule 5.27(b) sets forth (i) each suppler to whom the Company and its Subsidiaries have paid consideration for goods or services rendered in an amount greater than or equal to R$2 million during the year ended December 31, 2016 (collectively, the "Material Suppliers"), and (ii) the aggregate amount of purchases from all Material Suppliers during such period. As of the date hereof, none of the Material Suppliers has notified the Company or any of its Subsidiaries that it is canceling or terminating (or intends to cancel or terminate), or material reducing (or intends to materially reduce), its relationship with the Company and its Subsidiaries.

        Section 5.28    Restructuring.     The Restructuring shall comply in all material respects with all applicable Laws and, shall not result in the imposition of any material Taxes or any other material third party payments. The Restructuring shall not (a) require, and the Company will not seek, any consent from any Governmental Authority or any Tax ruling, (b) require any other third party consents or (c) violate the terms and conditions of the Company's Organizational Documents or (d) violate any material term of any Material Contract.

        Section 5.29    Debt Restructuring.     The Debt Restructuring shall comply in all material respects with all applicable Laws and, shall not result in the imposition of any material Taxes or any other material third party payments by the Company, other than payments that are expressly contemplated by the Debt Restructuring Term Sheet. The Debt Restructuring shall not (a) require, and the Company will not seek, any consent from any Governmental Authority or any Tax ruling, (b) require any other third party consents except as specifically contemplated by the Debt Restructuring or (c) violate the terms and conditions of the Company's Organizational Documents or (d) violate any material term of any Material Contract.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES
OF NEWCO AND MERGER SUB

        Newco and Merger Sub, jointly and severally, represent and warrant to Boulevard and the Company as follows:

        Section 6.1    Corporate Organization.     Merger Sub and Newco have been duly organized or incorporated (as applicable) and are validly existing and in good standing under the Laws of the jurisdiction of their organization or incorporation, as applicable, and have the power and authority to own, lease and operate their assets and properties and to conduct their business as they are now being conducted. Merger Sub and Newco have not conducted and do not currently conduct any activity in conflict with or in excess of their corporate purpose. The copies of the Organizational Documents of Merger Sub and Newco previously made available to Boulevard are true, correct and complete and are in full force and effect. Merger Sub and Newco are duly licensed or qualified and in good standing as foreign corporations in each jurisdiction in which the ownership of their property or the character of their activities is such as to require Merger Sub or Newco to be so licensed or qualified or in good standing, except where failure to be so licensed or qualified would not be a Newco Material Adverse Effect.

        Section 6.2    Subsidiaries.     Merger Sub is the only Subsidiary of Newco as of the date hereof. Merger Sub has no direct or indirect Subsidiaries. Merger Sub, BR Holdco and the Company will be the only Subsidiaries of Newco as of immediately prior to the Effective Time, but after the consummation of the Pre-Closing Restructuring.

        Section 6.3    Newly Formed Entities.     Both Newco and Merger Sub were incorporated or formed solely for the purpose of entering into the transactions contemplated by this Agreement and the Restructuring, and since the date of their formation or incorporation (as applicable) have not carried on any business, conducted any operations or incurred any Liabilities other than the execution of this

Agreement, the performance of their obligations hereunder and matters ancillary thereto, and activities related to the Restructuring.

        Section 6.4    Due Authorization.     Newco and Merger Sub have all requisite power and authority to execute, deliver and perform their obligations under this Agreement and (subject to the approvals described in Section 6.6) to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the board of directors of Newco and Merger Sub and Newco, in its capacity as the sole member of Merger Sub, and no other corporate proceeding on the part of Newco and Merger Sub is necessary to authorize this Agreement or Newco's or Merger Sub's performance hereunder. This Agreement has been duly and validly executed and delivered by Newco and Merger Sub and, assuming due authorization and execution by each other party hereto, constitutes a legal, valid and binding obligation of Newco and Merger Sub, enforceable against Newco and Merger Sub in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

        Section 6.5    No Conflict.     Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 6.6 or on Schedule 6.6, the execution, delivery and performance of this Agreement by Newco and Merger Sub and the consummation of the transactions contemplated hereby do not and will not (a) conflict with or violate any provision of, or result in the breach of the Organizational Documents of Newco or Merger Sub, (b) conflict with or result in any violation of any provision of any Law, Permit or Governmental Order applicable to Newco or Merger Sub, or any of their respective properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any of any material Contract to which Newco or Merger Sub is a party, or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties, equity interests or assets of Newco or Merger Sub, except (in the case of clauses (b), (c) and (d) above) for such violations, conflicts, breaches or defaults which would not be a Newco Material Adverse Effect.

        Section 6.6    Governmental Authorities; Consents.     No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or notice, approval, consent waiver or authorization from any third party is required on the part of Newco or Merger Sub with respect to Newco or Merger Sub's execution, delivery or performance of their obligations under this Agreement or the consummation of the transactions contemplated hereby, except for (a) the filing with the SEC of such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (b) such filings with and approvals of Nasdaq to permit the Newco Shares to be issued in the Merger and the related Converted Warrants to be listed on Nasdaq, (c) the filing of the Certificate of Merger in Delaware in accordance with the DGCL, (d) the approvals and consents to be obtained by the Company pursuant to Section 5.5 and Boulevard pursuant to Section 7.5 and (e) any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a Newco Material Adverse Effect.

        Section 6.7    Capitalization.

        (a)   As of the date hereof, (i) the authorized share capital of Newco consists of 500,000,000 Newco Shares, and (ii) David Phillips, an individual residing at 54 Penn Road, London N7 9RE, owns 100% of the issued and outstanding Newco Shares.

        (b)   As of the date hereof and immediately prior to the Effective Time, (i) the authorized share capital of Merger Sub shall consist of 1,000 shares of common stock, par value $0.0001 per share, and (ii) Newco owns one hundred percent (100%) of the issued and outstanding shares of capital stock of Merger Sub.

        (c)   As of the date hereof and following the consummation of the Restructuring, (i) the issued and outstanding ordinary shares or other equity interests of Newco and Merger Sub (A) have been duly authorized and validly issued and are fully paid and nonassessable, (B) were issued in compliance in all material respects with applicable Law, (C) were not issued in breach or violation of any preemptive rights or Contract and (D) do not have any agreements, options, other rights, obligations or Liens related to them; and (ii) there shall be (A) no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for ordinary shares or other equity interests of Newco or Merger Sub or ordinary shares or other equity interests of BR Holdco, or any other Contracts to which Newco or Merger Sub or BR Holdco is a party or by which Newco or Merger Sub is bound obligating Newco or Merger Sub or BR Holdco to issue or sell any ordinary shares or other equity interests in or debt securities of, Newco or Merger Sub or BR Holdco, and (B) no equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in Newco or Merger Sub or BR Holdco.

        (d)   Following the consummation of the Pre-Closing Restructuring and immediately prior to the Effective Time, there shall be 35,399,681 Newco Shares outstanding, all of which shall be owned by parties to the Cooperation Agreement assuming the Angra Contribution has occurred, provided, however, if the Angra Contribution has not occurred prior to the Effective Time, then there shall be 32,438,237 Newco Shares outstanding, with Agra continuing to hold the Angra Shares. Except as set forth in the preceding sentence, following the consummation of the Pre-Closing Restructuring and immediately prior to the Effective Time, there shall be no other equity interests of Newco, or securities exercisable for, or convertible into, equity interest of Newco, issued or outstanding.

        Section 6.8    Brokers' Fees.     No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders' fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by Newco or Merger Sub for which Newco or Merger Sub has any obligation.

        Section 6.9    Approval.     The board of directors of Newco and Merger Sub, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly approved this Agreement and the Merger, and in the case of Newco, the Restructuring.

        Section 6.10    Proxy Statement/Prospectus and Registration Statement.     None of the information relating to Newco and Merger Sub supplied by Newco or Merger Sub in writing for inclusion in the Proxy Statement/Prospectus or Registration Statement will, as of the date the Registration Statement is made effective, as of the date the Proxy Statement/Prospectus (or any amendment or supplement thereto) is first mailed to Boulevard's stockholders, at the time of the Boulevard Stockholders' Meeting, or at the Effective Time, contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading; provided, however, that neither Newco nor Merger Sub makes any representation with respect to any forward-looking statements supplied by or on behalf of Newco or Merger Sub for inclusion in, or relating to information to be included in the Proxy Statement/Prospectus or Registration Statement.

 ARTICLE VII

REPRESENTATIONS AND WARRANTIES
OF BOULEVARD

        Except as set forth in the Schedules to this Agreement (each of which qualifies (i) the correspondingly numbered representation, warranty or covenant if specified therein and (ii) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is readily apparent on its face) or in the Boulevard Reports filed after January 1, 2017 and prior to the date hereof (other than disclosures in the "Risk Factors" or "Forward-Looking Statements" sections of any Boulevard Report filed after January 1, 2017 or any other disclosure in any Boulevard Report filed after January 1, 2017 to the extent that such disclosure is predictive, forward-looking or non-specific in nature and provided that nothing disclosed in such Boulevard Reports shall be deemed to be a qualification to Sections 7.2, 7.3, 7.6 and 7.12), Boulevard represents and warrants to the Company, Newco and Merger Sub as follows:

        Section 7.1    Corporate Organization.     Boulevard has been duly incorporated and is validly existing as a corporation in good standing under the Laws of the State of Delaware and has the requisite corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted. Boulevard has not conducted and does not currently conduct any activity in conflict with or in excess of its corporate purpose. The copies of the Organizational Documents of Boulevard previously made available to the Company are true, correct and complete and are in full force and effect. Boulevard is duly licensed or qualified and in good standing as a foreign corporation in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified would not be a Boulevard Material Adverse Effect. Boulevard has no direct or indirect Subsidiaries.

        Section 7.2    Due Authorization.

        (a)   Boulevard has all requisite corporate power and authority to execute, deliver and perform this Agreement and (subject to the approvals described in Section 7.5 and receipt of the Boulevard Stockholder Approval) to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Boulevard Board and except for the Boulevard Stockholder Approval, no other corporate proceeding on the part of Boulevard is necessary to authorize this Agreement or Boulevard's performance hereunder. This Agreement has been duly and validly executed and delivered by Boulevard and assuming due authorization and execution by the Company, Newco, and Merger Sub, this Agreement constitutes a legal, valid and binding obligation of Boulevard, enforceable against Boulevard in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

        (b)   The affirmative vote of holders of a majority of the outstanding shares of Boulevard Common Stock entitled to vote at the Boulevard Stockholders' Meeting, assuming a quorum is present, to approve the adoption of this Agreement is the only vote of any of Boulevard's capital stock necessary in connection with the entry into this Agreement by Boulevard and the consummation of the transactions contemplated hereby, including the Closing (the "Boulevard Stockholder Approval").

        (c)   At a meeting duly called and held, the Boulevard Board has unanimously (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of Boulevard's stockholders, (ii) determined that the fair market value of the Company and its Subsidiaries is equal to at least 80% of the amount held in the Trust Account (less any Deferred Underwriting Commissions and taxes payable on the income earned on the Trust Account) as of the date hereof, (iii) approved the transactions contemplated by this Agreement as a Business Combination and (iv) resolved to recommend that the Boulevard Stockholders vote their shares of Boulevard Common Stock in favor of the adoption of this Agreement.

        Section 7.3    No Conflict.     The execution, delivery and performance of this Agreement by Boulevard and, upon receipt of the Boulevard Stockholder Approval, the consummation of the transactions contemplated hereby do not and will not (a) conflict with or violate any provision of, or result in the breach of the Organizational Documents of Boulevard, (b) conflict with or result in any violation of any provision of any Law or Governmental Order applicable to Boulevard or any of its properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any material Contract to which Boulevard is a party, or (d) result in the creation of any Lien upon any of the properties or assets of Boulevard, except (in the case of clauses (b), (c) or (d) above) for such violations, conflicts, breaches or defaults which would not be a Boulevard Material Adverse Effect.

        Section 7.4    Litigation.     There are no pending or, to the knowledge of Boulevard, threatened in writing, Actions against Boulevard or otherwise affecting Boulevard or its assets.

        Section 7.5    Governmental Authorities; Consents.     No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or notice, approval, consent waiver or authorization from any third party is required on the part of Boulevard with respect to its or their execution, delivery or performance of its or their obligations under this Agreement or the consummation of the transactions contemplated hereby, except for (a) the premerger notification and waiting period requirements of the HSR Act, (b) the filing with the SEC of (i) the Proxy Statement/Prospectus, (ii) the Registration Statement and (iii) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (c) such filings with and approvals of Nasdaq to permit the Newco Shares to be issued in the Merger and the related Converted Warrants to be listed on Nasdaq, (d) the filing of the Certificate of Merger in Delaware in accordance with the DGCL, (d) the approvals and consents to be obtained by the Company pursuant to Section 5.5 and Newco pursuant to Section 6.6 and (e) any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not be a Boulevard Material Adverse Effect.

        Section 7.6    Trust Account.

        (a)   Boulevard has (and will have immediately prior to the Closing) at least $370,000,000 (less, as of the Closing, payments to Redeeming Stockholders) in a trust account established by Boulevard for the benefit of its public stockholders at J.P. Morgan Chase Bank, N.A. (the "Trust Account"), maintained by the Trustee, pursuant to the Investment Management Trust Agreement, dated as of September 21, 2015, between Boulevard and the Trustee (the "Trust Agreement"). Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement, the Boulevard Organizational Documents and Boulevard's final prospectus dated September 21, 2015. Amounts in the Trust Account are invested in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. The Trust Agreement is in full force and effect and enforceable in accordance with its terms and has not been amended or modified. Boulevard has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and, to the knowledge of Boulevard, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default thereunder. There are no separate contracts, side letters or other arrangements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Boulevard Reports to be inaccurate or that would entitle any Person (other than Redeeming Stockholders) to any portion of the proceeds in the Trust Account. There are no claims or proceedings pending or, to the knowledge of Boulevard, threatened in writing with respect to the Trust Account. Since September 25, 2015, Boulevard has not released any money from the Trust Account (other than interest income earned on the principal held in the Trust Account as permitted by the Trust Agreement). As of the Effective Time, the obligations of Boulevard to dissolve or liquidate pursuant to the Boulevard Organizational Documents shall terminate, and as of the Effective Time, Boulevard shall have no obligation whatsoever pursuant to the Boulevard Organizational Documents to dissolve and liquidate the assets of Boulevard by reason of the consummation of the transactions contemplated hereby, and following the Effective Time, no Boulevard Stockholder shall be entitled to receive any amount from the Trust Account except to the extent such Boulevard Stockholder is a Redeeming Stockholder.

        (b)   As of the date hereof, assuming (i) the accuracy of the representations and warranties of the Company, Newco and Merger Sub contained herein, (ii) the compliance by the Company, Newco and Merger Sub with their respective obligations hereunder and (iii) the satisfaction or waiver of the conditions to the obligations of the parties contained herein, Boulevard has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to the Surviving Corporation on the Closing Date.

        Section 7.7    Brokers' Fees.     Except for the Deferred Underwriting Commissions, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders' fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by Boulevard or any of its Affiliates.

        Section 7.8    Boulevard Reports; Financial Statements and Sarbanes-Oxley Act.

        (a)   Boulevard has timely filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since September 23, 2015 (collectively, as they have been amended since the time of their filing up to the date hereof and including all exhibits and schedules thereto, and other information incorporated therein, the "Boulevard Reports"). Each of the Boulevard Reports, as of the respective date of its filing, and as of the date of any amendment, complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder applicable to the Boulevard Reports. None of the Boulevard Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the Boulevard Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments the impact of which is not material and the absence of complete footnotes) in all material respects the financial position of Boulevard as of the respective dates thereof and the results of its operations and cash flows for the respective periods then ended. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Boulevard Reports. The books and records of Boulevard have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

        (b)   Boulevard has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Boulevard is made known to Boulevard's principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. To Boulevard's knowledge, such disclosure controls and procedures are effective in timely alerting Boulevard's principal executive officer and principal financial officer to material information required to be included in Boulevard's periodic reports required under the Exchange Act.

        (c)   Boulevard has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act). Such internal controls are sufficient to provide reasonable assurance regarding the reliability of Boulevard's financial reporting and the preparation of Boulevard's financial statements for external purposes in accordance with GAAP.

        (d)   There are no outstanding loans or other extensions of credit made by Boulevard to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Boulevard. Boulevard has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

        (e)   To the knowledge of Boulevard, each director and executive officer of Boulevard has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder. Boulevard has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

        (f)    Since September 23, 2015, Boulevard has complied in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq. The issued and outstanding shares of Boulevard Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. There are no pending or, to the knowledge of Boulevard, threatened in writing lawsuits, actions, suits, judgements, claims or other proceedings at law or in equity before any Governmental Authority against Boulevard by Nasdaq or the SEC with respect to any intention by such entity to deregister the Boulevard Common Stock or prohibit or terminate the listing of Boulevard Common Stock on Nasdaq. Boulevard has taken no action that is designed to terminate the registration of Boulevard Common Stock under the Exchange Act.

        (g)   There are no material Liabilities of Boulevard that would be required to be reflected on a balance sheet of Boulevard prepared in accordance with GAAP, except for Liabilities (a) disclosed, reflected or reserved for in Boulevard's consolidated balance sheet as of December 31, 2016, (or the notes thereto) included in the Boulevard Reports, (b) that have arisen since the date of the most recent balance sheet included in the Boulevard Reports in the ordinary course of the operation of the business of Boulevard or (c) arising under any Contract, other than as a result of a breach thereof by Boulevard.

        Section 7.9    Business Activities.     Since its incorporation, Boulevard has not conducted any business activities other than activities directed toward the accomplishment of a Business Combination and there has not been a Boulevard Material Adverse Effect or any event, circumstance, change or effect that, individually, or in the aggregate, has had or would reasonable be expected to have a materially adverse effect on the business, results of operation or financial condition of the business of Boulevard. Except as set forth in the Boulevard Organizational Documents, there is no agreement, commitment, or Governmental Order binding upon Boulevard or to which Boulevard is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Boulevard, any acquisition of property by Boulevard or the conduct of business by Boulevard as currently conducted or as contemplated to be conducted as of the Closing other than such effects which would not be a Boulevard Material Adverse Effect. Since the date of the most recent balance sheet included in the Boulevard Reports filed prior to the date hereof through the date of this Agreement, Boulevard has not taken any action that, if taken after the date of this Agreement without the written consent of the Company, would constitute a breach of any of the covenants set forth in Section 9.1(b).

        Section 7.10    Proxy Statement/Prospectus and Registration Statement.     None of the information relating to Boulevard supplied by Boulevard in writing for inclusion in the Proxy Statement/Prospectus or Registration Statement will, as of the date the Registration Statement is made effective, as of the date the Proxy Statement/Prospectus (or any amendment or supplement thereto) is first mailed to Boulevard's stockholders, at the time of the Boulevard Stockholders' Meeting, or at the Effective Time, contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading; provided, however, that Boulevard makes no representation with respect to any forward-looking statements supplied by or on behalf of Boulevard for inclusion in, or relating to information to be included in the Proxy Statement/Prospectus or Registration Statement.

        Section 7.11    Tax Matters.     (i) All Tax Returns required to have been filed by or with respect to Boulevard have been timely filed (taking into account any extension of time to file granted or obtained); (ii) all Taxes due and payable by Boulevard (whether or not shown on any Tax Return) have been paid or will be timely paid (other than those Taxes being contested in good faith and for which adequate reserves have been established in the Financial Statements); (iii) no deficiency for any Tax has been asserted, proposed or assessed by a Governmental Authority against Boulevard that has not been satisfied by payment, settled or withdrawn or that are being contested in good faith through appropriate proceedings; (iv) no audit or other Action by any Governmental Authority is pending or threatened in writing; (v) there are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection, assessment or reassessment of, Taxes due from Boulevard for any taxable period and no request for any such waiver is currently pending; (vi) Boulevard is not subject to any pending tax collection suit, proceeding or claim that in any way could result in any liability; (vii) Boulevard is not a party or subject to any material tax deficiency or infraction notice, proceeding or claim of assessment, collection or debt in arrears regarding any Taxes, either in court or in the administrative sphere; (viii) Boulevard is not a party to any Tax allocation or sharing agreement; (ix) Boulevard has withheld and paid all Taxes required to have been withheld and paid by it in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party and (x) there are no Tax liens on any assets of Boulevard (other than Permitted Liens).

        Section 7.12    Capitalization.

        (a)   The authorized capital stock of Boulevard consists of (i) 1,000,000 shares of Boulevard Preferred Stock, of which no shares are issued and outstanding as of the date of this Agreement, (ii) 350,000,000 shares of Boulevard Class A Common Stock, of which 37,000,000 shares of Boulevard Class A Common Stock and 28,250,000 Boulevard Warrants are issued and outstanding as of the date of this Agreement, and (iii) 50,000,000 shares of Boulevard Class B Common Stock, of which 9,250,000 shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Boulevard Common Stock and Boulevard Warrants (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance with applicable Law, (iii) were not issued in breach or violation of any preemptive rights or Contract and (iv) are fully vested and not otherwise subject to a substantial risk of forfeiture within the meaning of Code Section 83, except as disclosed in the Boulevard Reports with respect to the Boulevard Warrants and certain Boulevard Common Stock held by the Boulevard Sponsor.

        (b)   Except for the Boulevard Warrants, there are (i) no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for shares of Boulevard Common Stock or the equity interests of Boulevard, or any other Contracts to which Boulevard is a party or by which Boulevard is bound obligating Boulevard to issue or sell any shares of capital stock of, other equity interests in or debt securities of, Boulevard, and (ii) no equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in Boulevard. Except as expressly set forth in the Boulevard Organizational Documents, there are no outstanding contractual obligations of Boulevard to repurchase, redeem or otherwise acquire any securities or equity interests of Boulevard. There are no outstanding bonds, debentures, notes or other indebtedness of Boulevard having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which Boulevard's stockholders may vote. Boulevard is not a party to any stockholders agreement, voting agreement or registration rights agreement relating to Boulevard Common Stock or any other equity interests of Boulevard.

        Section 7.13    Listing.     The issued and outstanding shares of Boulevard Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. There is no Action pending or, to the knowledge of Boulevard, threatened in writing against Boulevard by Nasdaq or the SEC with respect to any intention by such entity to deregister the Boulevard Common Stock or prohibit or terminate the listing of Boulevard Common Stock on Nasdaq. Boulevard has taken no action that is designed to terminate the registration of Boulevard Common Stock under the Exchange Act.

        Section 7.14    No Activities.     Boulevard has no Indebtedness. Boulevard has no, and never has had any, employees. Boulevard does not own, and has never owned, any interest in real property (whether by fee title, leaseholder interest or otherwise).

        Section 7.15    Investment Company Act; JOBS Act.

        (a)   Boulevard is not an "investment company" or a Person directly or indirectly "controlled" by or acting on behalf of an "investment company", in each case within the meaning of the Investment Company Act.

        (b)   Boulevard constitutes an "emerging growth company" within the meaning of the Jumpstart our Business Startups Act of 2012.

        Section 7.16    Independent Investigation.     Except for the representations and warranties contained in Article V or Article VI or in any certificate delivered by the Company, Newco or Merger Sub to Boulevard (and notwithstanding the delivery or disclosure to Boulevard or its Representatives of any documentation, projections, estimates, budgets or other information), Boulevard acknowledges that (x) none of the Company, its Subsidiaries, Newco or Merger Sub (the "Company Group") or any other Person on behalf of the Company Group makes, or has made, any representation or warranty relating to itself or its business or otherwise in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement and Boulevard is not relying on any representation or warranty of any Person except for those expressly set forth in this Agreement, (y) no Person has been authorized by the Company Group or any other Person on behalf of the Company Group to make any representation or warranty relating to itself or its business or otherwise in connection with this Agreement and Merger, and if made, such representation or warranty shall not be relied upon by Boulevard as having been authorized by such entity and (z) any estimate, projection, prediction, data, financial information, memorandum, presentation or any other materials or information provided or addressed to Boulevard or any of their Representatives, including any materials or information made available to Boulevard and/or its Representatives in connection with presentations by the Company's management, are not and shall not be deemed to be or include representations or warranties. Boulevard acknowledges that it has conducted, to its satisfaction, its own independent investigation of the condition, operations and business of the Company Group and, in making its determination to proceed with the transactions contemplated by this Agreement, including the Merger.

 ARTICLE VIII

COVENANTS OF THE COMPANY, NEWCO AND MERGER SUB

        Section 8.1    Conduct of Business.

        (a)   Except as (i) otherwise expressly permitted or required under or by this Agreement, (ii) set forth in Schedule 8.1(a), (iii) consented to by Boulevard in writing (which consent shall not be unreasonably conditioned, withheld or delayed), (iv) required by any Law or (v) required pursuant to the Restructuring, Spin-off and/or Debt Restructuring, the Company agrees that, from the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms (the "Interim Period"), the Company shall, and shall cause its Subsidiaries to, (x) use its commercially reasonable efforts to conduct its respective business in the ordinary course in a manner consistent with past practice in all material respects, (y) prepare, in the ordinary course of business consistent with past practice (except as otherwise required by applicable Law), and timely file all material Tax Returns (taking into account all valid extensions) required to be filed by it on or before the Closing Date and fully and timely pay all Taxes due and payable in respect of such Tax Returns that are so filed (other than Taxes being contested in good faith through appropriate proceedings) and (z) use its respective commercially reasonable efforts to preserve, in all material respects, consistent with past practices, its business organizations intact, including the material assets and properties of the business and relations with customers, suppliers, licensors, licensee and distributors having material commercial/business dealings with the Company and its Subsidiaries (it being understood that such efforts will not include any requirement or obligation to pay any consideration not otherwise required to be paid by the terms of an existing Contract or grant any financial accommodation or other benefit not otherwise required to be made by the terms of an existing Contract).

        (b)   In addition, and without limiting the generality of Section 8.1(a), the Company agrees that, during the Interim Period, except as (i) part of the Restructuring, Spin-off and/or Debt Restructuring, (ii) otherwise expressly permitted or required under or by this Agreement, (iii) set forth in Schedule 8.1(b) , (iv) consented to by Boulevard in writing (which consent shall not be unreasonably conditioned, withheld or delayed) or (v) required by any Law, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, do, or agree to do, any of the following:

            (i)  Amend the Organizational Documents of the Company or amend in any material respect the Organizational Documents of any of its Subsidiaries;

           (ii)  make any change in its authorized capital stock or other issued equity interests or, directly or indirectly, acquire, redeem, issue, deliver, encumber, pledge, sell or otherwise dispose of any of its capital stock or other equity interests or securities convertible into, or exercisable or exchangeable for, any of its capital stock or other equity interests or authorize any such action;

          (iii)  split, combine or reclassify any of its capital stock or other equity interests or issue any other security in respect of, in lieu of or in substitution for its equity interests;

          (iv)  declare, set aside, make or pay any dividend or other distribution or return of capital (whether payable in cash, stock, property or a combination thereof) with respect to any of the equity interests of the Company;

           (v)  modify or amend in any material respect, or terminate, or waive, release or assign any material rights or material claims under, any Material Contract, enter into any other Contract that, if existing on the date of this Agreement, would be a Material Contract, in each case, except in the ordinary course of business;

          (vi)  issue, incur, assume or guarantee any Indebtedness, issue or sell any debt securities, or guarantee any debt securities of any Person in an amount over R$25,000,000 and other than

  (A) for extensions, renewals or refinancings (with new Indebtedness in amounts not greater than the existing Indebtedness being replaced plus the amount of fees and expenses incurred in connection with such extensions, renewals or refinancings) of existing Indebtedness, (B) inter-company Indebtedness or (C) FINAME and other equipment financing facilities;

         (vii)  adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, bankruptcy, merger or other reorganization of the Company or any of its Subsidiaries, or enter into a letter of intent or agreement in principle with respect thereto;

        (viii)  enter into any new line of business or open or close any existing facility, plant or office, in each case, except in the ordinary course of business or by policies imposed, or requested made, by a Governmental Authority;

          (ix)  make any loans, advances or capital contributions to, or investments in, any Person (other than wholly owned Subsidiaries of the Company), except advances to employees and directors in the ordinary course of business;

           (x)  subject to Section 10.10, cancel, release, compromise or settle any material Action, or waive or release any material rights of the Company or any of its Subsidiaries, including any Action that relates to the Merger, except in the ordinary course of business consistent with past practice;

          (xi)  make any material change in any method of accounting or accounting practice policy other than as required by applicable Law or by a change in IFRS or GAAP or similar principles in foreign jurisdictions;

         (xii)  adopt, amend or terminate any U.S. Plan or Non-U.S. Plans;

        (xiii)  materially increase the compensation and/or benefits of any employee, director and/or consultant of the Company and its Subsidiaries except as otherwise required by existing Contracts or in the ordinary course of business; or

        (xiv)  authorize, agree or otherwise commit to take any of the foregoing actions.

        (c)   Newco and Merger Sub agree that, during the Interim Period, except as (i) part of the Restructuring, Spin-off and/or Debt Restructuring, (ii) otherwise expressly permitted or required under or by this Agreement, (ii) consented to by Boulevard and the Company in writing (which consent shall not be unreasonably conditioned, withheld or delayed) or (iv) required by any Law, each of Newco and Merger Sub shall not (and Newco shall not permit or cause Merger Sub to) directly or indirectly, do, or agree to do, any of the following:

            (i)  amend the Organizational Documents of Newco or Merger Sub;

           (ii)  make any change in its authorized or issued share capital or equity interests or, directly or indirectly, acquire, redeem, issue, deliver, encumber, pledge, sell or otherwise dispose of any of its equity interests or securities convertible into, or exercisable or exchangeable for, any of its equity interests or authorize any such action;

          (iii)  split, combine or reclassify any of its share capital or equity interests or issue any other security in respect of, in lieu of or in substitution for its equity interests;

          (iv)  declare, set aside, make or pay any dividend or other distribution or return of capital (whether payable in cash, stock, shares, property or a combination thereof);

           (v)  engage in any activities or business, or incur any Liabilities, other than in connection with this Agreement or the transactions contemplated hereby;

          (vi)  adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, bankruptcy, merger, scheme of arrangement or other reorganization of Newco or Merger Sub, or enter into a letter of intent or agreement in principle with respect thereto; or

         (vii)  authorize, agree or otherwise commit to take any of the foregoing actions.

        Section 8.2    No Solicitation.     Following the date of this Agreement, the Company shall immediately cease any discussions or negotiations with any Person or group that may be ongoing with respect to any Acquisition Proposal relating to the Company or any of its Subsidiaries (other than the Excluded Entities). From and after the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, the Company shall not, directly or indirectly: (a) solicit, initiate, encourage, facilitate or permit the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry relating to the Company or any of its Subsidiaries (other than the Excluded Entities) or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry relating to the Company or any of its Subsidiaries; (b) request or receive any non-public information from any Person or provide any non-public information to any Person in connection with an Acquisition Proposal or Acquisition Inquiry relating to the Company or any of its Subsidiaries (other than the Excluded Entities); (c) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry relating to the Company or any of its Subsidiaries (other than the Excluded Entities); (d) approve, endorse or recommend any Acquisition Proposal relating to the Company or any of its Subsidiaries (other than the Excluded Entities); or (e) enter into any letter of intent or similar document or any Contract contemplating or providing for any Acquisition Transaction or any Acquisition Proposal relating to the Company or any of its Subsidiaries (other than the Excluded Entities). Without limiting the generality of the foregoing, the Company acknowledges and agrees that any action taken by its representatives that, if taken by the Company would constitute a breach of this Section 8.2, shall be deemed to constitute a breach of this Section 8.2 by the Company (whether or not such representative is purporting to act on behalf of the Company).

        Section 8.3    Merger Sub Stockholder Approval.     Promptly following the execution of this Agreement, Newco shall adopt this Agreement and approve the transactions contemplated by this Agreement, including the Merger, as the sole stockholder of Merger Sub.

        Section 8.4    Restructuring.     The Company and Newco shall effect the Pre-Closing Restructuring prior to the Closing Date pursuant to, and substantially in accordance with, the pre-closing steps set forth on Exhibit C. The Company and Newco shall effect, or cause to be effected, the Post-Closing Restructuring immediately following the Effective Time pursuant to, and substantially in accordance with, the post-closing steps set forth on Exhibit C. The Company and Newco shall permit Boulevard and its counsel to review and comment on the Restructuring and shall consider all comments in good faith and incorporate such comments to the extent it would be reasonable to do so.

        Section 8.5    Equity Incentive Plan.     At or prior to Closing, Newco shall adopt an equity incentive plan for management and employees of Newco providing for the grant of options and restricted stock representing 5% of Newco Shares issued and outstanding on a fully diluted basis as of immediately following the Effective Time, as mutually agreed by the Company and Boulevard consistent with the principles set forth on Annex B.

        Section 8.6    Spin-off of Certain Equity Interests.     Prior to the Closing, the Company will take commercially reasonable actions within its power to sell all of its interests in the Persons listed on Exhibit F (the "Excluded Entities") to a newly formed company that is owned by certain shareholders of the Company or other Persons substantially in accordance with the steps set forth in Exhibit F (the "Spin-off"). Notwithstanding the foregoing, the parties acknowledge and agree that the failure of any portion of the Spin-off to be consummated at or prior to the Effective Time shall not give rise to a failure of a condition to Closing hereunder and to the extent any such Spin-off is not so consummated, the purchase agreement described on Exhibit F relating thereto may still be entered into prior to the Closing with the transaction contemplated thereby closing after the Effective Time pursuant to the terms thereof.

        Section 8.7    Company Debt Restructuring.     The Company and Newco shall complete a restructuring of the Company's outstanding Debentures pursuant to, and substantially in accordance with, the steps set forth on Exhibit G and the terms set forth in the Debt Restructuring Term Sheet with respect to the restructuring of the Company's Debentures (the "Debt Restructuring") at or immediately after the Closing. The definitive documents for the Debt Restructuring shall be consistent in all material respects with the applicable terms of the Debt Restructuring Term Sheet.

ARTICLE IX

COVENANTS OF BOULEVARD

        Section 9.1    Conduct of Business.

        (a)   Except as (i) otherwise expressly permitted or required under or by this Agreement, (ii) consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld or delayed) or (iii) required by applicable Law, Boulevard agrees that, during the Interim Period, Boulevard shall (x) use its commercially reasonable efforts to conduct its business in the ordinary course in a manner consistent with past practice in all material respects and (y) prepare, in the ordinary course of business consistent with past practice (except as otherwise required by applicable Law), and timely file all material Tax Returns (taking into account all valid extensions) required to be filed by it on or before the Closing Date and fully and timely pay all Taxes due and payable in respect of such Tax Returns that are so filed (other than Taxes being contested in good faith through appropriate proceedings).

        (b)   In addition, and without limiting the generality of Section 9.1(a), Boulevard agrees that, during the Interim Period, except as (i) otherwise expressly permitted or required under or by this Agreement, (ii) consented to by the Company in writing or (iii) required by any Law, Boulevard shall not, directly or indirectly, do any of the following:

            (i)  amend or otherwise change the Organizational Documents of Boulevard;

           (ii)  (x) issue or sell any shares of Boulevard Common Stock for gross cash consideration of less than $10.00 per share to the extent such issuance or sale is in compliance with Section 9.1(c), or (y) purchase or redeem (i) any shares of Boulevard Common Stock (except Redemption Shares) or (ii) any Redemption Shares at a price greater than an amount required to be paid pursuant to the Trust Agreement as in force on the date hereof;

          (iii)  split, combine or reclassify any of its capital stock or other equity interests or issue any other security in respect of, in lieu of or in substitution for shares of its capital stock;

          (iv)  acquire (by merger, consolidation, acquisition of stock or assets or other business combination) any Person, any of the assets of any Person, business or business unit, merge or consolidate with any Person or form any joint venture;

           (v)  adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, bankruptcy, merger or other reorganization, or enter into a letter of intent or agreement in principle with respect thereto;

          (vi)  engage in any commercial business;

         (vii)  make any material change in any method of accounting or accounting practice policy other than as required by applicable Law;

        (viii)  make or change any material Tax election;

          (ix)  change an annual accounting period, file any material amended Tax Return, enter into any material closing agreement, settle any material Tax claim or assessment, surrender any material right to claim a refund of Taxes, or take any other similar action, or omit to take any action relating to the filing of any material Tax Return or the payment of any material Tax;

           (x)  amend the Trust Agreement or any other Contract related to the Trust Account;

          (xi)  incur any Indebtedness or guarantee any Indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities or guaranty any debt securities of another Person;

         (xii)  enter into or amend any Contract with any former or present director or officer of Boulevard or any of its Affiliates or any other Person covered under Item 404 of Regulation S-K under the Securities Act;

        (xiii)  undertake any operations or actions, except for operation or actions as are reasonable and appropriate in furtherance of the transactions contemplated hereby; or

        (xiv)  authorize, agree or otherwise commit to take any of the foregoing actions.

        (c)   Notwithstanding Section 9.1(b)(ii)(x), Boulevard shall have the right at or before the Closing to issue Boulevard Class A Common Stock for gross cash consideration that is at least $10.00 per share for aggregate net proceeds to Boulevard of not more than $130 million plus an amount equal to the aggregate payments that are required to be made from all redemptions of Redemption Shares. Boulevard agrees to (i) reasonably cooperate and consult with the Company regarding any such offering of Boulevard Class A Common Stock, including the timing and terms thereof, (ii) keep the Company apprised of the status of matters relating to such offering, including promptly furnishing the Company with copies of written communications received by or given to any third party in respect of any such offering, (iii) permit the Company to review and incorporate the Company's reasonable comments in documentation relating to any such offering and (iv) consult with the Company in advance of and not participate in any meeting or discussion relating to any such offering, either in person or by telephone, with any third party in connection with any such offering, unless Boulevard gives the Company the opportunity to attend and observe; provided that, subject to the first sentence of this Section 9.1(c), the final terms of any such offering of Boulevard Class A Common Stock, including the documentation and investors, shall be made by Boulevard after consultation with the Company. In addition, prior to the Closing, Boulevard Sponsor may, upon prior written notice to the Company, transfer for consideration other than cash consideration all or any portion of its Boulevard Class B Common Stock or the Boulevard Warrants (not otherwise subject to the Warrant Option Agreement), or the shares into which they are convertible or exercisable, to Person(s) unaffiliated with the Boulevard Sponsor.

        Section 9.2    Boulevard Stockholders' Meeting.     Boulevard shall duly call, give notice of, convene and hold a meeting of Boulevard Stockholders for the purpose of seeking the Boulevard Stockholder Approval (the "Boulevard Stockholders' Meeting"). Boulevard shall use its reasonable best efforts to hold the Boulevard Stockholders' Meeting as promptly as reasonably practicable after the date of this Agreement, and Boulevard shall consult in good faith with the Company with respect to the date on which such meeting is to be held. Boulevard shall use reasonable best efforts to obtain the Boulevard Stockholder Approval, including by soliciting proxies as from its stockholders as promptly as practicable in accordance with applicable Law in favor of the approval and adoption of the Merger and this Agreement and shall take all other action reasonably necessary or advisable to secure the Boulevard Stockholder Approval.

        Section 9.3    Trust Account.     Except for payments to be made out of the Trust Account in respect of the Redemption Shares, none of the funds held in the Trust Account shall be released prior to the Effective Time. Boulevard shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed at the Effective Time in accordance with the Trust Agreement, including (a) all amounts payable to Boulevard Stockholders in respect of the Redemption Shares who shall have validly elected to redeem their shares of Boulevard Common Stock, (b) the Deferred Underwriting Commissions, to the third parties to which they are owed and (c) the remaining monies in the Trust Account to Boulevard.

        Section 9.4    Listing of Boulevard Common Stock.     Boulevard shall use reasonable best efforts to ensure that Boulevard remains listed as a public company on, and for Boulevard Common Stock (including such shares issuable upon the exercise of Boulevard Warrants) to be tradeable over, Nasdaq.

        Section 9.5    No Solicitation.     Following the date of this Agreement, Boulevard shall immediately cease any discussions or negotiations with any Person or group that may be ongoing with respect to any Business Combination Proposal. From and after the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, Boulevard shall not, directly or indirectly: (a) solicit, initiate, encourage, facilitate or permit the making, submission or announcement of any Business Combination Proposal or Business Combination Inquiry or take any action that could reasonably be expected to lead to a Business Combination Proposal or Business Combination Inquiry; (b) request or receive any non-public information from any Person or provide any non-public information to any Person in connection with a Business Combination Proposal or Business Combination Inquiry; (c) engage in discussions or negotiations with any Person with respect to any Business Combination Proposal; (d) approve, endorse or recommend any Business Combination Proposal or Business Combination Inquiry; or (e) enter into any letter of intent or similar document or any Contract contemplating or providing for any Business Combination or Business Combination Proposal. Without limiting the generality of the foregoing, Boulevard acknowledges and agrees that any action taken by its representatives that, if taken by the Company would constitute a breach of this Section 9.5, shall be deemed to constitute a breach of this Section 9.5 by Boulevard (whether or not such representative is purporting to act on behalf of Boulevard).

ARTICLE X

JOINT COVENANTS

        Section 10.1    Preparation of SEC Documents.

        (a)   As promptly as practicable after the date hereof, (i) Newco, the Company and Boulevard shall prepare and file with the SEC the proxy statement/prospectus (as amended or supplemented from time to time, the "Proxy Statement/Prospectus") to be sent to the Boulevard Stockholders relating to the Boulevard Stockholders' Meeting and (ii) Newco shall prepare and file (and the Company and Boulevard shall cause Newco to prepare and file) with the SEC a registration statement on Form F-4 or such other applicable form as the Company and Boulevard may agree (as amended or supplemented from time to time, the "Registration Statement"), in which the Proxy Statement/Prospectus will be included as a prospectus, in connection with the registration under the Securities Act of the Newco Shares to be issued in the Merger and the related Converted Warrants. Each party shall use its reasonable best efforts to cause the Registration Statement and the Proxy Statement/Prospectus to comply with the rules and regulations promulgated by the SEC, including providing any necessary opinions of counsel, to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, to keep the Registration Statement effective as long as is necessary to consummate the transactions contemplated hereby, and, prior to the effective date of the Registration Statement, Newco shall take all action reasonably required (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) to be taken under any applicable state securities Laws in connection with the issuance of Newco Shares in the Merger. Each of Newco, the Company and Boulevard shall furnish all information as may be reasonably requested by the others in connection with any such action and the preparation, filing and distribution of the Registration Statement and the Proxy Statement/Prospectus. Boulevard also agrees to use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and the Company shall furnish all information concerning the Company, its Subsidiaries and any of their respective stockholders as may be reasonably requested in connection with any such action.

        (b)   As promptly as practicable after the Registration Statement shall have become effective, Boulevard shall use its reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to its stockholders as of the record date for the Boulevard Stockholders' Meeting. No filing of, or amendment or supplement to, the Registration Statement or the Proxy Statement/Prospectus will be made (in each case including documents incorporated by reference therein) by Boulevard, the Company or Newco without providing the other with a reasonable opportunity to review and comment thereon and each party shall give reasonable and good faith consideration to any comments made by any other party and their counsel. Each of Boulevard, the Company and Newco will be given a reasonable opportunity to participate in the response to any SEC comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating with Boulevard, the Company or Newco or their counsel in any discussions or meetings with the SEC.

        (c)   If at any time prior to the Effective Time any information relating to Boulevard, the Company or Newco or any of their respective Affiliates, directors or officers, should be discovered by Boulevard, the Company or Newco which should be set forth in an amendment or supplement to either the Registration Statement or the Proxy Statement/Prospectus, so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the Boulevard Stockholders.

        (d)   Each of Boulevard, Newco and the Company will advise the other parties hereto promptly after it receives any oral or written request by the SEC for amendment of the Proxy Statement/Prospectus or the Registration Statement, as applicable, or comments thereon and responses thereto or requests by the SEC for additional information and each party will promptly provide the other with copies of any written communication between it or any of its Representatives, on the one hand, and the SEC, any state securities commission or their respective staffs, on the other hand, with respect to the Proxy Statement/Prospectus, the Registration Statement or the Merger. Boulevard, Newco and the Company shall use their respective reasonable best efforts, after consultation with each other, to resolve all such requests or comments with respect to the Proxy Statement/Prospectus or the Registration Statement, as applicable, as promptly as reasonably practicable after receipt thereof.

        (e)   Without limiting the generality of the foregoing, each of Boulevard, Newco and the Company shall cooperate with each other in the preparation of each of the Proxy Statement/Prospectus and the Registration Statement and each of the Company and Boulevard shall furnish Newco, with all information concerning it and its Affiliates as the providing party (after consulting with counsel) may deem reasonably necessary or advisable in connection with the preparation of the Proxy Statement/Prospectus or the Registration Statement, as applicable.

        (f)    Newco, the Company, and Boulevard shall notify each other promptly of the time when the Registration Statement has become effective, of the issuance of any stop order or suspension of the qualification of the Newco Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement/Prospectus or the Registration Statement or for additional information.

        (g)   All of the fees, costs and expenses incurred or payable to any other Person (other than legal fees and expenses, which shall be subject to Section 13.5) in connection with the preparation and filing with the SEC of the Registration Statement and the Proxy Statement/Prospectus, including all of the fees, costs and expenses of the financial printer and other Persons for the printing and mailing of the Proxy Statement/Prospectus, as well as the listing of the Newco Shares on Nasdaq, as applicable, shall be paid by the Company and included as Estimated Closing Transaction Expenses.

        Section 10.2    Consents; Approvals.

        (a)   Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, as soon as possible following the date hereof, the Merger and the other transactions contemplated by this Agreement, including using reasonable best efforts to (i) obtain all necessary actions, nonactions, waivers, consents, approvals and other authorizations from Governmental Authorities prior to the Effective Time, (ii) avoid an Action or proceeding by any Governmental Authority, (iii) obtain all necessary consents, approvals or waivers from third parties, (iv) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement and (v) refrain from taking any action that would reasonably be expected to impede, interfere with, prevent or materially delay the consummation of the transactions contemplated by this Agreement.

        (b)   Without limiting the generality of Section 10.2(a), each party hereto agrees to, and shall cause its respective Affiliates to, make promptly its respective filing, if necessary, pursuant to the HSR Act with respect to the transactions contemplated by this Agreement and to supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act. Each party hereto agrees to, and shall cause its respective Affiliates to, make as promptly as practicable any filings or notifications required to be made by it under any other applicable antitrust, competition, or trade regulation Law and to supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested by such Governmental Authorities pursuant to the applicable antitrust, competition, or trade regulation Law.

        (c)   Subject to applicable Law, each of the Company, Newco and Boulevard agrees to (i) cooperate and consult with the other regarding obtaining and making all notifications and filings with Governmental Authorities, (ii) furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any notifications or filings, (iii) keep the other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement, including promptly furnishing the other with copies of notices or other communications received by such party from, or given by such party to, any third party or any Governmental Authority with respect to such transactions, (iv) permit the other party to review and incorporate the other party's reasonable comments in any communication to be given by it to any Governmental Authority with respect to any filings required to be made with, or action or nonactions, waivers, expirations or terminations of waiting periods, clearances, consents or orders required to be obtained from, such Governmental Authority in connection with execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and (v) to the extent reasonably practicable, consult with the other in advance of and not participate in any meeting or discussion relating to the transactions contemplated by this Agreement, either in person or by telephone, with any Governmental Authority in connection with the proposed transactions unless it gives the other party the opportunity to attend and observe; provided, however, in each of clauses (iii) and (iv) above, that materials may be redacted (A) to remove references concerning the valuation of such party and its Affiliates, (B) as necessary to comply with contractual arrangements or applicable Laws and (C) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns. This Section 10.2(c) shall not apply with respect to the Restructuring, the Debt Restructuring or Spin-off.

        Section 10.3    Publicity.     None of the Company, Newco, Merger Sub, Boulevard or any of their respective Affiliates shall make any public announcement or issue any public communication regarding this Agreement or the transactions contemplated hereby, or any matter related to the foregoing, without first obtaining the prior consent of Boulevard or the Company, as applicable (which consent shall not be unreasonably withheld, conditioned or delayed), except if such announcement or other communication is required by applicable Law or legal process (including pursuant to the Federal securities law, BOVESPA or the rules of any national securities exchange), in which case the Company and Newco or Boulevard, as applicable, shall use its commercially reasonable efforts to coordinate such announcement or communication with the other party, prior to announcement or issuance; provided, however, that, subject to this Section 10.3, each party hereto and its Affiliates may make internal announcements regarding this Agreement and the transactions contemplated hereby to their and their Affiliates' respective directors, officers and employees without the consent of any other party hereto and may make public statements regarding this Agreement and the transactions contemplated hereby containing information or events already publicly known other than as a result of a breach of this Section 10.3; and provided, further, that subject to Section 10.2 and this Section 10.3, the foregoing shall not prohibit any party hereto from communicating with third parties to the extent necessary for the purpose of seeking any third-party consent.

        Section 10.4    Further Assurances.     Each party shall, on the request of any other party, execute such further documents, and perform such further acts, as may be reasonably necessary or appropriate to give full effect to the allocation of rights, benefits and Liabilities contemplated by this Agreement and the transactions contemplated hereby.

        Section 10.5    [RESERVED].

        Section 10.6    Director and Officer Indemnification.

        (a)   For a period of six (6) years after the Closing, Newco shall not, and shall not permit its Subsidiaries (including the Surviving Corporation) to, amend, repeal or otherwise modify any provision in their respective Organizational Documents relating to the exculpation or indemnification of any managers, directors and/or officers from the form of such provisions in Boulevard's Organizational Documents (as it relates to the Surviving Corporation) or such other entities Organizational Documents, in each case, as of immediately prior to the Closing (unless required by Law), it being the intent of the parties hereto that the managers, directors and officers of Newco and its Subsidiaries, including the Surviving Corporation, shall continue to be entitled to such exculpation and indemnification to the fullest extent permitted by Law.

        (b)   In addition to the other rights provided for in this Section 10.6, and not in limitation thereof, from and after the Closing, Newco shall, to the fullest extent permitted by applicable Law, (i) indemnify and hold harmless (and release from any liability to Newco or its Subsidiaries, including the Surviving Corporation, as applicable), current and former managers, directors, officers and employees of the Company and its Subsidiaries and the Surviving Corporation, as applicable (collectively, the "D&O Indemnitees") against all D&O Expenses (as defined below), losses, claims, damages, judgments or amounts paid in settlement (collectively, "D&O Costs") in respect of any threatened in writing, pending or completed claim, action, suit or proceeding, whether criminal, civil, administrative or investigative, based on, arising out of or relating to the fact that such Person is or was a manager, director or officer of the Company and its Subsidiaries or of the Surviving Corporation and arising out of acts or omissions occurring at or prior to the Closing (a "D&O Indemnifiable Claim") and

(ii) advance to such D&O Indemnitees all D&O Expenses incurred in connection with any D&O Indemnifiable Claim (including in circumstances where the D&O Indemnified Party has assumed the defense of such claim) promptly after receipt of reasonably detailed statements therefor; provided, however, that the Person to whom D&O Expenses are to be advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to such indemnification under applicable Law. Any D&O Indemnifiable Claim shall continue until such D&O Indemnifiable Claim is disposed of or all judgments, orders, decrees or other rulings in connection with such D&O Indemnifiable Claim are fully satisfied. For the purposes of this Section 10.6, "D&O Expenses" means reasonable attorneys' fees and all other reasonable costs, charges and expenses paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any D&O Indemnifiable Claim, but shall exclude losses, judgments and amounts paid in settlement (which items are included in the definition of D&O Costs).

        (c)   Newco shall use its reasonable best efforts to maintain in effect for six years from the Effective Time, if available, the current directors' and officers' liability insurance policies maintained by Boulevard or the Company, as the case may be (provided Newco may substitute therefor policies of at least the same coverage containing terms and conditions that are not materially less favorable) with respect to matters occurring prior to the Effective Time.

        (d)   In the event Newco, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then and in any such case proper provision shall be made so that the successors and assigns of Newco or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 10.6.

        (e)   The D&O Indemnitees are express and intended third-party beneficiaries of the provisions of this Section 10.6 and shall be entitled to independently enforce the terms hereof as if they were each a party to this Agreement.

        Section 10.7    Claims Against the Trust Account.

        (a)   Each of Newco, Merger Sub and the Company understands that, except for a portion of the interest earned on the amounts held in the Trust Account, Boulevard may disburse monies from the Trust Account only: (i) to its public stockholders who exercise their redemption rights pursuant to the Certificate of Incorporation or in the event of the dissolution and liquidation of Boulevard, (ii) to Boulevard (less the Deferred Underwriting Commission only) after Boulevard consummates a Business Combination or (iii) as consideration to the sellers of a target business with which Boulevard completes a Business Combination.

        (b)   Each of Newco, Merger Sub and the Company agrees that none of Newco, Merger Sub or the Company (or any of their Subsidiaries or representatives) now has, and shall not at any time prior to the Effective Time have, any claim to, or make any claim against, the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between Newco, Merger Sub and the Company, on the one hand, and Boulevard on the other hand, this Agreement, or any other agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to in this Section 10.7(b) as the "Trust Account Claims"). Notwithstanding any other provision contained in this Agreement, each of Newco, Merger Sub and the Company hereby irrevocably waives, on its behalf and on behalf of their Subsidiaries, any Trust Account Claim it may have, now or in the future, and will not seek recourse against the Trust Account. In the event that any of Newco, Merger Sub and the Company (or any of their Subsidiaries or representatives) commences any Action based upon, in connection with, relating to or arising out of any matter relating to Boulevard, which proceeding seeks, in whole or in part, relief against the Trust Account or the public stockholders of Boulevard, in the form of money damages in violation of this Section 10.7(b), Boulevard shall be entitled to recover from the Company the associated legal fees and costs in connection with any such action, in the event Boulevard prevails in such action or proceeding.

        Section 10.8    Nasdaq Listing.     The Company, Newco and Boulevard shall use their respective reasonable best efforts to cause the Newco Shares issuable in the Merger under Article IV and the Newco Shares that will become issuable upon the exercise of the Converted Warrants to be approved for listing on Nasdaq, subject to official notice of issuance, as promptly as practicable after the date of this Agreement, and in any event prior to the Closing Date.

        Section 10.9    Funding of the Surviving Corporation.     The parties agree that, notwithstanding anything herein to the contrary, the Surviving Corporation will continue in existence for a period of at least two years following the Effective Time, and will conduct such business as the parties may agree (including certain U.S securities law filings) and retain an amount of assets equal to no less than five percent (5%) of the fair market value of the assets held on the date of Merger. In addition, Newco shall cause the Surviving Corporation to remain in good standing in Delaware and any other state in which the Surviving Corporation does business, including the payment of all franchise taxes.

        Section 10.10    Transaction Litigation.     Each party hereto shall give the other party the opportunity to participate in the defense, settlement or prosecution of any proceeding commenced following the date hereof related to this Agreement or the transactions contemplated hereby at such party's sole cost and expense. Prior to the Closing Date, no party hereto shall compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any such litigation or consent to the same unless the other party shall have consented in writing (which consent shall not be unreasonably withheld, conditioned or delayed).

        Section 10.11    Transfer Taxes.     If the Closing occurs, the Surviving Corporation and the Company shall each be liable for one-half of, and shall hold the other party harmless against, and agrees to pay one-half of any and all transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees (including any associated penalties and interest) ("Transfer Taxes") incurred in connection with or arising out of the transactions contemplated by this Agreement. The parties shall cooperate in the execution and delivery of any and all instruments and certificates with respect to such Transfer Taxes and the applicable party (or, as applicable, the Surviving Corporation) shall file all necessary Tax Returns and other documentation with respect to any such Transfer Taxes.

        Section 10.12    Certain Fees.     In the event, this Agreement is terminated in accordance with Section 12.1(b), Section 12.1(c) or Section 12.1(e) Boulevard shall reimburse the Company for 50% of the expenses paid by the Company pursuant to Section 10.1(g).

        Section 10.13    Restructuring of the Transaction.     Notwithstanding anything to the contrary contained in this Agreement, the parties recognize that the structure of the transactions contemplated hereby is subject to continuing review and analysis by the parties. Therefore, it may be necessary or appropriate to restructure the transactions contemplated hereby as a result of tax, accounting, governance or other considerations, as may be mutually agreed by the Company and Boulevard, subject to Section 13.10. The parties also recognize that an alternative transaction structure may necessitate changes in certain terms of this Agreement, but no such changes shall result in a change in the value of the consideration to be received by the shareholders of the Company or the stockholders of Boulevard

        Section 10.14    Rights under the Cooperation Agreement.     Notwithstanding anything to the contrary in this Agreement or any other document or agreement entered into in connection herewith, each of the parties hereto expressly acknowledges and agrees that the rights of Angra, and the obligations of the Company, under Section 3.3.5 of the Shareholders Agreement and under the Cooperation Agreement shall continue in full force and effect in accordance with the terms of the Cooperation Agreement as in effect on the date hereof. Each of the parties hereto further agrees and acknowledges that Angra is an intended third-party beneficiary of this Agreement for purposes of exercising its rights pursuant to this Section 10.14.

 ARTICLE XI

CONDITIONS TO OBLIGATIONS

        Section 11.1    Conditions to the Obligations of Each Party.     The obligations of the Company, Boulevard, Newco and Merger Sub to consummate, or cause to be consummated, the transactions contemplated hereby, including the Merger, are subject to the satisfaction of the following conditions, any one or more of which may be waived (if legally permitted) in writing by all of such parties:

        (a)   [Intentionally omitted].

        (b)   There shall not be in force any Governmental Order or Law enjoining or prohibiting the consummation of the Merger or the other transactions contemplated hereby.

        (c)   The Boulevard Stockholder Approval shall have been obtained.

        (d)   [Intentionally omitted].

        (e)   [Intentionally omitted].

        (f)    The Registration Statement shall have become effective under the Securities Act prior to the mailing of the Proxy Statement/Prospectus by Boulevard to the Boulevard Stockholders, and no stop order or proceedings seeking a stop order shall be threatened by the SEC or shall have been initiated by the SEC and not withdrawn.

        (g)   The Newco Shares issuable under Article IV and the Newco Shares that will become issuable upon the exercise of the Converted Warrants shall have been approved for listing on Nasdaq, subject to official notice of issuance.

        (h)   After giving effect to (i) the exercise of redemption rights by any Redeeming Stockholders (and all payments made or to be made in respect of all Redemption Shares of the Redeeming Stockholders), and (ii) the sale and issuance by Boulevard of Boulevard Common Stock or by Newco of Newco Shares (the proceeds of which shall be deemed to be cash of Boulevard for purposes of this Section 11.1(h)) between the date of this Agreement and the Closing, in each case, in accordance with Section 9.1(c), Boulevard shall have, as of immediately prior to the Closing, an amount of cash, whether held in the Trust Account or on an unrestricted basis outside of the Trust Account, equal to or greater than the sum of $200,000,000 plus the amount of Estimated Closing Transaction Expenses and Deferred Underwriting Commissions.

        (i)    Each of the Warrant Amendment and the Exchange and Support Agreement shall have been entered into by the parties thereto in accordance with the provisions of Section 4.4.

        (j)    The Pre-Closing Restructuring shall have been consummated pursuant to, and substantially in accordance with, Exhibit C and Section 8.4.

        (k)   The Debt Restructuring shall have been consummated pursuant to, and substantially in accordance with Exhibit G and the terms set forth in the Debt Restructuring Term Sheet except for the occurrence of the Closing, the application of the proceeds thereof and certain procedural and registrations steps in connection therewith.

        Section 11.2    Conditions to the Obligation of Boulevard, Newco and Merger Sub.     The obligation of Boulevard, Newco and Merger Sub to consummate, or cause to be consummated, the Merger is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Boulevard (on behalf of Boulevard, Newco and Merger Sub):

        (a)   Representations and Warranties.

            (i)  Each of the representations and warranties of the Company contained in the first sentence of Section 5.1 (Corporate Organization), the first sentence of Section 5.2(a) (Subsidiaries),

  Section 5.3 (Due Authorization) and Section 5.15 (Brokers' Fees) (the "Company Specified Representations") shall be true and correct (without giving any effect to any limitation as to "materiality" or "Company Material Adverse Effect" or any similar limitation set forth therein) in all material respects as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case, they shall be true and correct on and as of such earlier date).

           (ii)  The representations and warranties of the Company contained in Section 5.6 (Capitalization) shall be true and correct as of the Closing Date as though made on the Closing Date except for de minimis errors therein (except to the extent such representations and warranties expressly relate to an earlier date, in which case, they shall be so true and correct on and as of such earlier date).

          (iii)  The representation and warranty of the Company contained in the second sentence of Section 5.19 (Absence of Changes) shall be true and correct in all respects as of the Closing Date as though made on the Closing Date.

          (iv)  Each of the representations and warranties of the Company contained in this Agreement (other than the Company Specified Representations, the representations and warranties of the Company contained in Section 5.6 and the second sentence of Section 5.19) shall be true and correct (without giving any effect to any limitation as to "materiality" or "the Company Material Adverse Effect" or any similar limitation set forth therein) as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case, they shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct would not be a Company Material Adverse Effect.

        (b)   The Company shall have complied, in all material respects, with all covenants required to be performed by them as of or prior to the Closing.

        (c)   The Company shall have delivered to Boulevard and Newco a certificate signed by an officer of the Company, dated as of the Closing Date, certifying that the conditions specified in Section 11.2(a) and Section 11.2(b) have been fulfilled.

        (d)   The Pre-Closing Restructuring shall have been consummated pursuant to, and substantially in accordance with, Exhibit C and Section 8.4.

        (e)   The Company shall have delivered to Boulevard and Newco a true copy of the resolutions of the board of directors of the Company authorizing the execution of this Agreement and the consummation of the transactions contemplated herein, certified by the Secretary or similar officer of the Company.

        (f)    The Company shall deliver, or cause to be delivered, to Boulevard and Newco a counterpart of the Registration Rights and Lock-Up Agreement duly executed by the shareholders of Newco party thereto (other than Boulevard Sponsor and any other Boulevard Stockholders party thereto).

        Section 11.3    Conditions to the Obligations of Company, Newco and Merger Sub.     The obligations of the Company, Newco and Merger Sub to consummate the transactions contemplated hereby, including the Merger, are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Company (on behalf of the Company, Newco and Merger Sub):

        (a)   Representations and Warranties.

            (i)  Each of the representations and warranties of Boulevard contained in the first sentence of Section 7.1 (Corporate Organization), Section 7.2 (Due Authorization), Section 7.6 (Trust

  Account), Section 7.7 (Brokers' Fees) and Section 7.9 (Business Activities) (the "Boulevard Specified Representations") shall be true and correct (without giving any effect to any limitation as to "materiality" or "Boulevard Material Adverse Effect" or any similar limitation set forth therein) in all material respects as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case, they shall be true and correct on and as of such earlier date).

           (ii)  Each of the representations and warranties of Boulevard contained in Section 7.12 (Capitalization) and Section 7.14 (No Activities) shall be true and correct except for de minimis errors therein.

          (iii)  The representations and warranties of Boulevard contained in the first sentence of Section 7.9 (Business Activities) shall be true and correct in all respects as of the Closing Date as though made on the Closing Date.

          (iv)  Each of the representations and warranties of Boulevard contained in this Agreement (other than the Boulevard Specified Representations, the representations and warranties of Boulevard contained in Section 7.12 (Capitalization), in the first sentence of Section 7.9 (Business Activities) and Section 7.14 (No Activities)) shall be true and correct (without giving any effect to any limitation as to "materiality" or "Boulevard Material Adverse Effect" or any similar limitation set forth therein) as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case, they shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct would not be a Boulevard Material Adverse Effect.

        (b)   Boulevard shall have complied, in all material respects, with all covenants required to be performed by it as of or prior to the Closing.

        (c)   Boulevard shall have delivered to the Company and Newco a certificate signed by an officer of Boulevard, dated as of the Closing Date, certifying that the conditions specified in Section 11.3(a) and Section 11.3(b) have been fulfilled.

        (d)   All officers and members of the Boulevard Board shall have executed written resignations and releases (in a form that is mutually agreed upon by the Company and Boulevard) effective as of the Effective Time.

        (e)   Boulevard shall have delivered to the Company and Newco a true copy of the resolutions of the Boulevard Board authorizing the execution of this Agreement and the consummation of the transactions contemplated herein, certified by the Secretary or similar officer of Boulevard.

        (f)    Boulevard shall have delivered to Newco a counterpart of the Registration Rights and Lock-Up Agreement duly executed by the Boulevard Sponsor and the other Boulevard Stockholders party thereto.

        (g)   The Pre-Closing Restructuring shall have been consummated pursuant to, and substantially in accordance with, Exhibit C and Section 8.4.

        Section 11.4    Conditions to the Obligations of Company and Boulevard.     The obligations of the Company and Boulevard to consummate the transactions contemplated hereby, including the Merger, are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing jointly by the Company and Boulevard:

        (a)   Representations and Warranties.

            (i)  Each of the representations and warranties of Newco and Merger Sub contained in the first sentence of Section 6.1 (Corporate Organization), Section 6.2 (Subsidiaries), Section 6.3 (Newly

  Formed Entities), Section 6.4 (Due Authorization) and Section 6.8 (Brokers' Fees) (the "Newco Specified Representations") shall be true and correct (without giving any effect to any limitation as to "materiality" or "Newco Material Adverse Effect" or any similar limitation set forth therein) in all material respects as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case, they shall be true and correct on and as of such earlier date).

           (ii)  The representations and warranties of Newco and Merger Sub contained in Section 6.7 (Capitalization) shall be true and correct as of the Closing Date as though made on the Closing Date except for de minimis errors therein (except to the extent such representations and warranties expressly relate to an earlier date, in which case, they shall be so true and correct on and as of such earlier date).

          (iii)  Each of the representations and warranties of the Newco and Merger Sub contained in this Agreement (other than the Newco Specified Representations and the representations and warranties of the Newco and Merger Sub contained in Section 6.7) shall be true and correct (without giving any effect to any limitation as to "materiality" or "Newco Material Adverse Effect" or any similar limitation set forth therein) as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case, they shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct would not be a Newco Material Adverse Effect.

        (b)   Newco and Merger Sub shall have complied, in all material respects, with all covenants required to be performed by them as of or prior to the Closing.

        (c)   Newco shall have delivered to Boulevard and the Company a true copy of the resolutions of the board of directors of Newco authorizing the execution of this Agreement and the consummation of the transactions contemplated herein, certified by the Secretary or similar officer of Newco.

        (d)   Newco shall have delivered to Boulevard and the Company a counterpart of the Registration Rights and Lock-Up Agreement duly executed by Newco.

ARTICLE XII

TERMINATION/EFFECTIVENESS

        Section 12.1    Termination.     This Agreement may be terminated and the transactions contemplated hereby abandoned:

        (a)   by written consent of the Company and Boulevard;

        (b)   by either the Company or Boulevard:

            (i)  if the Merger shall not have been consummated by December 25, 2017; provided that the right to terminate this Agreement pursuant to this Section 12.1(b)(i) shall not be available to a party whose failure to perform any of its material obligations under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Merger to be consummated by such time; or

           (ii)  if this Agreement shall have failed to receive the Boulevard Stockholder Approval at the Boulevard Stockholders' Meeting and at any adjournment or postponement thereof;

        (c)   by the Company (provided that the Company is not then in breach of any representation, warranty, covenant or other agreement contained in this Agreement that would cause any of the conditions set forth in Section 11.2 not to be satisfied), if Boulevard shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this

Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 11.3(a) or Section 11.3(b) and (ii) is incapable of being cured by Boulevard or is not cured within 30 days of written notice thereof to Boulevard;

        (d)   by Boulevard (provided that Boulevard is not then in breach of any representation, warranty, covenant or other agreement contained in this Agreement that would cause any of the conditions set forth in Section 11.3 not to be satisfied), if the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 11.2(a) or Section 11.2(b) and (ii) is incapable of being cured by the Company or is not cured within 30 days of written notice thereof to the Company; or

        (e)   by Boulevard (provided that Boulevard is not then in breach of any representation, warranty, covenant or other agreement contained in this Agreement that would cause any of the conditions set forth in Section 11.3 not to be satisfied) or the Company (provided that the Company is not then in breach of any representation, warranty, covenant or other agreement contained in this Agreement that would cause any of the conditions set forth in Section 11.2 not to be satisfied), if Newco or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 11.4(a) or Section 11.4(b) and (ii) is incapable of being cured by Newco or Merger Sub or is not cured within 30 days of written notice thereof to Newco.

        Section 12.2    Effect of Termination.     Except as otherwise set forth in this Section 12.2, in the event of the termination of this Agreement pursuant to Section 12.1, this Agreement shall forthwith become void and have no effect, without any Liability on the part of any party hereto or its respective Affiliates, officers, directors or stockholders, other than Liability of any party hereto for any intentional breach of a covenant of this Agreement by the Company or Boulevard (but for the avoidance of doubt, excluding Newco and Merger Sub), occurring prior to such termination. The provisions of this Section 12.2 and Sections 13.2, 13.4, 13.5, 13.6, 13.9 and 13.12 (collectively, the "Surviving Provisions") and the Confidentiality Agreement, and any other Section or Article of this Agreement referenced in the Surviving Provisions which are required to survive in order to give appropriate effect to the Surviving Provisions, shall in each case survive any termination of this Agreement.

ARTICLE XIII

MISCELLANEOUS

        Section 13.1    Waiver.     Any party to this Agreement may, at any time prior to the Closing, by action taken by its board of directors, or officers thereunto duly authorized, waive any of the terms or conditions of this Agreement or agree to an amendment or modification to this Agreement in the manner contemplated by Section 13.10 and by an agreement in writing executed in the same manner (but not necessarily by the same Persons) as this Agreement.

        Section 13.2    Notices.     All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when received by facsimile or email (provided that a copy is subsequently delivered by one of the other methods permitted in (i) through (iii) of this Section 13.2), addressed as follows:

  (a)
  If to the Company, to:

    Estre Ambiental S.A.
    1830, Presidente Juscelino Kubitschek Avenue, Tower I, 3rd floor
    Itaim Bibi, São Paulo—SP—Zip code 04543-900
    Attention: Sérgio Messias Pedreiro
                       Julio César de Sá Volotão
    email:        sergio.pedreiro@estre.com.br
                       julio.volotao@estre.com.br

    with a copy to:

    Machado Meyer Sendacz e Opice Advogados
    Avenida Brigadeiro Faria Lima, No. 3144, 11th floor, Itaim Bibi
    Sao Paulo, State of Sao Paulo
    Zip Code 01451-000
    Attention: Arthur B. Penteado and Renato Maggio
    Facsimile: (+55 11) 3150-7071
    email: apenteado@machadomeyer.com.br
    email: rmaggio@machadomeyer.com.br

    Skadden, Arps, Slate, Meagher & Flom LLP
    4 Times Square
    New York, New York 10036
    Attention: Michael A. Civale
    Facsimile: (212) 735-2000
    email: michael.civale@skadden.com

  (b)
  If to Newco to:

    c/o Maples Corporate Services
    Ugland House
    South Church Street
    Grand Cayman KY1-1104
    Cayman Islands

    with a copy (for informational purposes only) to:

    Skadden, Arps, Slate, Meagher & Flom LLP
    4 Times Square
    New York, New York 10036
    Attention: Michael A. Civale
    Facsimile: (212) 735-2000
    email: michael.civale@skadden.com

    Greenberg Traurig, LLP
    200 Park Avenue
    New York, New York 10166
    Attention: Alan Annex
    Facsimile: (212) 801-6400
    email:        annexa@gtlaw.com

    Machado Meyer Sendacz e Opice Advogados
    Avenida Brigadeiro Faria Lima, No. 3144, 11th floor, Itaim Bibi
    Sao Paulo, State of Sao Paulo
    Zip Code 01451-000
    Attention: Arthur B. Penteado and Renato Maggio
    Facsimile: (+55 11) 3150-7071
    email: apenteado@machadomeyer.com.br
    email: rmaggio@machadomeyer.com.br

  (c)
  If to Boulevard prior to the Closing, to:

    Boulevard Acquisition Corp. II
    c/o Avenue Capital Group
    399 Park Avenue, 6th Floor
    New York NY 10022
    Attention: Todd Greenbarg
    email:         tgreenbarg@avenuecapital.com

    with a copy to:

    Greenberg Traurig, LLP
    200 Park Avenue
    New York, New York 10166
    Attention: Alan Annex
    Facsimile: (212) 801-6400
    email:        annexa@gtlaw.com

or to each party at such other address or addresses as such party may from time to time designate in writing.

        Section 13.3    Assignment.     No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 13.3 shall be null and void, ab initio.

        Section 13.4    Rights of Third Parties.     Except for Section 10.6 and, with respect to Angra, Section 10.14, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement.

        Section 13.5    Expenses.     Except as otherwise provided herein, each party hereto shall bear its own Transaction Expenses, whether or not such transactions shall be consummated.

        Section 13.6    Governing Law.     This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

        Section 13.7    Captions; Counterparts.     The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts (and by facsimile or electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        Section 13.8    Schedules and Exhibits.     The Schedules and Exhibits referenced herein are a part of this Agreement as if fully set forth herein.

        Section 13.9    Entire Agreement.     This Agreement (together with the Schedules and Exhibits to this Agreement) and the Confidentiality Agreement constitute the entire agreement among the parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby, including the Original BCA. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the parties except as expressly set forth in this Agreement and the Confidentiality Agreement.

        Section 13.10    Amendments.     This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement. The approval of this Agreement by the stockholders of any of the parties shall not restrict the ability of the board of directors of any of the parties to terminate this Agreement in accordance with Section 12.1 or to cause such party to enter into an amendment to this Agreement pursuant to this Section 13.10, except for an amendment to the Boulevard Per Share Merger Consideration.

        Section 13.11    Severability.     If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

        Section 13.12    Jurisdiction; WAIVER OF TRIAL BY JURY.     In any Action among the parties arising out of or relating to this Agreement or any of the transactions contemplated hereby, each of the parties (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware; (b) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (c) agrees that it will not bring any such Action in any court other than the Court of Chancery for the State of Delaware in and for New Castle County, Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and appellate courts thereof. Service of process, summons, notice or document to any party's address and in the manner set forth in Section 13.2 shall be effective service of process for any such Action. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 13.13    Specific Performance.     The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (a) the parties shall be entitled to seek an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 12.1, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right to seek specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 13.13 shall not be required to provide any bond or other security in connection with any such injunction.

        Section 13.14    Nonsurvival of Representations, Warranties and Covenants.     None of the representations, warranties, covenants and agreements in this Agreement or in any instrument, document or certificate delivered pursuant to this Agreement shall survive the termination of this Agreement or the Effective Time and all such representations, warranties, covenants and agreements shall expire upon the occurrence of the Effective Time (or earlier termination of this Agreement), except for those covenants and agreements contained herein and therein which by their terms expressly apply in whole or in part after the Effective Time and then only to such extent.

[Signature page follows]

        IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first set forth above.

ESTRE AMBIENTAL S.A.
By:	/s/ SERGIO PEDREIRO
	Name:	Sergio Pedreiro
	Title:	Presidente
By:	/s/ ROBERTO NAKAGOME
	Name:	Roberto Nakagome
	Title:	Director Financeiro
BOULEVARD ACQUISITION CORP II CAYMAN HOLDING COMPANY
By:	/s/ DAVID PHILLIPS
	Name:	David Phillips
	Title:	Chief Executive Officer, Chief Financial Officer and Director
BII MERGER SUB CORP.
By:	/s/ DAVID PHILLIPS
	Name:	David Phillips
	Title:	Sole Director, Chairman, President, Treasurer and Secretary
BOULEVARD ACQUISITION CORP. II
By:	/s/ STEPHEN TREVOR
	Name:	Stephen Trevor
	Title:	Chief Executive Officer

[Signature Page to Amended and Restated Business Combination Agreement]

 EXHIBIT D

FORM OF REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

        THIS REGISTRATION RIGHTS AND LOCK-UP AGREEMENT (this "Agreement") is entered into as of [                        ], 2017, by and among Estre Ambiental, Inc., a Cayman Islands exempted company limited by shares (the "Company"), and the undersigned parties listed as Investors on the signature page hereto (each, an "Investor" and collectively, the "Investors").

        WHEREAS, Boulevard Acquisition Corp II, a Delaware corporation ("Boulevard"), and certain of the Investors are parties to that certain Registration Rights Agreement, dated September 21, 2015 (the "Prior Agreement");

        WHEREAS, the Company, Boulevard, Estre Ambiental S.A. and BII Merger Sub Corp. have entered into that certain Amended and Restated Business Combination Agreement, dated as of September 11, 2017 (the "Business Combination Agreement");

        WHEREAS, this Agreement is being entered into on the Closing Date (as defined below), and on the date hereof, immediately upon Closing (as defined in the Business Combination Agreement) the Investors hold the Ordinary Shares (as defined below) and the Sponsor Warrants (as defined below) set forth in the Schedule to this Agreement (other than with respect to the Ordinary Shares issuable in exchange for shares of Boulevard's Class B common stock, par value $0.0001 per share (the "Boulevard Class B Shares")); and

        WHEREAS, the parties to the Prior Agreement desire to terminate the Prior Agreement to provide for the terms and conditions included herein.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     DEFINITIONS. THE FOLLOWING CAPITALIZED TERMS USED HEREIN HAVE THE FOLLOWING MEANINGS:

        "Addendum Agreement" is defined in Section 7.2.

        "Affiliate", in respect of any person or entity, means (a) any direct and/or indirect shareholder, quotaholder, member, manager, partner or general partner of such person or entity or (b) any other person or entity that, directly or indirectly, is in control of or manages, is controlled or managed by, or is under common control or management with, such person or entity.

        "Agreement" means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

        "Boulevard" is defined in the preamble to this Agreement.

        "Boulevard Class B Shares" is defined in the preamble to this Agreement.

        "Business Combination Agreement" is defined in the preamble to this Agreement.

        "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

        "Closing Date" has the meaning given to such term in the Business Combination Agreement.

        "Commission" means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.

        "Company" is defined in the preamble to this Agreement.

        "Demand Registration" is defined in Section 2.2.1.

        "Demand Takedown" is defined in Section 2.1.5(a).

        "Demanding Holder" is defined in Section 2.2.1.

        "Effectiveness Period" is defined in Section 3.1.3.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

        "Family Member" means spouse, lineal descendants, stepchildren, father, mother, brother or sister of a (i) Lock-Up Holder that is an individual or (ii) of such Lock-Up Holder's spouse.

        "Form F-1" is defined in Section 2.2.1.

        "Form F-3" is defined in Section 2.1.1.

        "Indemnified Party" is defined in Section 4.3.

        "Indemnifying Party" is defined in Section 4.3.

        "Initial Demanding Holder" is defined in Section 2.2.1.

        "Investor" is defined in the preamble to this Agreement.

        "Investor Indemnified Party" is defined in Section 4.1.

        "Largest Holder" the Demanding Holder (or, in relation to Section 2.1, the Selling Holder) that holds the greatest number of Registrable Securities requested to be included in a Demand Registration (or, in relation to Section 2.1, a Demand Takedown).

        "Lock-Up" means the restrictions set forth in Section 6.1.

        "Lock-Up Holders" means each of the Investors other than (a) AG Angra Infra-Estrutura Fundo de Investimento em Participações and (b) Iron Fundo de Investimentos em Participações.(1)

        "Lock-Up Securities" is defined in Section 6.1.1.

        "Maximum Number of Shares" is defined in Section 2.2.4.

        "New Registration Statement" is defined in Section 2.1.4.

        "Notices" is defined in Section 7.3.

        "Ordinary Shares" means the ordinary shares, par value $[    •    ] per share, of the Company.

        "Piggy-Back Registration" is defined in Section 2.3.1.

        "Prior Agreement" is defined in the preamble to this Agreement.

        "Pro Rata" is defined in Section 2.2.4.

        "Register," "Registered" and "Registration" mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act,

(1)
AG Angra Infra-Estrutura Fundo de Investimento em Participações ("Angra") will only be a party to this Agreement if it agrees to become a shareholder of Estre Ambiental, Inc. Iron Fundo de Investimentos em Participações ("FIP Iron") will only be a party to this Agreement if it agrees to become a shareholder of Estre Ambiental S.A. on or prior to the Closing Date. Therefore, this carve out is only needed if Angra and/or FIP Iron is a party to this Agreement. Angra and FIP Iron shall not be subject to the Lock-Up.

and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

        "Registrable Securities" means (i) the number of Ordinary Shares (a) set forth on the Schedule to this Agreement (including Ordinary Shares issuable in exchange for Boulevard Class B Shares), and (b) issuable pursuant to the exercise of the Sponsor Warrants set forth on the Schedule to this Agreement, and (ii) the Sponsor Warrants set forth on the Schedule to this Agreement, and all Ordinary Shares issued to any holder with respect to such securities by way of any share split, share dividend or other distribution, recapitalization, share exchange, share reconstruction, amalgamation, contractual control arrangement or similar event. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; or (c) such securities shall have ceased to be outstanding.

        "Registration Statement" means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form F-4, Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

        "Resale Shelf Registration Statement" is defined in Section 2.1.1.

        "Restricted Period" means the period commencing on the Closing Date and ending on the first anniversary of the Closing Date.

        "Requesting Holder" is defined in Section 2.1.5(a).

        "SEC Guidance" is defined in Section 2.1.4.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

        "Selling Holders" is defined in Section 2.1.5(a)(ii).

        "Sponsor Warrants" means the aggregate of 9,750,000 warrants issued by Boulevard at a price of $1.00 per warrant, in a private placement that occurred simultaneously with the completion of the initial public offering of Boulevard, as shall be converted to warrants exercisable for Ordinary Shares in connection with the consummation of the transactions contemplated by the Business Combination Agreement.

        "Underwriter" means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer's market-making activities.

        "Underwritten Takedown" shall mean an underwritten public offering of Registrable Securities pursuant to the Resale Shelf Registration Statement, as amended or supplemented.

        "Warrant Agreement" is defined in Section 2.4.

2.     REGISTRATION RIGHTS.

        2.1    Resale Shelf Registration Rights.

          2.1.1    Registration Statement Covering Resale of Registrable Securities.    The Company shall prepare and file or cause to be prepared and filed with the Commission, no later than 30 days following the date that the Company becomes eligible to use Form F-3 or its successor form ("Form F-3"), a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Investors of all of the Registrable Securities held by or then issuable to Investors (the "Resale Shelf Registration Statement"). The Resale Shelf Registration Statement shall be on Form F-3 or another appropriate form permitting Registration of such Registrable Securities for resale by such Investors. The Company shall use reasonable best efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, and once effective, to keep the Resale Shelf Registration Statement continuously effective under the Securities Act at all times until the expiration of the Effectiveness Period.

          2.1.2    Notification and Distribution of Materials.    The Company shall notify the Investors in writing of the effectiveness of the Resale Shelf Registration Statement and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Investors may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement.

          2.1.3    Amendments and Supplements.    Subject to the provisions of Section 2.1.1 above, the Company shall promptly prepare and file with the Commission from time to time such amendments and supplements to the Resale Shelf Registration Statement and prospectus used in connection therewith as may be necessary to keep the Resale Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities during the Effectiveness Period.

          2.1.4  Notwithstanding the registration obligations set forth in this Section 2.1, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the holders thereof and use its commercially reasonable efforts to file amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a "New Registration Statement"), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form F-3 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the "SEC Guidance"), including without limitation, the Manual of Publicly Available Telephone Interpretations D.29. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration

  Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Investors. In the event the Company amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form F-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

          2.1.5    Notice of Certain Events.    The Company shall promptly notify the Investors in writing of any request by the Commission for any amendment or supplement to, or additional information in connection with, the Resale Shelf Registration Statement required to be prepared and filed hereunder (or prospectus relating thereto). The Company shall promptly notify each Investor in writing of the filing of the Resale Shelf Registration Statement or any prospectus, amendment or supplement related thereto or any post-effective amendment to the Resale Shelf Registration Statement and the effectiveness of any post-effective amendment.

          (a)   If the Company shall receive a request from the holders of holders of at least 15% of the then outstanding number of Registrable Securities(the requesting holder(s) shall be referred to herein as the "Requesting Holder", and collectively, the "Requesting Holders") that the Company effect the Underwritten Takedown of all or any portion of the Requesting Holder's Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall promptly give notice of such requested Underwritten Takedown (each such request shall be referred to herein as a "Demand Takedown") at least 10 Business Days prior to the anticipated filing date of the prospectus or supplement relating to such Demand Takedown to the other Investors and thereupon shall use its reasonable best efforts to effect, as expeditiously as possible, the offering in such Underwritten Takedown of:

              (i)  subject to the restrictions set forth in Section 2.2.4, all Registrable Securities for which the Requesting Holder has requested such offering under Section 2.1.5(a); and

             (ii)  subject to the restrictions set forth in Section 2.2.4, all other Registrable Securities that any holders of Registrable Securities (all such holders, together with the Requesting Holder, the "Selling Holders") have requested the Company to offer by request received by the Company within seven (7) Business Days after such holders receive the Company's notice of the Demand Takedown, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be offered.

          (b)   Promptly after the expiration of the seven Business Day period referred to in Section 2.1.5(a)(ii), the Company will notify all Selling Holders of the identities of the other Selling Holders and the number of shares of Registrable Securities requested to be included in such Underwritten Takedown.

          (c)   The Company shall only be required to effectuate one Underwritten Takedown within any six-month period.

          (d)   If the managing underwriter in an Underwritten Takedown advises the Company and the Requesting Holder that, in its view, the number of shares of Registrable Securities requested to be included in such Underwritten Takedown exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold, the shares included in such Underwritten Takedown will be reduced by the Registrable Securities held by the Selling Holders (applied on a pro rata basis based on the total number of Registrable Securities held by such Investors, subject to a determination by the Commission that certain Investors must be reduced first based on the number of Registrable Securities held by such Investors).

          2.1.6    Selection of Underwriters.    The Largest Holder, after consultation with the Requesting Holders (if other than the Largest Holder), shall have the right to select an Underwriter or Underwriters in connection with such Underwritten Takedown, which Underwriter or Underwriters shall be reasonably acceptable to the Company. In connection with an Underwritten Takedown, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities in such Underwritten Takedown, including, if necessary, the engagement of a "qualified independent underwriter" in connection with the qualification of the underwriting arrangements with the Financial Industry Regulatory Authority, Inc.

          2.1.7  Registrations effected pursuant to this Section 2.1 shall not be counted as Demand Registrations effected pursuant to Section 2.2.

        2.2    Demand Registration.

          2.2.1    Request for Registration.    At any time and from time to time after the expiration of a Lock-Up to which such shares are subject, holders of at least 15% of the then outstanding number of Registrable Securities (the "Initial Demanding Holders") may make a written demand for Registration under the Securities Act of at least 15% of the then outstanding number of Registrable Securities, on Form F-1 or any similar long-form registration statement ("Form F-1") or, if then available, on Form F-3. Each registration requested pursuant to this Section 2.2.1 is referred to herein as a "Demand Registration". Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all Investors that are holders of Registrable Securities of the demand, and each such holder of Registrable Securities who wishes to include all or a portion of such holder's Registrable Securities in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a "Demanding Holder" and collectively, the "Demanding Holders") shall so notify the Company within 15 days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.2.4 and the provisos set forth in Section 3.1.1.

          2.2.2    Effective Registration.    A Registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) the Largest Holder, after consultation with the Initial Demanding Holders (if other than the Largest Holder), thereafter elects to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

          2.2.3    Underwritten Offering.    If the Demanding Holders so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by the Largest Holder, after consultation with the Initial Demanding Holders (if other than the Largest Holder), and subject to the approval of the Company.

          2.2.4    Reduction of Offering.    If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other Ordinary Shares or other securities which the Company desires to sell and the Ordinary Shares, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other shareholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the "Maximum Number of Shares"), then the Company shall include in such registration:

          (a)   first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares that each such Demanding Holder has requested be included in such registration, regardless of the number of shares held by each such Demanding Holder (such proportion is referred to herein as "Pro Rata")) that can be sold without exceeding the Maximum Number of Shares;

          (b)   second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (a), the Ordinary Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares;

          (c)   third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (a) and (b), the Ordinary Shares or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, as to which "piggy-back" registration has been requested by the holders thereof, Pro Rata, that can be sold without exceeding the Maximum Number of Shares.

          2.2.5    Withdrawal.    If the Largest Holder, after consultation with the Initial Demanding Holders (if other than the Largest Holder), disapproves of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such Demanding Holder may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the Largest Holder, after consultation with the Initial Demanding Holders (if other than the Largest Holder), withdraws from a proposed offering relating to a Demand Registration, then either the Demanding Holders shall reimburse the Company for the costs associated with the withdrawn registration (in which case such registration shall not count as a Demand Registration provided for in Section 2.1) or the withdrawn registration shall count as a Demand Registration provided for in Section 2.1.

        2.3    Piggy-Back Registration.

          2.3.1    Piggy-Back Rights.    If at any time after the expiration of a Lock-Up to which the relevant Registrable Securities are subject, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company's existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five days following receipt of such notice (a "Piggy-Back Registration"). The Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

          2.3.2    Reduction of Offering.    If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of Ordinary Shares which the Company desires to sell, taken together with Ordinary Shares, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder and the Registrable Securities as to which registration has been requested under this Section 2.3, exceeds the Maximum Number of Shares, then the Company shall include in any such registration:

          (a)   if the registration is undertaken for the Company's account:

              (i)  first, the Ordinary Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares;

             (ii)  second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Ordinary Shares or other securities, if any, comprised of Registrable Securities, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares, Pro Rata; and

            (iii)  third, to the extent that the Maximum Number of shares has not been reached under the foregoing clauses (i) and (ii), the Ordinary Shares or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares; and

          (b)   if the registration is a "demand" registration undertaken at the demand of persons other than the holders of Registrable Securities:

              (i)  first, the Ordinary Shares or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares;

             (ii)  second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Ordinary Shares or other securities, if any, comprised of Registrable Securities, Pro Rata, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares;

            (iii)  third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the Ordinary Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and

            (iv)  fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i), (ii) and (iii), the Ordinary Shares or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

          2.3.3    Withdrawal.    Any holder of Registrable Securities may elect to withdraw such holder's request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3. .

        2.4    Registration of Class B Shares.     The Company shall use its reasonable best efforts to include the Ordinary Shares issuable in exchange for Boulevard Class B Shares in the Registration Statement to be filed with the Commission pursuant to Section 7.4.1 of the Warrant Agreement, dated as of September 21, 2015, as amended, by and between Boulevard and Continental Stock Transfer & Trust Company, as warrant agent (the "Warrant Agreement").

3.     REGISTRATION PROCEDURES.

        3.1    Filings; Information.     Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

          3.1.1    Filing Registration Statement.    The Company shall use its reasonable best efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its reasonable best efforts to cause such Registration Statement to become effective and use its reasonable best efforts to keep it effective for the Effectiveness Period; provided, however, that the Company shall have the right to defer any Demand Registration for up to 60 days, and any Piggy-Back Registration for such period as may be applicable to deferment of any Demand Registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by the President or Chairman of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Registration Statement to be effected at such time; provided further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso for more than a total of 60 days in any 365-day period in respect of a Demand Registration hereunder.

          3.1.2    Copies.    The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders' legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

          3.1.3    Amendments and Supplements.    The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn (the "Effectiveness Period").

          3.1.4    Notification.    After the filing of a Registration Statement, the Company shall promptly, and in no event more than two Business Days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon.

          3.1.5    Securities Laws Compliance.    The Company shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or "blue sky" laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

          3.1.6    Agreements for Disposition.    The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement, and the representations, warranties and covenants of the holders of Registrable Securities included in such registration statement in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the Company.

          3.1.7    Comfort Letter.    The Company shall obtain a "cold comfort" letter from the Company's independent registered public accountants in the event of an underwritten offering, in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the managing Underwriter may reasonably request, and reasonably satisfactory to the Largest Holder, after consultation with the Initial Demanding Holders (if other than the Largest Holder).

          3.1.8    Opinions.    On the date the Registrable Securities are delivered for sale pursuant to any Registration, the Company shall obtain an opinion, dated such date, of one (1) counsel representing the Company for the purposes of such Registration, addressed to the holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions, and reasonably satisfactory to the Largest Holder, after consultation with the Initial Demanding Holders (if other than the Largest Holder).

          3.1.9    Cooperation.    The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

          3.1.10    Records.    Upon execution of confidentiality agreements, the Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

          3.1.11    Earnings Statement.    The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of 12 months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

          3.1.12    Listing.    The Company shall use its reasonable best efforts to cause all Registrable Securities included in any Registration Statement to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated.

        3.2    Obligation to Suspend Distribution.     Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4(iv), or, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company's Board of Directors, of the ability of all "insiders" covered by such program to transact in the Company's securities because of the existence of material non-public information, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of "insiders" to transact in the Company's securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

        3.3    Registration Expenses.     The Company shall bear all costs and expenses incurred in connection with the Resale Shelf Registration Statement pursuant to Section 2.1, any Demand Registration pursuant to Section 2.1, any Demand Takedown pursuant to Section 2.1.5(a)(i), any Piggy-Back Registration pursuant to Section 2.3, and any registration on Form F-3 effected pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or "blue sky" laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.10; (vi) any fees of the Financial Industry Regulatory Authority, Inc.; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company; (viii) the fees and expenses of any special experts retained by the Company in connection with such registration and (ix) the fees and expenses of one legal counsel selected by the Largest Holder, after consultation with the Initial Demanding Holders (if other than the Largest Holder). The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling shareholders and the Company shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

        3.4    Information.     The holders of Registrable Securities shall promptly provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act and in connection with the Company's obligation to comply with Federal and applicable state securities laws.

4.     INDEMNIFICATION AND CONTRIBUTION.

        4.1    Indemnification by the Company.     The Company agrees to indemnify and hold harmless each Investor and each other holder of Registrable Securities, and each of their respective officers, employees, Affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls an Investor and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an "Investor Indemnified Party"), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein, or is based on any selling holder's violation of the federal securities laws (including Regulation M) or failure to sell the Registrable Securities in accordance with the plan of distribution contained in the prospectus.

        4.2    Indemnification by Holders of Registrable Securities.     Each selling holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers, and each other selling holder and each other person, if any, who controls another selling holder within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, or is based on any selling holder's violation of the federal securities laws (including Regulation M) or failure to sell the Registrable Securities in accordance with the plan of distribution contained in the prospectus, and shall reimburse the Company, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder's indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.

        4.3    Conduct of Indemnification Proceedings.     Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Sections 4.1 or 4.2, such person (the "Indemnified Party") shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the "Indemnifying Party") in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel, which counsel is reasonably acceptable to the Indemnifying Party) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

        4.4    Contribution.

          4.4.1  If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          4.4.2  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4.2 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

          4.4.3  The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.     RULES 144, 144A AND REGULATION S.

        5.1   The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available such necessary information for so long as necessary to permit sales that would otherwise be permitted by this Agreement pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time or any similar rule or regulation hereafter adopted by the Commission), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without Registration under the Securities Act in transactions that would otherwise be permitted by this Agreement and within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

        5.2   If requested, the Company shall cooperate with the holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing such Registrable Securities and not bearing any restrictive legends (including the delivery of any required opinions to the applicable transfer agent).

6.     LOCK-UP.

        6.1    Lock-Up.     Each of the Lock-Up Holders agrees not to, either directly or indirectly, during the Restricted Period:

          6.1.1  sell or offer or contract to sell or offer, grant any option or warrant for the sale of, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of (all being referred to as a "Transfer") any legal or beneficial interest in Registrable Securities (which excludes, for the avoidance of doubt, any Ordinary Shares acquired after the Closing Date in any open-market transaction) (together, the "Lock-Up Securities");

          6.1.2  enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any of the Lock-Up Securities, whether such swap transaction is to be settled by delivery of any Lock-Up Securities or other securities of any person, in cash or otherwise; or

          6.1.3  publicly disclose the intention to make any Transfer, or to enter into any transaction, swap, hedge or other arrangement relating to any of the Lock-Up Securities.

        6.2    Permitted Transfers.     The limitations set forth in Section 6.1 shall not apply to any Transfer of Lock-Up Securities:

          6.2.1  in the case of a Lock-Up Holder that is an entity, to any Affiliate of such Lock-Up Holder;

          6.2.2  in the case of a Lock-Up Holders who is an individual, either during such Lock-Up Holder's lifetime or on the death of such Lock-Up Holder, (i)(a) by gift, (b) by will or intestate succession, or (c) by judicial decree, in each case to such Lock-Up Holder's Family Members, including a qualified domestic relations order, or (ii) to trusts, limited partnerships and similar entities primarily for the direct or indirect benefit of such Lock-Up Holder or his or her Family Members;

          6.2.3  by a Lock-Up Holder to any member, director or officer, or any Affiliates of such Lock-Up Holder or the members of such Lock-Up Holder;

          6.2.4  by Wilson Quintella Filho (or his Family Members) or Hulshof Participações Ltda. (or its Affiliates) to Gisele Mara de Moraes (or her Family Members);

          6.2.5  by Wilson Quintella Filho to Banco BTG Pactual S.A. or any of its Affiliates as a result of the foreclosure of any lien (including a fiduciary lien), pledge, charge, security interest or encumbrance of any kind in respect of any Lock-Up Securities in connection with, or the transfer of such Lock-Up Securities to satisfy any obligations under, any loan, financing or lending arrangements existing on the date of this Agreement between Wilson Quintella Filho and Banco BTG Pactual S.A. or any of its Affiliates;

          6.2.6  in connection with the Company's consummation of any merger, share exchange or similar transaction that results in all of the Company's security holders having the right to exchange Lock-Up Securities for cash, securities or other property (or the provision of an irrevocable undertaking in respect thereof);

          6.2.7  pursuant to the acceptance of a general offer for all the share capital of the Company made to all holders thereof on equal terms (or the provision of an irrevocable undertaking in respect thereof); and

          6.2.8  in connection with the Debt Restructuring (as defined in the Business Combination Agreement),

provided that, in the case of Section 6.2.1 through Section 6.2.4, prior to or simultaneously with the Transfer, the transferee shall execute a legal, valid and binding agreement stating that the transferee is receiving and holding the Lock-Up Securities subject to the provisions of this Section 6.

        6.3    No Effect of Transfers.     No Transfer of any Lock-Up Securities in violation of any provision of this Section 6 will be effective to pass any title to such Lock-Up Securities, or to create any interest therein in favor of, any person.

        6.4    Restrictive Legend.     Certificates representing Lock-Up Securities may bear the following legend: "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP AGREEMENT AMONG THE REGISTERED OWNER OF SUCH SECURITIES, ESTRE AMBIENTAL, INC. AND CERTAIN OTHER PARTIES THERETO THAT MATERIALLY RESTRICTS THE TRANSFERABILITY OF THE SECURITIES. A COPY OF THE AGREEMENT IS ON FILE WITH ESTRE AMBIENTAL, INC.

        6.5    Stop Transfer Instructions.     In order to ensure compliance with the provisions of this Section 6, each Lock-Up Holder agrees that the Company may issue appropriate "stop transfer" certificates or instructions with the Company's transfer agent and registrar against the transfer of a Lock-Up Holder's Lock-Up Securities, or otherwise make adequate provision to restrict the transferability of the Lock-Up Securities, in the event of a transfer other than in compliance with the provisions of Section 6 of this Agreement and that the Company may make appropriate notations to the same effect in its records

7.     MISCELLANEOUS.

        7.1    Other Registration Rights and Arrangements.     The Company represents and warrants that no person, other than a holder of the Registrable Securities and other than pursuant to the Warrant Agreement, has any right to require the Company to register any of the Company's share capital for sale or to include the Company's share capital in any registration filed by the Company for the sale of shares for its own account or for the account of any other person. The Company and the Investors that are party to the Prior Agreement hereby terminate the Prior Agreement and any similar agreement in effect as of the date hereof. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement and in the event of any conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

        7.2    Assignment; No Third Party Beneficiaries.     This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any permitted transfer of Registrable Securities by any such holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns and the holders of Registrable Securities and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Section 4 and this Section 7.2. The rights of a holder of Registrable Securities under this Agreement may be transferred by such a holder to a transferee; provided, that such transfer is in compliance with the provisions of Section 6 of this Agreement; provided, further, that such transferee has executed and delivered to the Company a properly completed agreement to be bound by the terms of this Agreement substantially in form attached as an Exhibit hereto (an "Addendum Agreement"), and the transferor shall have delivered to the Company no later than 30 days following the date of the transfer, written notification of such transfer setting forth the name of the transferor, the name and address of the transferee, and the number of Registrable Securities so transferred. The execution of an Addendum Agreement shall constitute a permitted amendment of this Agreement.

        7.3    Notices.     All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by facsimile or email, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given (i) on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a Business Day or is after normal business hours, then such notice shall be deemed given on the next Business Day (ii) one Business Day after being deposited with a reputable courier service with an order for next-day delivery, to the parties as follows:

        If to the Company:

    [            ]
    Attn: [            ]
    Facsimile: [            ]
    Email: [            ]

        with a copy to:

    Skadden, Arps, Slate, Meagher & Flom LLP
    Four Times Square
    New York, New York 10036
    Attn: Michael Civale / Mathias von Bernuth
    Facsimile: (212) 735-2000
    Email: Michael.Civale@skadden.com/Mathias.vonBernuth@skadden.com

        If to the Boulevard Sponsors:

    [            ]
    Attn: [            ]
    Facsimile: [            ]
    Email: [            ]

        with a copy to:

    Greenberg Traurig, LLP
    200 Park Avenue
    New York, NY 10166
    Attn: Alan I. Annex
    Facsimile: (212) 801-6400
    Email: annexa@gtlaw.com

        If to an Investor, to the address set forth under such Investor's signature to this Agreement or to such Investor's address as found in the Company's books and records.

        7.4    Severability.     This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

        7.5    Counterparts.     This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

        7.6    Governing Law.     This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

        7.7    Jurisdiction; WAIVER OF TRIAL BY JURY.     In any litigation, claim, action, suit, case, dispute, arbitration or other proceeding among the parties arising out of or relating to this Agreement or any of the transactions contemplated hereby, each of the parties (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware; (b) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (c) agrees that it will not bring any such action in any court other than the Court of Chancery for the State of Delaware in and for New Castle County, Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and appellate courts thereof. Service of process, summons, notice or document to any party's address and in the manner set forth in Section 7.3 shall be effective service of process for any such action. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        7.8    Entire Agreement.     This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, including without limitation the Prior Agreement.

[Signature Page Follows]

        IN WITNESS WHEREOF, the parties have caused this Registration Rights and Lock-Up Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY:
ESTRE AMBIENTAL, INC.
By:
Name: Title:
INVESTORS:
[Signature blocks to be inserted.]

SIGNATURE PAGE TO REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

 SCHEDULE(2)

Investors

Investor	Number of Ordinary Shares(3)	Number of Sponsor Warrants(4)
Former shareholders of Estre Ambiental S.A.
[One line in this table for each shareholder of Estre Ambiental, Inc. immediately prior to the Effective Time to be inserted, together with any holders of Sponsor Warrants (see footnote 4).]	[•]	[•]
Certain former equityholders of Boulevard Acquisition Corp II
Boulevard Acquisition Sponsor II, LLC	[•]	[•]
Unaffiliated entity that purchased founders' shares and private placement warrants	[•]	[•]

(2)
Numbers for Ordinary Shares and Sponsor Warrants to be provided in Schedule to executed Agreement.

(3)
Includes Ordinary Shares issuable in exchange for Boulevard Class B Shares.

(4)
Any Sponsor Warrants that are acquired by any current or former future shareholder of Estre Ambiental S.A. or Estre Ambiental, Inc. on or prior to the Closing Date shall be included in this Schedule and the number of Sponsor Warrants held by Boulevard shall be adjusted accordingly.

 EXHIBIT

Addendum Agreement

        This Addendum Agreement ("Addendum Agreement") is executed on                        , 20    , by the undersigned (the "New Holder") pursuant to the terms of that certain Registration Rights and Lock-Up Agreement dated as of [                        ], 2017 (the "Agreement"), by and among the Company and the Investors identified therein, as such Agreement may be amended, supplemented or otherwise modified from time to time. Capitalized terms used but not defined in this Addendum Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Addendum Agreement, the New Holder agrees as follows:

        1.    Acknowledgment.     New Holder acknowledges that New Holder is acquiring certain Registrable Securities (as defined in the Agreement) as a transferee of such Registrable Securities from a party in such party's capacity as a holder of Registrable Securities under the Agreement, and after such transfer, New Holder shall be considered an "Investor" and a holder of Registrable Securities for all purposes under the Agreement.

        2.    Agreement.     New Holder hereby (a) agrees that the Registrable Securities shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if the New Holder were originally a party thereto.

        3.    Notice.     Any notice required or permitted by the Agreement shall be given to New Holder at the address or facsimile number listed below New Holder's signature below.

NEW HOLDER:	ACCEPTED AND AGREED:
Print Name:	ESTRE AMBIENTAL, INC.

By:	By:

 EXHIBIT E

ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

        This Assignment, Assumption and Amendment Agreement (this "Agreement") is made as of [                        ], 2017, by and among Boulevard Acquisition Corp. II, a Delaware corporation (the "Company"), Boulevard Acquisition Corp II Cayman Holding Company, an exempted company limited by shares incorporated under the laws of the Cayman Islands ("Newco"), and Continental Stock Transfer & Trust Company, a New York corporation (the "Warrant Agent").

        WHEREAS, the Company and the Warrant Agent are parties to that certain Warrant Agreement, dated as of September 21, 2015, and filed with the United States Securities and Exchange Commission on September 28, 2015 (the "Existing Warrant Agreement");

        WHEREAS, capitalized terms used herein, but not otherwise defined, shall have the meanings given to such terms in the Existing Warrant Agreement;

        WHEREAS, pursuant to the Existing Warrant Agreement, the Company issued (a) 9,750,000 warrants to the Sponsor and an unaffiliated purchaser (collectively, the "Private Placement Warrants") to purchase shares of the Company's Class A common stock, par value $0.0001 per share ("Common Stock") simultaneously with the closing of the Offering, at a purchase price of $1.00 per Private Placement Warrant, with each Private Placement Warrant being exercisable for one share of Common Stock and with an exercise price of $11.50 per share, and (b) 18,500,000 warrants to public investors in the Offering (collectively, the "Public Warrants") to purchase shares of Common Stock, with each Public Warrant being exercisable for one share of Common Stock and with an exercise price of $11.50 per share;

        WHEREAS, on August 15, 2017, that certain Business Combination Agreement was entered into by and among the Company and Estre Ambiental S.A., sociedad anonima organized under the laws of Brazil ("Estre");

        WHEREAS, on September 11, 2017, that certain Amended and Restated Business Combination Agreement (the "Amended and Restated Business Combination Agreement") was entered into by and among the Company, Estre, Newco and BII Merger Sub Corp., a Delaware corporation and a direct wholly owned subsidiary of Newco ("Merger Sub");

        WHEREAS, all of the Warrants are governed by the Existing Warrant Agreement;

        WHEREAS, pursuant to the provisions of the Amended and Restated Business Combination Agreement Merger Sub will merge with and into the Company with the Company surviving such merger as a wholly owned subsidiary of Newco (the "Merger"), and, as a result of the Merger, the holders of Common Stock of the Company shall become holders of Ordinary Shares of Newco, par value $[            ] per share (the "Ordinary Shares");

        WHEREAS, upon consummation of the Merger, as provided in Section 4.4 of the Existing Warrant Agreement, the Warrants will no longer be exercisable for shares of Common Stock but instead will be exercisable (subject to the terms and conditions of the Existing Warrant Agreement as amended hereby) for Ordinary Shares of Newco;

        WHEREAS, the Board of the Company has determined that the consummation of the transactions contemplated by the Amended and Restated Business Combination Agreement will constitute a Business Combination (as defined in Section 3.2 of the Existing Warrant Agreement);

        WHEREAS, in connection with the Merger, the Company desires to assign all of its right, title and interest in the Existing Warrant Agreement to Newco and Newco wishes to accept such assignment; and

        WHEREAS, Section 9.8 of the Existing Warrant Agreement provides that the Company and the Warrant Agent may amend the Existing Warrant Agreement without the consent of any Registered Holders for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained therein or adding or changing any other provisions with respect to matters or questions arising under the Existing Warrant Agreement as the Company and the Warrant Agent may deem necessary or desirable and that the Company and the Warrant Agent deem shall not adversely affect the interest of the Registered Holders.

        NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows.

        1.    Assignment and Assumption; Consent.

        1.1    Assignment and Assumption.     The Company hereby assigns to Newco all of the Company's right, title and interest in and to the Existing Warrant Agreement (as amended hereby) as of the Effective Time (as defined in the Amended and Restated Business Combination Agreement). Newco hereby assumes, and agrees to pay, perform, satisfy and discharge in full, as the same become due, all of the Company's liabilities and obligations under the Existing Warrant Agreement (as amended hereby) arising from and after the Effective Time.

        1.2    Consent.     The Warrant Agent hereby consents to the assignment of the Existing Warrant Agreement by the Company to Newco pursuant to Section 1.1 hereof effective as of the Effective Time, and the assumption of the Existing Warrant Agreement by Newco from the Company pursuant to Section 1.1 hereof effective as of the Effective Time, and to the continuation of the Existing Warrant Agreement in full force and effect from and after the Effective Time, subject at all times to the Existing Warrant Agreement (as amended hereby) and to all of the provisions, covenants, agreements, terms and conditions of the Existing Warrant Agreement and this Agreement.

        2.    Amendment of Existing Warrant Agreement.     The Company and the Warrant Agent hereby amend the Existing Warrant Agreement as provided in this Section 2, effective as of the Effective Time, and acknowledge and agree that the amendments to the Existing Warrant Agreement set forth in this Section 2 are necessary or desirable and that such amendments do not adversely affect the interests of the Registered Holders:

        2.1    Preamble.     The preamble on page one of the Existing Warrant Agreement is hereby amended by deleting "Boulevard Acquisition Corp. II, a Delaware corporation" and replacing it with "Boulevard Acquisition Corp II Cayman Holding Company, an exempted company limited by shares incorporated under the laws of the Cayman Islands". As a result thereof, all references to the "Company" in the Existing Warrant Agreement shall be references to Boulevard Acquisition Corp II Cayman Holding Company rather than Boulevard Acquisition Corp. II.

        2.2    Recitals.     The recitals on pages one and two of the Existing Warrant Agreement are hereby deleted and replaced in their entirety as follows:

          "WHEREAS, on September 3, 2015, Boulevard Acquisition Corp. II ("Boulevard Acquisition") entered into that certain Sponsor Warrants Purchase Agreement, as amended and restated on September 14, 2015 (the "Private Placement Warrants Purchase Agreement"), with Boulevard Acquisition Sponsor II, LLC, a Delaware limited liability company (the "Sponsor"), pursuant to which the Sponsor agreed to purchase an aggregate of 9,350,000 warrants (or up to 10,400,000 warrants if the Over-allotment Option (as defined below) in connection with the in the Offering (as defined below) is exercised in full) simultaneously with the closing of the Offering bearing the legend set forth in Exhibit B hereto (the "Private Placement Warrants") at a purchase price of one dollar ($1.00) per Private Placement Warrant;

          WHEREAS, the Sponsor and Capitol Acquisition Partners, LLC, a Delaware limited liability company ("Capitol"), have entered into that certain Private Warrants Purchase Assignment Agreement, dated as of September 18, 2015 (the "Private Warrants Purchase Agreement"), pursuant to which the Sponsor assigned to Capitol the right and obligation to purchase 233,750 of the Private Placement Warrants (or up to 260,000 Private Placement Warrants if the Over-allotment Option in connection with the Company's Offering is exercised in full), simultaneously with the closing of the Offering at a purchase price of one dollar ($1.00) per Private Placement Warrant;

          WHEREAS, pursuant to the Private Placement Warrants Purchase Agreement and the Private Warrants Purchase Agreement, in connection with the Offering (including the partial exercise by the underwriters of the Over-allotment Option in the Offering), Sponsor purchased 9,506,250 Private Placement Warrants and Capitol purchased 243,750 Private Placement Warrants; and

          WHEREAS, on September 25, 2015, Boulevard Acquisition consummated an initial public offering of 35,000,000 units and on October 9, 2015 Boulevard Acquisition issued and sold an additional 2,000,000 units pursuant to the underwriters' partial exercise of their over-allotment option (collectively, the "Offering"), each such unit comprised of one share of Boulevard Acquisition Common Stock (as defined below) and half of one Public Warrant (as defined below) (the "Units") and, in connection therewith, issued and delivered 18,500,000 warrants to public investors in the Offering (the "Public Warrants" and, together with the Private Placement Warrants, the "Warrants"). Each whole Warrant entitled the holder thereof to purchase one share of Class A Common Stock of Boulevard Acquisition, par value $.0001 per share, (the "Boulevard Acquisition Common Stock"), for $11.50 per share, subject to adjustment as described herein; and

          WHEREAS, Boulevard Acquisition has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1, No. 333-206077 (the "Registration Statement") and prospectus (the "Prospectus"), for the registration, under the Securities Act of 1933, as amended (the "Securities Act"), of the Units, the Public Warrants and the Boulevard Acquisition Common Stock included in the Units; and

          WHEREAS, on [                        ], 2017, the Company, Boulevard Acquisition and the Warrant Agent entered into an Assignment, Assumption and Amendment Agreement (the "Warrant Assumption Agreement"), pursuant to which Boulevard Acquisition assigned this Agreement to the Company and the Company assumed this Agreement from Boulevard Acquisition; and

          WHEREAS, Boulevard Acquisition, the Company, Estre Ambiental S.A., sociedad anonima organized under the laws of Brazil ("Estre") and BII Merger Sub Corp., a Delaware corporation and a direct wholly owned subsidiary of the Company ("Merger Sub") are parties to that certain Amended and Restated Business Combination Agreement, dated as of September 11, 2017 (the "Business Combination Agreement"), which, among other things, provides for the merger of Merger Sub with and into Boulevard Acquisition with Boulevard Acquisition surviving such merger as a wholly owned subsidiary of the Company (the "Merger"), and, as a result of the Merger, the holders of Boulevard Acquisition Common Stock shall become holders of Ordinary Shares of the Company, par value $[            ] per share (the "Ordinary Shares"); and

          WHEREAS, pursuant to the Business Combination Agreement, the Warrant Assumption Agreement and Section 4.4 of this Agreement, effective as of the Effective Time (as defined in the Business Combination Agreement), Warrants will no longer be exercisable for shares of Boulevard Acquisition Common Stock but instead will be exercisable (subject to the terms and conditions of this Agreement) for Ordinary Shares of the Company; and

          WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants; and

          WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

          WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

          NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:"

        2.3    Reference to Ordinary Shares.     All references to "Common Stock" in the Existing Warrant Agreement (including all Exhibits thereto) shall mean "Ordinary Shares" of Newco.

        2.4    Detachability of Warrants.     Section 2.4 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

  "[INTENTIONALLY OMITTED]"

  Except that the defined terms "Business Day" and "Over-allotment Option" set forth therein shall be retained for all purposes of the Existing Warrant Agreement.

        2.5    Duration of Warrants.     The first sentence of Section 3.2 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

  "A Warrant may be exercised only during the period (the "Exercise Period") commencing on the date that is thirty (30) days after the consummation of the transactions contemplated by the Amended and Restated Business Combination Agreement (a "Business Combination"), and terminating at 5:00 p.m., New York City time on the earlier to occur of: (x) the date that is five (5) years after the date on which the Business Combination is completed, (y) the liquidation of the Company, or (z) other than with respect to the Private Placement Warrants, the Redemption Date (as defined below) as provided in Section 6.2 hereof (the "Expiration Date"); provided, however, that the exercise of any Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 3.3.2 below with respect to an effective registration statement."

        3.    Miscellaneous Provisions.

        3.1    Effectiveness of Warrant.     Each of the parties hereto acknowledges and agrees that the effectiveness of this Agreement shall be expressly subject to the occurrence of the Merger (as defined in the Amended and Restated Business Combination Agreement) and shall automatically be terminated and shall be null and void if the Amended and Restated Business Combination Agreement shall be terminated for any reason.

        3.2    Successors.     All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

        3.3    Severability.     This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

        3.4    Applicable Law.     The validity, interpretation and performance of this Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereby agree that any action, proceeding or claim against a party arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

        3.5    Examination of the Warrant Agreement.     A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the Registered Holder of any Warrant. The Warrant Agent may require any such holder to submit his Warrant for inspection by it.

        3.6    Counterparts.     This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

        3.7    Effect of Headings.     The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

        3.8    Entire Agreement.     This Agreement and the Existing Warrant Agreement, as modified by this Agreement, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

        [Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the date first above written.

BOULEVARD ACQUISITION CORP. II
By:
Name:
Title:
BOULEVARD ACQUISITION CORP II CAYMAN HOLDING COMPANY
By:
Name:
Title:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent
By:
Name:
Title:

 EXHIBIT H

CERTIFICATE OF INCORPORATION
OF
[                                    ] CORP.
ARTICLE I

NAME

        The name of the corporation is [                        ]  Corp. (the "Corporation").

ARTICLE II

PURPOSE

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL"). In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

ARTICLE III

REGISTERED AGENT

        The address of the registered office of the Corporation in the State of Delaware is Cogency Global Inc., 850 New Burton Road, Suite 201, Dover, DE 19904, County of Kent, and the name of the Corporation's registered agent at such address is Cogency Global Inc.

ARTICLE IV

CAPITALIZATION

        4.1    Authorized Capital Stock.     The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is [46,250,000] shares of common stock (the "Common Stock"), including (i) [37,000,000] shares of Class A Common Stock (the "Class A Common Stock") and (ii) 9,250,000 shares of Class B Common Stock (the "Class B Common Stock"). [Note: Estre to decide how many shares of Class A Common Stock should be outstanding.]

        4.2   Common Stock.

          (a)   The holders of shares of Class A Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote. The Class B Common Stock shall be non-voting except as expressly provided in this Certificate of Incorporation.

          (b)   Class B Common Stock.

              (i)  Shares of Class B Common Stock are exchangeable for Ordinary Shares of Estre Ambiental, Inc., a Cayman Islands exempted company limited by shares ("Parent"), upon the terms and subject to the conditions specified in the Exchange and Support Agreement, dated                                    , 2017 (the "Exchange Agreement"), by and among Parent, the Corporation and the holders of shares of Class B Common Stock party thereto.

             (ii)  To the extent an outstanding share of Class B Common Stock shall be exchanged for an Ordinary Share of Parent in accordance with the Exchange Agreement, such share of Class B Common Stock shall be cancelled and no longer considered outstanding.

            (iii)  Holders of shares of Class B Common Stock shall be entitled to all of the rights, preferences and privileges specified in the Exchange Agreement.

          (c)   Except as otherwise required by law, this Certificate of Incorporation or the Exchange Agreement, at any annual or special meeting of the stockholders of the Corporation, the holders of the Class A Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders.

          (d)   The holders of shares of the Class A Common Stock, as a separate class, shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if determined and declared thereon by the Board from time to time, in its sole discretion, out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions pro rata on a per share basis. The holders of shares of the Class B Common Stock, as a separate class, shall not be entitled to receive dividends or other distributions (payable in cash, property or capital stock of the Corporation) except to the extent the Board has declared a dividend or other distribution of equal or greater amount on the shares of Class A Common Stock (on a per share basis), the Corporation shall have paid such dividend or distribution in full and the Board, in its sole discretion, shall have determined to declare such a dividend or distribution.

          (e)   In addition to any vote as may be required of the holders of shares of Class A Common Stock, so long as any shares of Class B Common Stock shall remain outstanding, the vote, approval or consent of the holders of two-thirds (2/3) of the outstanding shares of Class B Common Stock, voting as a separate class, shall be required in order for the Corporation to voluntarily liquidate, dissolve or windup of the Corporation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them.

ARTICLE V

BOARD OF DIRECTORS

        5.1    Board Powers.     The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors (the "Board"). In addition to the powers and authority expressly conferred upon the Board by statute, this Certificate of Incorporation or the Bylaws ("Bylaws") of the Corporation, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL and this Certificate of Incorporation.

        5.2   Number, Election and Term.

          (a)   The number of directors of the Corporation shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

          (b)   A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director's earlier death, resignation, retirement, disqualification or removal.

          (d)   Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

        5.3    Newly Created Directorships and Vacancies.     Newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely by a majority vote of the remaining directors then in office or by the holders of a majority of the outstanding shares of Class A Common Stock and any director so chosen shall hold office until the next annual meeting of stockholders, subject, however, to such director's earlier death, resignation, retirement, disqualification or removal.

        5.4    Removal.     Any or all of the directors may be removed from office at any time, with or without cause, by the affirmative vote of holders of a majority of the shares of Class A Common Stock.

ARTICLE VI

BYLAWS

        In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws, unless otherwise specified in the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, the affirmative vote of the holders of at least a majority of the shares of Class A Common Stock shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws, unless otherwise specified in the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII

MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

        7.1    Meetings.     Subject to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, or by the holders of a majority of the outstanding shares of Class A Common Stock.

        7.3    Action by Written Consent.     Any action required or permitted to be taken by the stockholders of the Corporation may be effected by a written consent of the stockholders holding a sufficient number of shares as would be required to take such action.

ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION

        8.1    Limitation of Director Liability.     A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

        Section 8.2 Indemnification and Advancement of Expenses.

          (a)   To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys' fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

          (b)   The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Certificate of Incorporation, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

          (c)   Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

          (d)   This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX

CORPORATE OPPORTUNITY

        The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to any officers or directors of the Corporation, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Certificate of Incorporation or in the future. In addition to the foregoing, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the officers or directors of the Corporation unless such corporate opportunity is offered to such person solely in his or her capacity as an officer or director of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.

 ARTICLE X

AMENDMENT OF
CERTIFICATE OF INCORPORATION

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by this Certificate of Incorporation and the DGCL; provided, that any amendment, alteration, change or repeal of any provision of this Certificate of Incorporation which affects the rights, preferences and privileges of the holders of shares of Class B Common Stock shall require the vote, approval or consent of the holders of two-thirds (2/3) of the outstanding shares of Class B Common Stock, voting as a separate class; and, except as set forth in Article VIII, all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article X.

 EXHIBIT I

EXCHANGE AND SUPPORT AGREEMENT
BY AND AMONG
ESTRE AMBIENTAL, INC.,
BOULEVARD ACQUISITION CORP. II,
AND
THE HOLDERS OF SHARES OF CLASS B COMMON STOCK OF
BOULEVARD ACQUISITION CORP. II
Dated                        , 2017

 TABLE OF CONTENTS

Page
ARTICLE I DEFINITIONS		A-I-3
Section 1.1	Defined Terms	A-I-3
Section 1.2	Terms Generally	A-I-5
ARTICLE II EXCHANGE RIGHT		A-I-5
Section 2.1	Exchange Right	A-I-5
Section 2.2	Exchange Right Procedures	A-I-5
Section 2.3	Effect on Boulevard Class B Common Stock Surrendered	A-I-6
Section 2.4	Effect on Company Class B Shares	A-I-6
Section 2.5	Take-Overs, Mergers and Registrations	A-I-6
ARTICLE III EXCHANGE RATIO		A-I-6
Section 3.1	Exchange Ratio; Adjustment of Exchange Ratio	A-I-6
ARTICLE IV SUPPORT		A-I-6
Section 4.1	Taxes	A-I-6
Section 4.2	No Effect on Agreement	A-I-7
Section 4.3	Continuing Agreement	A-I-7
Section 4.4	Reservation of Shares	A-I-7
Section 4.5	Dilutive Actions; Issuances; Shareholder Rights; Fundamental Transactions	A-I-7
Section 4.6	Government Authority Approval	A-I-8
ARTICLE V REPRESENTATIONS AND WARRANTIES		A-I-9
Section 5.1	Representations and Warranties of the Company	A-I-9
Section 5.2	Representations and Warranties of the Exchanging Shareholders	A-I-9
ARTICLE VI SECURITIES LAW MATTERS		A-I-10
Section 6.1	Securities Law Transfer Restrictions	A-I-10
Section 6.2	Register of Members and Notation	A-I-10
Section 6.3	Supplemental Listing	A-I-10
ARTICLE VII MISCELLANEOUS		A-I-11
Section 7.1	Termination	A-I-11
Section 7.2	The Company's Waivers	A-I-11
Section 7.3	Election of Remedies	A-I-11
Section 7.4	Effect of Delay or Omission to Pursue Remedy	A-I-11
Section 7.5	Amendment	A-I-11
Section 7.6	Notices	A-I-11
Section 7.7	Successors and Assigns: Joinder Agreement	A-I-12
Section 7.8	Specific Performance: Remedies	A-I-13
Section 7.9	Governing Law	A-I-13
Section 7.10	Submission To Jurisdiction	A-I-13
Section 7.11	Waiver Of Jury Trial	A-I-13
Section 7.12	Entire Agreement	A-I-13
Section 7.13	Severability	A-I-13
Section 7.14	Captions; Counterparts	A-I-13

 EXCHANGE AND SUPPORT AGREEMENT

        Exchange and Support Agreement, dated                        , 2017 (this "Agreement"), by and among, Estre Ambiental, Inc., a Cayman Island exempted company limited by shares (the "Company"), Boulevard Acquisition Corp. II, a Delaware corporation ("Boulevard"), and the holders of Boulevard Class B Common Stock (as defined herein) signatories hereto and their Permitted Transferees (as defined herein) (each an "Exchanging Shareholder" and, collectively, the "Exchanging Shareholders").

RECITALS

        This Agreement is entered into in connection with the consummation of the transactions contemplated by the Amended and Restated Business Combination Agreement by and among Estre Ambiental S.A., a sociedade anônima organized under the laws of Brazil, the Company, BII Merger Sub Corp., a Delaware corporation and a direct wholly owned subsidiary of the Company, and Boulevard, dated as of September 11, 2017 (the "Business Combination Agreement", and such transactions being the "Business Combination").

        NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

        Section 1.1    Defined Terms.     All capitalized terms used but not otherwise defined in this Agreement shall have the meaning ascribed to such terms in the Memorandum and Articles. For the purposes of this Agreement the following capitalized terms have the following meanings:

        "Agreement" has the meaning specified in the introduction.

        "Boulevard" has the meaning specified in the introduction.

        "Boulevard Class B Common Stock" means Boulevard's Class B Common Stock, par value $0.0001 per share.

        "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York and Sao Paulo, Brazil are authorized or required by Law to close.

        "Business Combination" has the meaning specified in the Recitals.

        "Certificate of Incorporation" means the Second Amended and Restated Certificate of Incorporation of Boulevard, filed with the Secretary of State of the State of Delaware on                        , 2017.

        "Company" has the meaning specified in the introduction.

        "Company Class B Shares" means the Class B Shares of the Company, par value $0.0001 per share.

        "Designated Recipient(s)" means the Exchanging Shareholder or any other person the Exchanging Shareholder designates as a recipient in the Exchange Notice, as applicable.

        "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Exchange Amount" has the meaning specified in Section 2.2(a).

        "Exchange Date" means a date specified in any Exchange Notice as the "Exchange Date," which must not be less than five (5) nor greater than forty five (45) calendar days after the date upon which the Exchange Notice is received by the Company.

        "Exchange Notice" has the meaning specified in Section 2.2(a).

        "Exchange Ratio" has the meaning specified in Section 3.1.

        "Exchange Right" has the meaning specified in Section 2.1.

        "Exchanging Shareholder" has the meaning specified in the introduction.

        "Fundamental Transaction" has the meaning specified in Section 4.5(b).

        "Governmental Authority" has the meaning specified in Section 4.6.

        "Joinder Agreement" means a joinder agreement, pursuant to which a Permitted Transferee will thereupon become a party to, and be bound by and obligated to comply with the terms and provisions of, this Agreement as an Exchanging Shareholder.

        "Memorandum and Articles" means the Memorandum and Articles of Association of the Company, dated                        , 2017, as amended from time to time in accordance with its terms.

        "Obligation" means the obligation to deliver the Reciprocal Ordinary Shares upon exercise of the exchange rights pursuant to Article II hereof.

        "Ordinary Shares" means the Ordinary Shares of the Company, par value $0.0001 per share and any equity securities issued or issuable in exchange for, or with respect to, such Ordinary Shares (i) by way of a dividend, split or combination of equity interest or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

        "Permitted Transferee" has the meaning specified in Section 7.7.

        "Powers" has the meaning specified in Section 2.2(a).

        "Proposed Consummation Date" has the meaning specified in Section 4.5(c).

        "Reciprocal Ordinary Shares" means Ordinary Shares equal to the product of (A) the Exchange Amount as set forth in the Exchange Notice, multiplied by (B) the Exchange Ratio, as adjusted herein.

        "Registration Statement" means a registration statement filed by the Company with the Securities and Exchange Commission in compliance with the Securities Act, all as the same shall be in effect at the time, and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities.

        "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Transfer" of securities shall be construed broadly and shall include any direct or indirect issuance, sale, assignment, transfer, participation, gift, bequest, distribution, or other disposition thereof, or any pledge or hypothecation thereof, placement of a lien thereon or grant of a security interest therein or other encumbrance thereon, in each case whether voluntary or involuntary or by operation of law or otherwise. Notwithstanding anything to the contrary contained herein, Transfer shall not include the sale or transfer of Reciprocal Ordinary Shares to an Exchanging Shareholder in connection with the exchange of its shares of Boulevard Class B Common Stock.

        "Transfer Agent" means Continental Stock Transfer & Trust Company, or such other financial institution as may from time to time be designated by the Company to act as its transfer agent for Ordinary Shares.

        Section 1.2    Terms Generally.     In this Agreement, unless otherwise specified or where the context otherwise requires:

        (a)   the headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;

        (b)   words importing any gender shall include other genders;

        (c)   words importing the singular only shall include the plural and vice versa;

        (d)   the words "include," "includes" or "including" shall be deemed to be followed by the words "without limitation";

        (e)   the words "this Agreement," "hereof," "herein," "hereby," "hereunder" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement unless expressly so limited;

        (f)    references to "Articles," "Exhibits," "Sections" or "Schedules" shall be to Articles, Exhibits, Sections or Schedules of or to this Agreement unless otherwise indicated;

        (g)   references to any Person include the successors and permitted assigns of such Person;

        (h)   the use of the words "or," "either" and "any" shall not be exclusive;

        (i)    references to "$" or "dollars" means the lawful currency of the United States of America;

        (j)    references to any agreement, contract or schedule, unless otherwise stated, are to such agreement, contract or schedule as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; and

        (k)   the parties hereto have participated collectively in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, it is the intention of the parties that this Agreement shall be construed as if drafted collectively by the parties hereto, and that no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

ARTICLE II
EXCHANGE RIGHT

        Section 2.1    Exchange Right.     Commencing on the first anniversary of the date hereof, each Exchanging Shareholder shall have the right (an "Exchange Right") at any time and from time to time, upon the terms and subject to the conditions hereof, to surrender, without consideration, any or all of the shares of Boulevard Class B Common Stock held by such Exchanging Shareholder to the Company in exchange for Reciprocal Ordinary Shares, as provided in and subject to the adjustments set forth in this Agreement.

        Section 2.2    Exchange Right Procedures.     Any Exchanging Shareholder that elects to exercise the exchange right set forth in Section 2.1 shall tender to the Company the applicable number of shares of Boulevard Class B Common Stock to the Company in exchange for Reciprocal Ordinary Shares in accordance with the following procedures:

        (a)   The Exchanging Shareholder shall deliver to the Company: (i) a notice, substantially in the form attached hereto as Exhibit A (an "Exchange Notice"), specifying among other things (A) the number of shares of Boulevard Class B Common Stock that such Exchanging Shareholder wishes to exchange, which shall not be less than 1,000 shares of Boulevard Class B Common Stock (the "Exchange Amount"), (B) the proposed Exchange Date and (C) the Designated Recipient(s); and (ii) powers of transfer for the shares of Boulevard Class B Common Stock guaranteed in a reasonable form to be designated by the Transfer Agent ("Powers"), which guaranty may be waived by the Company.

        (b)   As promptly as practicable and no later than the Exchange Date specified in the Exchange Notice, the Company shall instruct the Transfer Agent to issue to the Exchanging Shareholder or the Designated Recipient(s) as applicable, on the Exchange Date, the number of Reciprocal Ordinary Shares specified in the Exchange Notice, by registering such Reciprocal Ordinary Shares in the Company's register of members in the name of the Exchanging Shareholder or the Designated Recipient(s) as applicable.

        Section 2.3    Effect on Boulevard Class B Common Stock Surrendered.     Upon issuance and registration by the Company of the Reciprocal Ordinary Shares pursuant to Section 2.2(b) above, on the relevant Exchange Date in connection with an exchange contemplated by an Exchange Notice which has not been revoked, the Exchanging Shareholder shall cease to be a holder of the portion of such shares of Boulevard Class B Common Stock being surrendered for exchange and shall have no further rights whatsoever with respect to such securities. Following receipt by the Designated Recipient(s) of the Reciprocal Ordinary Shares, and provided there has been no revocation of the applicable Exchange Notice by the Exchanging Shareholder in advance of such receipt, the surrendered shares of Boulevard Class B Common Stock shall be deemed cancelled by Boulevard.

        Section 2.4    Effect on Company Class B Shares.     Upon issuance and registration by the Company of the Reciprocal Ordinary Shares pursuant to Section 2.2(c) above, on the relevant Exchange Date in connection with an exchange contemplated by an Exchange Notice which has not been revoked, each Exchanging Shareholder hereby agrees that a corresponding number of the Exchanging Shareholder's Company Class B Shares shall automatically be surrendered to the Company for no consideration, and the Exchanging Shareholder shall cease to be a holder of the portion of such shares of Company Class B Shares being automatically surrendered and shall have no further rights whatsoever with respect to such securities.

        Section 2.5    Take-Overs, Mergers and Registrations.     The Company and Boulevard shall expeditiously and in good faith provide holders of shares of Boulevard Class B Common Stock with sufficient notice so that such holders may participate by exercising their rights under Section 2.2(a) in any take-over bid, merger, consolidation, share exchange offer, third party or issuer tender offer, arrangement or similar transaction or Registration Statement involving the Ordinary Shares and, to facilitate participation in any such transaction or Registration Statement, to adopt reasonable modifications (following good faith consultation with the Exchanging Shareholders) to the exchange procedures set forth in this Agreement (including accelerating the date on which the Exchange Right may be exercised) so that any exercise required in respect thereof shall be effective only upon, and shall be conditional upon, the closing of such transaction or effectiveness of such Registration Statement.

ARTICLE III
EXCHANGE RATIO

        Section 3.1    Exchange Ratio; Adjustment of Exchange Ratio.     Except as otherwise adjusted as provided for in Section 4.5, the ratio which each share of Boulevard Class B Common Stock is exchangeable for an Ordinary Share shall be one (1) to one (1) (the "Exchange Ratio").

ARTICLE IV
SUPPORT

        Section 4.1    Taxes.     Any and all share issuances or contributions hereunder shall be made free and clear of any and all present or future liens, encumbrances, transfer taxes and all liabilities with respect thereto. Each party shall pay any and all transfer taxes that he, she or it is required to pay under applicable law.

        Section 4.2    No Effect on Agreement.     Except as provided in this Agreement or otherwise agreed to by the parties hereto in writing, the obligations of the Company under this Agreement shall not be altered, limited, impaired or otherwise affected by:

        (a)   any modification or amendment, in whole or in part, of the terms of the shares of Boulevard Class B Common Stock or any other instrument or agreement evidencing or relating to any of the foregoing, except to the extent adopted in accordance with the Certificate of Incorporation;

        (b)   any change, whether direct or indirect, in the Company's relationship to Boulevard, including any such change by reason of any merger or consideration or any sale, transfer, issuance, spin-off, distribution or other disposition of any stock, equity interest or other security of the Company or any other entity;

        (c)   the failure by an Exchanging Shareholder to bring an action against Boulevard, the Company or any other party liable on the Obligation as a condition precedent to the exercise of its rights under this Agreement;

        (d)   any proceeding, voluntary or involuntary, involving bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Company or Boulevard or any defense which the Company or Boulevard may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding; and

        (e)   any other act or omission that may or might otherwise operate as a discharge of the Company as a matter of law or equity, other than the performance of the Obligation and this Agreement.

        Section 4.3    Continuing Agreement.     This Agreement shall be construed as a continuing, absolute and unconditional, subject to the compliance by the parties with the requirements and procedures set forth herein, agreement to issue Reciprocal Ordinary Shares (or other property as provided herein) and a guarantee of performance of the Obligation and shall not be conditioned or contingent upon the pursuit by Exchanging Shareholders at any time of any right or remedy against the Company or Boulevard. This Agreement shall remain in full force and effect until it is terminated in accordance with Section 7.1.

        Section 4.4    Reservation of Shares.     The Company shall take note that, at all times while shares of Boulevard Class B Common Stock are outstanding or are issuable (whether such obligation is absolute or contingent) pursuant to this Agreement and/or the Memorandum and Articles, reserve and keep available, from its authorized and unissued share capital, sufficient Ordinary Shares solely for issuance and delivery as and when required under this Agreement and/or such other agreements.

        Section 4.5    Dilutive Actions; Issuances; Shareholder Rights; Fundamental Transactions.

        (a)   If there is: (1) any division or subdivision (by split, distribution, reclassification, recapitalization, reorganization or otherwise) or combination or consolidation (by reverse split, reclassification, recapitalization, reorganization or otherwise) of the shares of Boulevard Class B Common Stock, the Company shall cause it to be accompanied by an identical proportionate division, subdivision, consolidation or combination of the Ordinary Shares; or (2) any division or subdivision (by split, distribution, reclassification, recapitalization, reorganization or otherwise) or combination or consolidation (by reverse split, reclassification, recapitalization, reorganization or otherwise) of the Ordinary Shares, the Company and Boulevard shall cause it to be accompanied by an identical proportionate division, subdivision, consolidation or combination of the shares of Boulevard Class B Common Stock.

        (b)   In the event of any merger, acquisition, reorganization, consolidation, or liquidation of the Company involving a payment or distribution of cash, securities or other assets to the holders of Ordinary Shares or any reclassification or other similar transaction as a result of which the Ordinary Shares are converted into, among other things, another security and the shares of Boulevard Class B

Common Stock shall remain outstanding (a "Fundamental Transaction"), then the exchange provisions of this Agreement shall thereafter permit the exchange of shares of Boulevard Class B Common Stock for the amount of such cash, securities or other assets which an Exchanging Shareholder would have received had he, she or it made an exchange for Ordinary Shares immediately prior to such Fundamental Transaction, regardless of whether such exchange would actually have been permitted at such time and taking into account any adjustment as a result of any division or subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination or consolidation (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such merger, acquisition, consolidation, reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Ordinary Shares are converted or changed into another security, securities or other property, this Agreement shall continue to be applicable, mutatis mutandis, with respect to such security, securities or other property.

        (c)   The Company shall provide all Exchanging Shareholders with notice of any transaction referred to in clause (a) and (b) of this Section 4.5 promptly after Boulevard provides notice of any such proposed transaction, or otherwise proposes such transaction, to its shareholders but in no event later than (i) ten (10) Business Days prior to record date of such transaction, if applicable, or (ii) twenty (20) Business Days prior to the applicable effective date or expiration date of such transaction, or (iii) in any such case, such earlier time as notice thereof shall be required to be given pursuant to Rule 10b-17 under the Exchange Act. Such notice shall specify all material terms of such transaction, the record date (if applicable), the proposed date of consummation of such transaction (the "Proposed Consummation Date") and the effect of such transaction on the Exchange Ratio.

        (d)   All holders of shares of Boulevard Class B Common Stock shall receive all notices, proxies, reports and other documents delivered to holders of Ordinary Shares as if such holders of shares of Boulevard Class B Common Stock were holders of Ordinary Shares. All holders of shares of Boulevard Class B Common Stock shall be entitled to attend all meetings, whether annual or extraordinary, of the shareholders of the Company as if such holders of Boulevard Class B Common Stock were holders of Ordinary Shares and receive such prior notice of such meetings at substantially the same time as holders of Ordinary Shares.

        Section 4.6    Government Authority Approval.     The Company and the Exchanging Shareholders shall cooperate with one another in (a) determining whether any action in respect of (including any filing with), or consent, approval, registration or qualification (other than registration under the Securities Act) or waiver by, any governmental authority under any United States federal or state law (a "Governmental Authority") is required in connection with the issuance of Reciprocal Ordinary Shares upon an exchange pursuant to Article II hereof, (b) using their respective commercially reasonable efforts to take any such actions (including making any filing or furnishing any information required in connection therewith) in order to obtain any such consent, approval, registration, qualification or waiver required in connection with an exchange to be effected in accordance with Article II hereof on a timely basis and (c) keeping the other party promptly informed in all material respects with respect to any communication given or received in connection with any such action, consent, approval or waiver, including using reasonable efforts to provide to each other in advance any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party; provided, that any and all fees, costs and expenses required to be incurred by either the Company or the Exchanging Shareholders in connection with obtaining any such consent, approval, registration or qualification or waiver by, any Governmental Authority shall be paid by the Exchanging Shareholders.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

        Section 5.1    Representations and Warranties of the Company.     The Company represents and warrants as of the date hereof and as of the date of each exchange effected in accordance with Article II hereof that (i) it is an exempted company limited by shares and is existing in good standing under the laws of the Cayman Islands, (ii) it has all requisite power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to issue the Reciprocal Ordinary Shares in accordance with the terms hereof, (iii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including, without limitation, the issuance of the Reciprocal Ordinary Shares) have been duly authorized by all necessary action on the part of the Company, including but not limited to all actions necessary to ensure that the issuance of Reciprocal Ordinary Shares pursuant to the transactions contemplated hereby, to the fullest extent of the Company's board of directors' power and authority and to the extent permitted by law, shall not be subject to any "moratorium," "control share acquisition," "business combination," "fair price" or other form of anti-takeover laws and regulations" of any jurisdiction that may purport to be applicable to this Agreement or the transactions contemplated hereby, (iv) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the issuance of the Reciprocal Ordinary Shares) will not result in a violation of the Memorandum and Articles, (v) upon each issuance to a Designated Recipient as contemplated by this Agreement, and registration in the Company's register of members, the Reciprocal Ordinary Shares so issued will be duly authorized and validly issued, fully paid and non-assessable and will be free of restrictions on transfer other than those existing by operation of applicable securities laws and will be free from all liens and charges imposed by the Company in respect of the issue thereof and (vi) to the extent Ordinary Shares are listed on a national securities exchange, all Ordinary Shares shall, at all times that shares of Boulevard Class B Common Stock are exchangeable, be duly approved for listing subject to official notice of issuance on each securities exchange, if any, on which the Ordinary Shares is then listed.

        Section 5.2    Representations and Warranties of the Exchanging Shareholders.     Each Exchanging Shareholder, severally and not jointly, represents and warrants that as of the date hereof and as of the date of each Exchange (i) if it is not a natural person, that it is duly incorporated or formed and, the extent such concept exists in its jurisdiction of organization, is in good standing under the laws of such jurisdiction, (ii) it has all requisite legal capacity and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (iii) if it is not a natural person, the execution and delivery of this Agreement by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of such Exchanging Shareholder, (iv) this Agreement constitutes a legal, valid and binding obligation of such Exchanging Shareholder enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally, (v) the execution, delivery and performance of this Agreement by such Exchanging Shareholder and the consummation by such Exchanging Shareholder of the transactions contemplated hereby will not, if it is not a natural person, result in a violation of the certificate of incorporation and bylaws or other organizational constituent documents of such Exchanging Shareholder and (vi) that any Designated Recipient shall have all necessary legal authority under applicable laws to hold the Reciprocal Ordinary Shares.

ARTICLE VI
SECURITIES LAW MATTERS

        Section 6.1    Securities Law Transfer Restrictions.     Each Exchanging Shareholder agrees that it shall not offer, sell or otherwise Transfer any Ordinary Shares issued pursuant to this Agreement other than (a) to the Company or Boulevard, (b) in compliance with the Securities Act or applicable laws of any State or other jurisdiction governing the offer and sale of securities or (c) in a transaction that does not require registration under the Securities Act or the laws of any applicable State or other jurisdiction governing the offer and sale of securities, but only if the Exchanging Shareholder has furnished to the Company, with a copy to Boulevard, a customary opinion of counsel, reasonably satisfactory to the Company and Boulevard, prior to such sale or Transfer to the extent reasonably requested by Boulevard. Each Exchanging Shareholder consents to the Company and Boulevard making a notation on its records and giving instructions to any registrar and transfer agent not to record any Transfer of securities of the Company and Boulevard held by such Exchanging Shareholder without first being notified by Boulevard that it is reasonably satisfied that such Transfer is exempt from, or not subject to, the registration requirements of the Securities Act. Boulevard shall promptly notify the Transfer Agent upon reasonably determining that a proposed Transfer is exempt from, or not subject to, the registration requirements of the Securities Act.

        Section 6.2    Register of Members and Notation

        (a)   Ordinary Shares. Each of the Company, Boulevard and the Exchanging Shareholders acknowledge and agree that all Reciprocal Ordinary Shares issued pursuant to this Agreement shall be issued and registered in the Company's register of members. In connection with the issuance of Reciprocal Ordinary Shares, the Company, Boulevard and the Exchanging Shareholders acknowledge the following notation (or a similar notation) may be placed in the Company's register of members:

"THE ORDINARY SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM PURSUANT TO APPLICABLE LAW. ANY OFFER, SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THIS SECURITY IN A TRANSACTION THAT IS NOT REGISTERED UNDER THE SECURITIES ACT IS SUBJECT TO BOULEVARD'S RIGHT TO REQUIRE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO BOULEVARD."

        If such notation has been placed in the Company's register of members, the Company shall, at the request of an Exchanging Shareholder, remove or caused to be removed from such register the notation described in this Section 6.1(a), if it is reasonably satisfied (based upon opinion of counsel addressed to the Company reasonably satisfactory to the Company and Boulevard, or in the case of an Exchanging Shareholder proposing to transfer such securities, pursuant to Rule 144(b)(1) of the Securities Act, a customary certificate addressed to the Company confirming compliance with such exemptions, reasonably satisfactory to the Company and Boulevard) that such notation is no longer required under applicable requirements of the Securities Act.

        (b)   Book Entry Transfer. The Company shall register all issuances and transfers of Reciprocal Ordinary Shares made in accordance with the terms of this Agreement, in its register of members.

        Section 6.3    Supplemental Listing.     If any shares of the Ordinary Shares are listed on any national stock exchange, the Company shall take all such actions as may be necessary to ensure that the shares of Reciprocal Ordinary Shares issuable hereunder shall be duly approved for listing subject to official notice of issuance on each securities exchange, if any, on which the Ordinary Shares is then listed. The Company shall take all such actions as may be necessary to ensure that all such Reciprocal Ordinary Shares may be so issued without violation of any requirements of any domestic stock exchange upon which Ordinary Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

ARTICLE VII
MISCELLANEOUS

        Section 7.1    Termination.     This Agreement shall terminate upon the earlier of (i) the date that no shares of Boulevard Class B Common Stock remain outstanding (whether such obligation is absolute or contingent), (ii) the mutual written consent of the Company, Boulevard and each of the Exchanging Shareholders or (iii) the date that is seven (7) years after the date of this Agreement; provided, however, that Article V, Article VI and this Article VII shall survive such termination.

        Section 7.2    The Company's Waivers.     Subject to the compliance by the parties with the requirements and procedures set forth herein, (i) the Company waives any and all notice of the creation, renewal, extension or accrual of the Obligation and notice of or proof of reliance by the Exchanging Shareholders upon this Agreement or acceptance of this Agreement, and (ii) the Obligation shall conclusively be deemed to have been created, contracted, incurred, renewed, extended, amended or waived in reliance upon this Agreement, and all dealings between the Company and the Exchanging Shareholders shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. Subject to the compliance by the parties with the requirements and procedures set forth herein, the Company waives presentment, demand, notice, and protest of all instruments included in or evidencing the Obligation and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of any such instrument or this Agreement.

        Section 7.3    Election of Remedies.     Each and every right, power and remedy herein given to the Exchanging Shareholders, or otherwise existing, shall be cumulative and not exclusive, and be in addition to all other rights, powers and remedies now or hereafter granted or otherwise existing. Each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised, from time to time and as often and in such order as may be deemed expedient by any of the Exchanging Shareholders.

        Section 7.4    Effect of Delay or Omission to Pursue Remedy.     No single or partial waiver by a party of any right, power or remedy, or delay or omission by any party in the exercise of any right, power or remedy which they may have shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing. Any waiver given by any party of any right, power or remedy in any one instance shall only be effective in that specific instance, and only by the party expressly giving such waiver, and only for the purpose for which given, and will not be construed as a waiver of any right, power or remedy on any future occasion. No waiver of any term, covenant or provision of this Agreement, or consent given hereunder, shall be effective unless given in writing by the party to be bound thereby.

        Section 7.5    Amendment.     This Agreement may not be modified, amended, terminated or revoked, in whole or in part, except by an agreement in writing signed each of by Boulevard, the Company and each of the Exchanging Shareholders.

        Section 7.6    Notices.     All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when received by facsimile or email (provided that a copy is subsequently delivered by one of the other methods permitted in (i) through (iii) of this Section 7.6), addressed as follows:

        (a)   If to Boulevard:

    Boulevard Acquisition Corp. II
    c/o Avenue Capital Group
    399 Park Avenue, 6th Floor
    New York, New York 10022
    Attention: Todd Greenberg     e-mail: tgreenberg@avenuecapital.com

    with a copy to (but which shall not constitute notice to Boulevard):

    Greenberg Traurig, LLP
    200 Park Avenue
    New York, New York 10166
    Attention: Alan Annex
    Email: annexa@gtlaw.com

        (b)   If to the Company:

    Estre Ambiental, Inc. [                        ] [                        ]
    Attention: [                        ]
    e-mail: [                        ]

    with a copy to (but which shall not constitute notice to the Company):

    [                        ] [                        ]
    [                        ] Attention: [                        ] e-mail: [                        ]

        (c)   If to any Exchanging Shareholder, at the address specified on Exhibit B hereto or an applicable Joinder Agreement;

or to such other address as may be specified from time to time by the parties in a notice to the other parties given as herein provided. Such notice or communication will be deemed to have been given as of the date so personally delivered, telecopied, mailed or sent by courier.

        Section 7.7    Successors and Assigns: Joinder Agreement.     This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Notwithstanding the foregoing, neither the Company nor Boulevard shall have the right to assign its rights or obligations hereunder (whether by operation of law or otherwise) without the prior written consent of all of the other parties hereto, and any such assignment without such consent shall be void and have no effect on the rights of the Exchanging Shareholders hereunder. Any Exchanging Shareholder shall be entitled to assign any or all of his, her or its rights hereunder in conjunction with the assignment or transfer of his, her or its Boulevard Class B Common Stock or the right to receive Ordinary Shares to a third party (a "Permitted Transferee"). All Permitted Transferees shall be required as a condition to any such assignment or transfer, to become a party to this Agreement as an Exchanging Shareholder by executing a Joinder Agreement and the Company and Boulevard shall counter sign and deliver to such Permitted Transferee an executed Joinder Agreement promptly following receipt of a validly executed Joinder Agreement from such Permitted Transferee. Notwithstanding anything to the contrary contained in this Section 7.7, if a holder of shares of Boulevard Class B Common Stock shall have entered into a lock-up or similar agreement or an arrangement with Boulevard with respect to any such holder's shares of capital stock of Boulevard, then such agreement or arrangement shall also apply to the holder with respect to it shares of Boulevard Class B Common Stock mutatis mutandis.

        Section 7.8    Specific Performance: Remedies.     Each party acknowledges and agrees that the other parties would be damaged irreparably and would not have an adequate remedy at law if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, in addition to any other remedy to which he, she or it may be entitled at law or in equity, each party will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of any of the provisions of this Agreement and to enforce specifically this Agreement and its provisions, without bond or other security being required. Except as expressly provided herein, the rights and remedies created by this Agreement are cumulative and in addition to any other rights and remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies or a waiver of the right to pursue any other right or remedy to which such party may be entitled.

        Section 7.9    Governing Law.     This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.

        Section 7.10    Submission To Jurisdiction.     In any Action among the parties arising out of or relating to this Agreement or any of the transactions contemplated hereby, each of the parties (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware; (b) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (c) agrees that it will not bring any such Action in any court other than the Court of Chancery for the State of Delaware in and for New Castle County, Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and appellate courts thereof. Service of process, summons, notice or document to any party's address and in the manner set forth in Section 7.6 shall be effective service of process for any such Action.

        Section 7.11    Waiver Of Jury Trial.     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT.

        Section 7.12    Entire Agreement.     This Agreement and the documents or instruments referred to herein and therein, including any exhibits and schedules attached hereto and thereto, constitute the entire agreement among the parties relating to the agreements contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective subsidiaries relating to the agreements and obligations contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the this Agreement exist between the parties except as expressly set forth in this Agreement.

        Section 7.13    Severability.     If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

        Section 7.14    Captions; Counterparts.     The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts (and by facsimile or electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of this page intentionally left blank.]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered, all as of the date first above written.

BOULEVARD ACQUISITION CORP. II
By:
Name:
Title:
ESTRE AMBIENTAL, INC.
By:
Name:
Title:

[SIGNATURES OF EXCHANGING SHAREHOLDERS]

 EXHIBIT A

Form of Exchange Notice

To:
Boulevard Acquisition Corp. II
399 Park Avenue, 6th Floor
New York, New York 10022

Date: [                        ]

Ladies and Gentlemen:

        Pursuant to the Exchange and Support Agreement, dated [                        ], 2017, the undersigned hereby requests Boulevard Acquisition Corp. II to exchange the number of shares of Boulevard Class B Common Stock set forth below for Reciprocal Ordinary Shares and (ii) deliver such Reciprocal Ordinary Shares to the Designated Recipient set forth below.

DESCRIPTION OF SHARES TENDERED

Certificate Number(s)	Boulevard Class B Common Stock Total Number of Shares Represented by Certificates	Number of Shares Exchanged	Certificate Number(s)	Number of Shares Redeemed(1)

(1)
Unless otherwise indicated, it will be assumed that all shares represented by the certificates described above are being exchanged or redeemed, as applicable.

DELIVERY OF RECIPROCAL ORDINARY SHARES

Name, address and Taxpayer ID Number of Designated Recipient	Number of Shares of Reciprocal Ordinary Shares to be Delivered

(1)
Unless otherwise indicated, it will be assumed in each case that Reciprocal Ordinary Shares shall be delivered in certificate form to the Designated Recipient.

I-A-1

Proposed Exchanged Date (minimum 5 and maximum 45 calendar days in advance):

For each Designated Recipient of Reciprocal Ordinary Shares taking delivery by book-entry transfer made to an account maintained by the depositary with the book-entry transfer facility, complete the following (only participants in the book-entry transfer facility may receive Reciprocal Ordinary Shares by book-entry transfer):

Name of Designated Recipient (must exactly match name supplie above)	Name of Institution Receiving Reciprocal Ordinary Shares	Account Number	Transaction Code Number

Name and signature of Exchanging Shareholder:		(print name)
(signature)

I-A-2

EXHIBIT B

Exchanging Shareholder Notices

I-B-1

Name	Address

Exhibit J

THE COMPANIES LAW (2016 REVISION)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION
OF
ESTRE AMBIENTAL,  INC.
(ADOPTED BY SPECIAL RESOLUTION DATED [              ] 2017)

 THE COMPANIES LAW (2016 REVISION)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION
OF
ESTRE AMBIENTAL, INC.
(ADOPTED BY SPECIAL RESOLUTION DATED [              ] 2017)

1
The name of the Company is Estre Ambiental, Inc.

2
The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3
The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4
The liability of each Member is limited to the amount unpaid on such Member's shares.

5
The share capital of the Company is US$[amount] divided into [amount] ordinary shares of a par value of US$0.0001 each and [amount] Class B shares of a par value of US$0.0001 each.

6
The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7
Capitalised terms that are not defined in this Memorandum of Association bear the respective meanings given to them in the Articles of Association of the Company.

 THE COMPANIES LAW (2016 REVISION)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION
OF
ESTRE AMBIENTAL, INC.
(ADOPTED BY SPECIAL RESOLUTION DATED [              ] 2017)

1          Interpretation

1.1
In the Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

"Articles"	means these articles of association of the Company.
"Audit Committee"	means the audit committee of the Company formed pursuant to Article 37.2 hereof, or any successor audit committee.
"Auditor"	means the person for the time being performing the duties of auditor of the Company (if any).
"Boulevard"	means Boulevard Acquisition Corp. II, a Delaware corporation.
"Class B Share"	means a Class B share of a par value of US$0.0001 in the share capital of the Company.
"clearing house"

a clearing house recognised by the laws of the jurisdiction in which the Shares (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction.

"Company"	means the above named company.
"Compensation Committee"	means the compensation committee of the Company formed pursuant to Article 37.2 hereof, or any successor compensation committee.
"Designated Stock Exchange"	means any national securities exchange including NASDAQ Capital Market or NASDAQ.
"Directors"	means the directors for the time being of the Company.
"Dividend"	means any dividend (whether interim or final) resolved to be paid on Shares pursuant to the Articles.
"Electronic Record"	has the same meaning as in the Electronic Transactions Law.
"Electronic Transactions Law"	means the Electronic Transactions Law (2003 Revision) of the Cayman Islands.
"Exchange Act"	means the United States Securities Exchange Act of 1934, as amended.
"Exchange Agreement"	means the exchange and support agreement between the Company, Boulevard and the holders of shares of Class B Common Stock of Boulevard on the date thereof.

"Independent Director"	means a Director who is an independent director as defined in the rules of the Designated Stock Exchange or in Rule 10A-3 under the Exchange Act, as the case may be.
"Member"	has the same meaning as in the Statute.
"Memorandum"	means the memorandum of association of the Company.
"Nominating and Corporate Governance Committee"	means the nominating and corporate governance committee of the Company formed pursuant to Article 37.2 hereof, or any successor nominating and corporate governance committee.
"Ordinary Resolution"

means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

"Ordinary Share"	means an ordinary share of a par value of US$0.0001 in the share capital of the Company.
"Register of Members"	means the register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate register of Members.
"Registered Office"	means the registered office for the time being of the Company.
"Seal"	means the common seal of the Company and includes every duplicate seal.
"SEC"	means the United States Securities and Exchange Commission or any other United States federal agency for the time being administering the Securities Act.
"Securities Act"

means the United States Securities Act of 1933, as amended, or any similar United States federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

"Share"	means an Ordinary Share or a Class B Share and includes a fraction of a share in the Company.
"Special Resolution"	has the same meaning as in the Statute.
"Statute"	means the Companies Law (2016 Revision) of the Cayman Islands.
"Subscriber"	means the subscriber to the Memorandum.
"Treasury Share"	means a Share held in the name of the Company as a treasury share in accordance with the Statute.
1.2
In the Articles:

(a)
words importing the singular number include the plural number and vice versa;

(b)
words importing the masculine gender include the feminine gender;

(c)
words importing persons include corporations as well as any other legal or natural person;

  (d)
  "written" and "in writing" include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

  (e)
  "shall" shall be construed as imperative and "may" shall be construed as permissive;

  (f)
  references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

  (g)
  any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

  (h)
  the term "and/or" is used herein to mean both "and" as well as "or." The use of "and/or" in certain contexts in no respects qualifies or modifies the use of the terms "and" or "or" in others. The term "or" shall not be interpreted to be exclusive and the term "and" shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

  (i)
  headings are inserted for reference only and shall be ignored in construing the Articles;

  (j)
  any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

  (k)
  any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Law;

  (l)
  sections 8 and 19(3) of the Electronic Transactions Law shall not apply;

  (m)
  the term "clear days" in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect; and

  (n)
  the term "holder" in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share.

2          Commencement of Business

2.1
The business of the Company may be commenced as soon after incorporation of the Company as the Directors shall see fit.

2.2
The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

3          Issue of Shares

3.1
Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and, where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority, and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividend or other distribution, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Statute and the Articles) vary such rights. Notwithstanding the foregoing, the Subscriber shall have the power to:

(a)
issue one Share to itself;

  (b)
  transfer that Share by an instrument of transfer to any person; and

  (c)
  update the Register of Members in respect of the issue and transfer of that Share.

3.2
The Company may issue rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company on such terms as the Directors may from time to time determine.

3.3
The Company shall not issue Shares to bearer.

4          Rights of Ordinary Shares

    The Ordinary Shares shall have the following rights:

  (a)
  as to voting: the holder of an Ordinary Share shall (in respect of such Ordinary Share) have the right to receive notice of, attend and vote as a Member at any general meeting of the Company;

  (b)
  as to capital: an Ordinary Share shall confer upon the holder thereof the right in a winding up to participate in the surplus assets of the Company as provided in the Articles; and

  (c)
  as to income: the Ordinary Shares shall confer on the holders thereof the right to receive dividends as provided in the Articles.

5          Rights of Class B Shares

5.1
The Class B Shares shall have the following rights:

(a)
as to voting: the holder of a Class B Share shall (in respect of such Class B Share) have the right to receive notice of, attend and vote as a Member at any general meeting of the Company;

(b)
as to capital: a Class B Share shall not confer upon the holder thereof any right in a winding up to participate in the surplus assets of the Company; and

(c)
as to income: no dividends shall be payable on the Class B Shares.

5.2
At any time that shares of Class B Common Stock of Boulevard shall be exchanged for Ordinary Shares pursuant to the terms of the Exchange Agreement, the Member involved in such exchange shall, and hereby agrees to, with no further consent or action required, surrender for no consideration the same number of Class B Shares as the number of shares of Class B Common Stock of Boulevard being exchanged.

6          Register of Members

6.1
The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

6.2
The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Statute. The Directors may also determine which register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

7          Closing Register of Members or Fixing Record Date

7.1
For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, the Directors may, after notice has been given by advertisement in an appointed newspaper or any other newspaper or by any other means in accordance with the requirements of the Designated Stock Exchange, provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days.

7.2
In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

7.3
If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

8          Certificates for Shares

8.1
A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and subject to the Articles no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

8.2
The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

8.3
If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

8.4
Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

8.5
Share certificates shall be issued within the relevant time limit as prescribed by the Statute, if applicable, or as the Designated Stock Exchange may from time to time determine, whichever is shorter, after the allotment or, except in the case of a Share transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgement of a Share transfer with the Company.

9          Transfer of Shares

9.1
Subject to the terms of the Articles, any Member may transfer all or any of his Shares by an instrument of transfer provided that such transfer complies with applicable rules of the SEC and federal and state securities laws of the United States. If the Shares in question were issued in conjunction with rights, options or warrants issued pursuant to Article 3 on terms that one cannot be transferred without the other, the Directors shall refuse to register the transfer of any such Share without evidence satisfactory to them of the like transfer of such option or warrant.

9.2
The instrument of transfer of any Share shall be in writing in the usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the Directors and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by or on behalf of the transferee) and may be under hand or, if the transferor or transferee is a clearing house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Directors may approve from time to time. The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

10        Redemption, Repurchase and Surrender of Shares

10.1
Subject to the provisions of the Statute the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such Shares shall be effected in such manner and upon such other terms as the Company may, by Special Resolution, determine before the issue of the Shares.

10.2
Subject to the provisions of the Statute, the Company may purchase its own Shares (including any redeemable Shares) in such manner and on such other terms as the Directors may agree with the relevant Member.

10.3
The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

10.4
The Directors may accept the surrender for no consideration of any fully paid Share.

11        Treasury Shares

11.1
The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

11.2
The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

12        Variation of Rights of Shares

12.1
If at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued Shares of that class where such variation is considered by the Directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued Shares of that class, or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class. To any such meeting all the provisions of the Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

12.2
For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

12.3
The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

13        Commission on Sale of Shares

    The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

14        Non Recognition of Trusts

    The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder.

15        Lien on Shares

15.1
The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company's lien thereon. The Company's lien on a Share shall also extend to any amount payable in respect of that Share.

15.2
The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been received or deemed to have been received by the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

15.3
To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company's power of sale under the Articles.

15.4
The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

16        Call on Shares

16.1
Subject to the terms of the allotment and issue of any Shares, the Directors may make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen clear days' notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed, in whole or in part, as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

16.2
A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

16.3
The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

16.4
If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine (and in addition all expenses that have been incurred by the Company by reason of such non-payment), but the Directors may waive payment of the interest or expenses wholly or in part.

16.5
An amount payable in respect of a Share on issue or allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call.

16.6
The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

16.7
The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

16.8
No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend or other distribution payable in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

17        Forfeiture of Shares

17.1
If a call or instalment of a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days' notice requiring payment of the amount unpaid together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

17.2
If the notice is not complied with, any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all Dividends, other distributions or other monies payable in respect of the forfeited Share and not paid before the forfeiture.

17.3
A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

17.4
A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest at such rate as the Directors may determine, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

17.5
A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

17.6
The provisions of the Articles as to forfeiture shall apply in the case of non payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

18        Transmission of Shares

18.1
If a Member dies the survivor or survivors (where he was a joint holder) or his legal personal representatives (where he was a sole holder), shall be the only persons recognised by the Company as having any title to his Shares. The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which he was a joint or sole holder.

18.2
Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by him to the Company, either to become the holder of such Share or to have some person nominated by him registered as the holder of such Share. If he elects to have another person registered as the holder of such Share he shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution, as the case may be.

18.3
A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends, other distributions and other advantages to which he would be entitled if he were the holder of such Share. However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him be registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to the Articles) the Directors may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

19        Amendments of Memorandum and Articles of Association and Alteration of Capital

19.1
The Company may by Ordinary Resolution:

(a)
increase its share capital by such sum as the Ordinary Resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(b)
consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)
convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;

(d)
by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

(e)
cancel any Shares that at the date of the passing of the Ordinary Resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

19.2
All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

19.3
Subject to the provisions of the Statute and the provisions of the Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

(a)
change its name;

(b)
alter or add to the Articles;

(c)
alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d)
reduce its share capital or any capital redemption reserve fund.

20        Offices and Places of Business

    Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office. The Company may, in addition to its Registered Office, maintain such other offices or places of business as the Directors determine.

21        General Meetings

21.1
All general meetings other than annual general meetings shall be called extraordinary general meetings.

21.2
The Company may, but shall not (unless required by the Statute or the rules of the Designated Stock Exchange and/or competent regulatory authority) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint. At these meetings the report of the Directors (if any) shall be presented.

21.3
The Directors may call general meetings, and they shall on a Members' requisition forthwith proceed to convene an extraordinary general meeting of the Company.

21.4
A Members' requisition is a requisition of Members holding at the date of deposit of the requisition not less than ten per cent. in par value of the issued Shares which as at that date carry the right to vote at general meetings of the Company.

21.5
The Members' requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

21.6
If there are no Directors as at the date of the deposit of the Members' requisition or if the Directors do not within twenty-one days from the date of the deposit of the Members' requisition duly proceed to convene a general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of the requisitionists, may themselves convene a general meeting, but any meeting so convened shall be held no later than the day which falls three months after the expiration of the said twenty-one day period.

21.7
A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

22        Notice of General Meetings

22.1
At least ten clear days' notice shall be given of any general meeting and such notice shall not be given more than sixty days prior to any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)
in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and

(b)
in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than ninety five per cent. in par value of the Shares giving that right.

22.2
The accidental omission to give notice of a general meeting to, or the non receipt of notice of a general meeting by, any person entitled to receive such notice shall not invalidate the proceedings of that general meeting.

23        Advance Notice for Business

23.1
No business may be transacted at an annual general meeting, other than business that is either (i) specified in the notice of the annual general meeting (or any supplement thereto) given by or at the direction of the Directors, (ii) otherwise properly brought before the annual general meeting by or at the direction of the Directors or (iii) otherwise properly brought before the annual general meeting by any Member (x) who is a Member of record on the date of the giving of the notice provided for in this Article and on the record date for the determination of Members entitled to vote at such annual general meeting and (y) who complies with the notice procedures set forth in this Article. Notwithstanding anything in this Article to the contrary, only persons nominated for election as a Director to fill any term of a Directorship that expires on the date of the annual general meeting pursuant to the Articles will be considered for election at such meeting.

  (a)
  In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual general meeting by a Member, such Member must have given timely notice thereof in proper written form to the Secretary of the Company and such business must otherwise be a proper matter for shareholder action. Subject to Article 23.1 (c)(iii), a Member's notice to the Secretary of the Company with respect to such business, to be timely, must be received by the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual general meeting; provided, however, that in the event that the annual general meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the Member to be timely must be so received not earlier than the opening of business on the 120th day before the annual general meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual general meeting is first made by the Company. The public announcement of an adjournment of an annual general meeting shall not commence a new time period for the giving of a shareholder's notice as described in this Article.

  (b)
  To be in proper written form, a Member's notice to the Secretary of the Company with respect to any business (other than nominations) must set forth as to each such matter such Member proposes to bring before the annual general meeting (i) a brief description of the business desired to be brought before the annual general meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend the Articles, the language of the proposed amendment) and the reasons for conducting such business at the annual general meeting, (ii) the name and record address of such shareholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of capital share of the Company that are owned beneficially and of record by such shareholder and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings between such Member and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such Member, (v) any material interest of such Member and the beneficial owner, if any, on whose behalf the proposal is made in such business and (vi) a representation that such Member intends to appear in person or by proxy at the annual general meeting to bring such business before the annual general meeting.

  (c)
  The foregoing notice requirements of this Article shall be deemed satisfied by a Member as to any proposal (other than nominations) if the Member has notified the Company of such Member's intention to present such proposal at an annual general meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such Member has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Company to solicit proxies for such annual general meeting. No business shall be conducted at the annual general meeting except business brought before the annual general meeting in accordance with the procedures set forth in this Article, provided, however, that once business has been properly brought before the annual general meeting in accordance with such procedures, nothing in this Article shall be deemed to preclude discussion by any Member of any such business. If the Directors or the chairman of the annual general meeting determines that any Member proposal was not made in accordance with the provisions of this Article or that the information provided in a Member's notice does not satisfy the information requirements of this Article, such proposal shall not be presented for action at the annual general meeting. Notwithstanding the foregoing provisions of this Article, if the Member (or a qualified representative of the Member) does not appear at the annual general meeting to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Company.

  (d)
  In addition to the provisions of this Article, a Member shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Article shall be deemed to affect any rights of Members to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

23.2
Only such business shall be conducted at an extraordinary general meeting as shall have been brought before the extraordinary general meeting pursuant to the notice of extraordinary general meeting. Nominations of persons for election to the Directors may be made at an extraordinary general meeting at which Directors are to be elected pursuant to the notice of extraordinary general meeting only pursuant to the Articles.

23.3
For purposes of the Articles, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

24        Proceedings at General Meetings

24.1
No business shall be transacted at any general meeting unless a quorum is present. The holders of a one-third in nominal value of the Shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum.

24.2
A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

24.3
Any action required or permitted to be taken at any annual general meeting or extraordinary general meeting of the Company may be taken only upon the vote of the Members at an annual general meeting or extraordinary general meeting of the Company duly noticed and convened in accordance with the Articles and the Statute and may not be taken by resolution in writing of the Members.

24.4
If a quorum is not present within half an hour from the time appointed for the meeting to commence or if during such a meeting a quorum ceases to be present, the meeting, if convened upon a Members' requisition, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Members present shall be a quorum.

24.5
The Directors may, at any time prior to the time appointed for the meeting to commence, appoint any person to act as chairman of a general meeting of the Company or, if the Directors do not make any such appointment, the chairman, if any, of the board of Directors shall preside as chairman at such general meeting. If there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the meeting to commence, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

24.6
If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for the meeting to commence, the Members present shall choose one of their number to be chairman of the meeting.

24.7
The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

24.8
When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of an adjourned meeting.

24.9
A resolution put to the vote of the meeting shall be decided on a poll.

24.10
A poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

24.11
A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such date, time and place as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

24.12
In the case of an equality of votes the chairman shall be entitled to a second or casting vote.

25
Votes of Members

25.1
Subject to any rights or restrictions attached to any Shares, every Member present in any such manner shall have one vote for every Share of which he is the holder.

25.2
In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural person, by its duly authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

25.3
A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his committee, receiver, curator bonis, or other person on such Member's behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

25.4
No person shall be entitled to vote at any general meeting unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

25.5
No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time in accordance with this Article shall be referred to the chairman whose decision shall be final and conclusive.

25.6
Votes may be cast either personally or by proxy (or in the case of a corporation or other non-natural person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

25.7
A Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which he is appointed.

26
Proxies

26.1
The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation or other non natural person, under the hand of its duly authorised representative. A proxy need not be a Member.

26.2
The Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the instrument appointing a proxy shall be deposited physically at the Registered Office not less than 48 hours before the time appointed for the meeting or adjourned meeting to commence at which the person named in the instrument proposes to vote.

26.3
The chairman may in any event at his discretion declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairman, shall be invalid.

26.4
The instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

26.5
Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

27
Corporate Members

27.1
Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

27.2
If a clearing house (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it sees fit to act as its representative at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of Shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the clearing house (or its nominee(s)) as if such person was the registered holder of such Shares held by the clearing house (or its nominee(s)).

28
Shares that May Not be Voted

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

29
Directors

There shall be a board of Directors consisting of not less than one person provided however that the Directors may increase or reduce the limits in the number of Directors. The first Directors of the Company shall be determined in writing by, or appointed by a resolution of, the Subscriber.

30
Powers of Directors

30.1
Subject to the provisions of the Statute, the Memorandum and the Articles, to any directions given by Ordinary Resolution and the rules of the Designated Stock Exchange, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

30.2
All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

30.3
The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

30.4
The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

30.5
The Directors may, from time to time, and except as required by applicable law or the rules of the Designated Stock Exchange, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives, which shall be intended to set forth the policies of the

  Company and the Directors on various corporate governance related matters as the Directors shall determine by resolution from time to time.

31
Appointment and Removal of Directors

31.1
The Directors shall be divided into three (3) classes designated as Class I, Class II and Class III, respectively, with as nearly equal a number of Directors in each group as possible. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Directors. Director nominees shall be elected by an Ordinary Resolution in accordance with the Articles at each annual general meeting of the Company to fill the seats of those Directors whose terms expire at such annual general meeting and the persons to stand for election at each annual general meeting of the Company shall be nominated by the Directors, after consultation with the Nominating and Corporate Governance Committee (if such committee is established).At the 2018 annual general meeting of Members, the term of office of the Class I Directors shall expire and Class I Directors shall be elected for a full term of three (3) years. At the 2019 annual general meeting of Members, the term of office of the Class II Directors shall expire and Class II Directors shall be elected for a full term of three (3) years. At the 2020 annual general meeting of Members, the term of office of the Class III Directors shall expire and Class III Directors shall be elected for a full term of three (3) years. At each succeeding annual general meeting of Members, Directors shall be elected for a full term of three (3) years to succeed the Directors of the class whose terms expire at such annual general meeting. Notwithstanding the foregoing provisions of this Article, each Director shall hold office until the expiration of his term, until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director.

31.2
Any and all vacancies in the board of Directors, however occurring, including, without limitation, by reason of an increase in the size of the board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the board of Directors, and not by the Members. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. When the number of Directors is increased or decreased, the board of Directors shall, subject to Article 31.1 hereof, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full board of Directors until the vacancy is filled.

32
Vacation of Office of Director

32.1
The office of a Director shall be vacated if:

(a)
the Director gives notice in writing to the Company that he resigns the office of Director; or

(b)
the Director absents himself (for the avoidance of doubt, without being represented by proxy) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and the Directors pass a resolution that he has by reason of such absence vacated office; or

  (c)
  the Director dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

  (d)
  the Director is found to be or becomes of unsound mind; or

  (e)
  by Special Resolution for cause at any time before the expiration of his term notwithstanding anything in the Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under such agreement).

32.2
For the purposes of this Article, "cause" shall mean:

(a)
fraud, embezzlement or theft;

(b)
wilful misconduct damaging to the Company, its reputation, products, services, or customers;

(c)
intentional violation of any law or regulation;

(d)
any unauthorised disclosure of any trade secret or confidential information of the Company or any subsidiary of the Company;

(e)
continued failure to perform duties owed to the Company; and/or

(f)
being charged with a felony or a misdemeanour involving moral turpitude.

33
Proceedings of Directors

33.1
The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be equal to a majority of the Directors then in office.

33.2
Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote.

33.3
A person may participate in a meeting of the Directors or any committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is located at the start of the meeting.

33.4
A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Directors or, in the case of a resolution in writing relating to the removal of any Director or the vacation of office by any Director, all of the Directors other than the Director who is the subject of such resolution shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

33.5
A Director may, or other officer of the Company on the direction of a Director shall, call a meeting of the Directors by at least two days' notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held. To any such notice of a meeting of the Directors all the provisions of the Articles relating to the giving of notices by the Company to the Members shall apply mutatis mutandis.

33.6
The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.

33.7
The Directors may elect a chairman of their board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for the meeting to commence, the Directors present may choose one of their number to be chairman of the meeting.

33.8
All acts done by any meeting of the Directors or of a committee of the Directors shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

33.9
A Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

34
Presumption of Assent

A Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

35
Directors' Interests

35.1
A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

35.2
A Director may act by himself or by, through or on behalf of his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

35.3
A Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder, a contracting party or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

35.4
No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director holding office or of the fiduciary relationship thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

35.5
A general notice that a Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

35.6
Notwithstanding the foregoing, no Independent Director shall, without the consent of the Audit Committee, take any of the foregoing actions or any other action that would reasonably be likely to affect such Director's status as an "Independent Director" of the Company.

36
Minutes

The Directors shall cause minutes to be made in books kept for the purpose of recording all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of the Directors, including the names of the Directors present at each meeting.

37
Delegation of Directors' Powers

37.1
The Directors may delegate any of their powers, authorities and discretions, including the power to sub-delegate, to any committee consisting of one or more Directors. Any such delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

37.2
Without prejudice to the freedom of the Directors to establish any other committee, if the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, and if required by the Designated Stock Exchange, the Directors shall establish and maintain an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee each as a committee of the board of Directors and shall adopt a formal written Audit Committee charter, a Compensation Committee charter, a Nominating and Corporate Governance Committee charter and review and assess the adequacy of the formal written charter on an annual basis. The composition and responsibilities of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee shall comply with the rules and regulations of the SEC and the Designated Stock Exchange. The Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee shall meet at least once every financial quarter, or more frequently as circumstances dictate.

37.3
The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees, local boards or agencies. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and any such appointment may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

37.4
The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

37.5
The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

37.6
The Directors may appoint such officers of the Company (including, for the avoidance of doubt and without limitation, any secretary) as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer of the Company may be removed by resolution of the Directors or Members. An officer of the Company may vacate his office at any time if he gives notice in writing to the Company that he resigns his office.

38
No Minimum Shareholding

The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

39
Remuneration of Directors

39.1
The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

39.2
The Directors may by resolution approve additional remuneration to any Director for any services which in the opinion of the Directors go beyond his ordinary routine work as a Director. Any fees paid to a Director who is also counsel, attorney or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

40
Seal

40.1
The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer of the Company or other person appointed by the Directors for the purpose.

40.2
The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

40.3
A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

41
Dividends, Distributions and Reserve

41.1
Subject to the Statute and this Article and except as otherwise provided by the rights attached to any Shares, the Directors may resolve to pay Dividends and other distributions on Shares in issue and authorise payment of the Dividends or other distributions out of the funds of the Company lawfully available therefor. A Dividend shall be deemed to be an interim Dividend unless the terms of the resolution pursuant to which the Directors resolve to pay such Dividend specifically state that such Dividend shall be a final Dividend. No Dividend or other distribution shall be paid except out of the realised or unrealised profits of the Company, out of the share premium account or as otherwise permitted by law.

41.2
Except as otherwise provided by the rights attached to any Shares, all Dividends and other distributions shall be paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

41.3
The Directors may deduct from any Dividend or other distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

41.4
The Directors may resolve that any Dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Directors.

41.5
Except as otherwise provided by the rights attached to any Shares, Dividends and other distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

41.6
The Directors may, before resolving to pay any Dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company.

41.7
Any Dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

41.8
No Dividend or other distribution shall bear interest against the Company.

41.9
Any Dividend or other distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date on which such Dividend or other distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the

  Company's name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend or other distribution shall remain as a debt due to the Member. Any Dividend or other distribution which remains unclaimed after a period of six years from the date on which such Dividend or other distribution becomes payable shall be forfeited and shall revert to the Company.

42
Capitalisation

The Directors may at any time capitalise any sum standing to the credit of any of the Company's reserve accounts or funds (including the share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of Dividend or other distribution; and apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power given to the Directors to make such provisions as they think fit in the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental or relating thereto and any agreement made under such authority shall be effective and binding on all such Members and the Company.

43
Books of Account

43.1
The Directors shall cause proper books of account (including, where applicable, material underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Such books of account must be retained for a minimum period of five years from the date on which they are prepared. Proper books of account shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

43.2
The Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

43.3
The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

44
Audit

44.1
The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

44.2
If the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilise the Audit Committee for the review and approval of potential conflicts of interest.

44.3
The remuneration of the Auditor shall be fixed by the Audit Committee (if one exists).

44.4
If the office of Auditor becomes vacant by resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the Directors shall fill the vacancy and determine the remuneration of such Auditor.

44.5
Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

44.6
Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

45
Notices

45.1
Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Notice may also be served in accordance with the requirements of the Designated Stock Exchange.

45.2
Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which the notice was posted. Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

45.3
A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under the Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

45.4
Notice of every general meeting shall be given in any manner authorised by the Articles to every holder of Shares carrying an entitlement to receive such notice on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

46
Winding Up

46.1
If the Company shall be wound up the liquidator shall apply the assets of the Company in satisfaction of creditors' claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any Shares, in a winding up:

(a)
if the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Company's issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them; or

(b)
if the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Company's issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

46.2
If the Company shall be wound up the liquidator may, subject to the rights attaching to any Shares and with the approval of a Special Resolution of the Company and any other approval required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like approval, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like approval, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

47
Indemnity and Insurance

47.1
Every Director and officer of the Company (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former officer of the Company (each an "Indemnified Person") shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

47.2
The Company shall advance to each Indemnified Person reasonable attorneys' fees and other costs and expenses, including advances and or loans in case the Director's bank accounts are frozen or blocked, incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

47.3
The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

48
Financial Year

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

49
Transfer by Way of Continuation

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

50
Mergers and Consolidations

The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Statute) upon such terms as the Directors may determine and (to the extent required by the Statute) with the approval of a Special Resolution.